Exhibit 99.1

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Ottawa Bancorp, Inc.

Ottawa, Illinois

As Of:

May 16, 2016

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

May 25, 2016

Board of Directors

Ottawa Bancorp, Inc.

925 LaSalle Street

Ottawa, Illinois 61350

To the Board:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the common stock to be issued by the new Ottawa Bancorp, Inc. (the “Corporation”) in conjunction with the second stage stock conversion of Ottawa Savings Bancorp, MHC (the “MHC”) from the mutual to the stock form of ownership. The MHC currently owns 69.1 percent of the stock of the new Ottawa Bancorp, Inc., formerly Ottawa Savings Bancorp, Inc., the mid-tier holding company of Ottawa Savings Bank (the “Bank”), which remains at 69.1 percent with the inclusion of the $128,000 in cash held by Ottawa Savings Bancorp, MHC. The remaining 30.9 percent of the Corporation’s common stock is owned by public shareholders. The exchange ratios established by the Corporation as applied to the value established herein are 0.8811 shares, 1.0366 shares, and 1.1921 shares for each share of the Corporation’s common stock at the minimum, midpoint and maximum, respectively, of the valuation range. This appraisal was prepared and provided to the Corporation in accordance with regulatory appraisal requirements.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A in the Appraisal, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C in the Appraisal.

Our appraisal is based on the assumption that the data provided to us by the Bancorp and the Bank and the material provided by the independent auditors, RSM US LLP, Chicago, Illinois, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors

Ottawa Bancorp, Inc.

May 25, 2016

In the preparation of this appraisal, we held discussions with the management of the Bancorp and the Bank, with the law firm of Kilpatrick Townsend & Stockton, LLP, Washington, D.C., the Bank’s conversion counsel, and with Sandler + O’Neill, the Bank’s investment banking firm. Further, we viewed the Bank’s local economy and primary market area and also reviewed the Bank’s most recent Business Plan as part of our review process.

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of May 16, 2016, the pro forma market value or appraised value of the Corporation was $30,000,000 at the midpoint, with a public offering of $20,730,000 or 2,073,000 shares at $10 per share, representing 69.1 percent of the total valuation. The pro forma valuation range of the Corporation is from a minimum of $25,500,000 to a maximum of $34,500,000, representing public offering ranges of $17,620,500 at the minimum to a maximum of $23,839,500, representing 1,762,050 shares and 2,383,950 shares at $10 per share at the minimum and maximum, respectively.

The pro forma appraised value of the Corporation as of May 16, 2016, is $30,000,000, at the midpoint with a midpoint public offering of $20,730,000.

Very truly yours,

KELLER & COMPANY, INC.

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL EXHIBITS		PAGE

1	Consolidated Balance Sheets - At December 31, 2015 and March 31, 2016	74
2	Consolidated Balance Sheets - At December 31, 2011 through 2014	75
3	Consolidated Statements of Operations for the Twelve Months Ended March 31, 2016 and for the Year Ended December 31, 2015	76
4	Consolidated Statements of Operations for the Years Ended December 31, 2011 through 2014	77
5	Selected Financial Information	78
6	Income and Expense Trends	79
7	Normalized Core Earnings Trend	80
8	Performance Indicators	81
9	Volume/Rate Analysis	82
10	Yield and Cost Trends	83
11	Net Portfolio Value	84
12	Loan Portfolio Composition	85
13	Loan Maturity Schedule	86
14	Loan Originations and Purchases	88
15	Delinquent Loans	89
16	Nonperforming Assets	90
17	Classified Assets	91
18	Allowance for Loan Losses	92
19	Investment Portfolio Composition	93
20	Mix of Deposits	94
21	Certificates of Deposit by Rate	95
22	Deposit Activity	96
23	Offices of Ottawa Savings Bank	97
24	Management of the Bank	98
25	Key Demographic Data and Trends	99
26	Key Housing Data	100
27	Major Sources of Employment	101
28	Unemployment Rates	102
29	Market Share of Deposits	103
30	National Interest Rates by Quarter	104
31	Share Data Prices and Pricing Ratios	105
32	Key Financial Data and Ratios	112
33	Recent Second Stage Conversions	119
34	Acquisitions and Pending Acquisitions	120

LIST OF EXHIBITS (cont.)

NUMERICAL EXHIBITS		PAGE

35	Balance Sheets Parameters - Comparable Group Selection	121
36	Operating Performance and Asset Quality Parameters - Comparable Group Selection	125
37	Balance Sheet Ratios Final Comparable Group	129
38	Operating Performance and Asset Quality Ratios Final Comparable Group	130
39	Balance Sheet Totals - Final Comparable Group	131
40	Balance Sheet - Asset Composition Most Recent Quarter	132
41	Balance Sheet - Liability and Equity Most Recent Quarter	133
42	Income and Expense Comparison Trailing Four Quarters	134
43	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	135
44	Yields, Costs and Earnings Ratios Trailing Four Quarters	136
45	Reserves and Supplemental Data	137
46	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of May 16, 2016	138
47	Valuation Analysis and Conclusions	139
48	Pro Forma Effects of Conversion Proceeds - Minimum	140
49	Pro Forma Effects of Conversion Proceeds - Midpoint	141
50	Pro Forma Effects of Conversion Proceeds - Maximum	142
51	Summary of Valuation Premium or Discount	143

ALPHABETICAL EXHIBITS		PAGE

A	Backgroundand Qualifications	144
B	RB 20 Certification	148
C	Affidavitof Independence	149

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Ottawa Bancorp, Inc.

Ottawa, Illinois

As Of:

May 16, 2016

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of the new Ottawa Bancorp, Inc. (the “Corporation”), a Maryland corporation, in connection with the conversion of Ottawa Savings Bancorp, MHC from the mutual to the stock form of organization. The shares of common stock to be issued represent the majority interest in the original Ottawa Savings Bancorp, Inc., which was formed in 2005, as a mid-tier holding company, owned by Ottawa Savings Bancorp, MHC. Ottawa Savings Bank (“Ottawa Savings Bank” or the “Bank”) is a subsidiary of Ottawa Bancorp, Inc. Under the Plan of Conversion, Ottawa Savings Bancorp, MHC will cease to exist, with Ottawa Savings Bank becoming a wholly owned subsidiary of the Corporation. The existing shares of stock in Ottawa Savings Bancorp, Inc. will be exchanged for new shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System (“FRB”) and the Securities and Exchange Commission (“SEC”). In accordance with the conversion, there will be an issuance of 69.1 percent of the Corporation’s stock, representing the ownership of Ottawa Savings Bancorp, MHC, in the Corporation, along with the balance of cash held by Ottawa Savings Bancorp, MHC of $128,000, resulting in a cumulative 69.1 percent public offering based on the midpoint valuation. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Kilpatrick Townsend & Stockton LLP, Washington, D.C.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” in accordance with the OCC application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

Introduction (cont.)

We define the pro forma market value as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended December 31, 2011 through 2015, and unaudited financials for the three months ended March 31, 2015 and 2016, and discussed them with Ottawa Savings Bank’s management and with Ottawa Savings Bank’s independent auditors, RSM US LLP, Chicago, Illinois. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form SB-2 and the Bank’s preliminary Form AC and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Ottawa Savings Bank’s market area of Ottawa, Marseilles and Morris, Illinois. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Illinois and the United States. We have also examined the competitive market within which Ottawa Savings Bank operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Ottawa Savings Bank to those selected institutions.

Introduction (cont.)

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in the second stage stock offering will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF OTTAWA SAVINGS BANK

GENERAL

Ottawa Savings Bank (“Ottawa Savings Bank”) was organized in 1871 as a state-chartered building and loan association with the name Ottawa Building Homestead and Savings Association. The Bank converted to a federal savings and loan association in 1935 and later converted to a federal savings bank in 1996. In 2005, the Bank formed its mutual holding company, Ottawa Savings Bancorp, MHC, and its mid-tier holding company, Ottawa Bancorp, Inc., becoming the subsidiary of the Corporation and completed a minority stock offering. The Bancorp plans to complete a stock offering equal to all the shares owned by Ottawa Savings Bancorp, MHC and resulting in its elimination.

Ottawa Savings Bank conducts its business from its main office and two branches, with its main office located in Ottawa, Illinois, and it branches located in Marseilles and Morris, Illinois. The Bank also has a loan production office in Joliet, Illinois, in Will County. The Bank’s primary retail market area is focused on Ottawa, Marseilles, and Morris, while the Bank’s lending market extends into the surrounding La Salle and Grundy Counties.

Ottawa Savings Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Bank Insurance Fund (“BIF”). The Bank is also subject to certain reserve requirements of the FRB. Ottawa Savings Bank is a member of the Federal Home Loan Bank (the “FHLB”) of Chicago and is regulated by the OCC. As of March 31, 2016, Ottawa Savings Bank had assets of $216,565,143, deposits of $180,175,523 and equity of $31,040,187.

Ottawa Savings Bank has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Ottawa Savings Bank has been involved in the origination of one- to four-family mortgage loans, which represented 58.9 percent of its loan originations

General (cont.)

during the fiscal year ended December 31, 2015. One- to four-family mortgage loan originations represented 55.2 percent of loan originations during the three months ended March 31, 2016. At March 31, 2016, 59.1 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, excluding home equity loans, compared to a similar 60.3 percent at December 31, 2014 with the primary sources of funds being retail deposits from residents in its local communities. The Bank is also an originator of multi-family and commercial real estate loans, construction and land loans, commercial business loans, consumer loans, and home equity loans. Consumer loans include automobile, loans on deposit accounts, and other secured and unsecured personal loans.

The Bank had cash and investments of $53.8 million, or 24.8 percent of its assets, excluding FHLB stock which totaled $1,358,121 or 0.6 percent of assets at March 31, 2016. The Bank had $29.3 million of its investments in mortgage-backed and related securities representing 13.5 percent of assets. Deposits, FHLB advances, principal payments, and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the second stage stock offering will be $20.7 million or 2,073,000 shares at $10 per share based on the midpoint of the appraised value of $30.0 million and representing 69.10 percent of the total appraised value. The net conversion proceeds will be $19.2 million, reflecting conversion expenses of approximately $1,473,000. The actual cash proceeds to the Bank of $9.60 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.00 percent of the public shares sold or 165,840 shares at $10 per share, representing $1,658,400. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP, to purchase short-and intermediate-term government or federal agency securities or to invest in short-term deposits.

General (cont.)

The Bank has experienced a moderate deposit increase over the past four fiscal years with deposits increasing 10.5 percent from December 31, 2011, to December 31, 2015, or an average of 2.6 percent per year, with such trend including the Bancorp’s merger/acquisition of Twin Oaks Savings Bank in December 2014. From December 31, 2015, to March 31, 2016, deposits then increased by 1.95 percent or 7.79 percent on an annualized basis, compared to a decrease of 3.0 percent in fiscal 2015.

The Bank has focused on improving its asset quality position, on monitoring its net interest margin and earnings and on maintaining a reasonable equity to assets ratio during the past four years. Equity to assets increased from 11.16 percent of assets at December 31, 2011, to 14.37 percent at December 31, 2015, impacted by the Bancorp’s merger/acquisition transaction in 2014 and then decreased slightly to 14.33 percent at March 31, 2016.

The primary lending strategy of Ottawa Savings Bank has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of commercial real estate loans, consumer loans and home equity loans with less emphasis on the origination of construction loans, multi-family loans, and commercial business loans.

The Bank’s share of one- to four-family mortgage loans has decreased slightly from 60.3 percent of gross loans at December 31, 2014, to 59.1 percent as of March 31, 2016. Home equity loans decreased from 11.5 percent of loans to 10.0 percent from December 31, 2014, to March 31, 2016, and commercial real estate loans decreased from 13.7 percent at December 31, 2014, to 13.6 percent at March 31, 2016. All types of real estate loans, including home equity loans, as a group decreased slightly from 88.6 percent of gross loans at December 31, 2014, to 88.1 percent at March 31, 2016. The decrease in real estate loans was offset by the Bank’s increase in consumer loans. The Bank’s share of consumer loans witnessed an increase in their share of loans from 7.1 percent at December 31, 2014, to 7.8 percent at March 31, 2016, and the Bank’s share of commercial business loans decreased from 4.3 percent to 4.2 percent, during the same time period.

General (cont.)

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain an adequate level of general valuation allowances and also in recognition of the Bank’s historically higher level of nonperforming assets. At December 31, 2011, Ottawa Savings Bank had $4,747,000 in its loan loss allowance or 6.53 percent of gross loans, and 54.7 percent of nonperforming loans with the loan loss allowance decreasing to $2,192,000 and representing a lower 3.41 percent of gross loans and a lower 43.7 percent of nonperforming loans at March 31, 2016.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with a continued emphasis on strengthening noninterest income and controlling noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and effort to decrease real estate owned expenses and total noninterest expenses.

PERFORMANCE OVERVIEW

The financial position of Ottawa Savings Bank at fiscal year end December 31, 2011, through December 31, 2015, and at March 31, 2016, is shown in Exhibits 1 and 2, and the earnings performance of Ottawa Savings Bank for the twelve months ended March 31, 2016, and for the fiscal years 2011 through 2015, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2011 through 2015, and at March 31, 2016. Ottawa Savings Bank has focused on increasing its loan portfolio and deposits, increasing its cash and investment securities, and increasing its asset base from 2011 through 2015. The most recent trend for the Bank from December 31, 2015, through March 31, 2016, was a modest increase in assets, an increase in investments, a modest increase in loans and a modest increase in deposits.

With regard to the Bank’s historical financial condition, Ottawa Savings Bank has experienced a moderate decrease in assets from December 31, 2011, through December 31, 2013, with larger decreases in deposits and loans and a modest increase in the dollar level of equity. Then from 2013 to 2015, the Bank experienced increases in assets, loans, deposits and equity, influenced by its merger/acquisition transaction in 2014.

The Bank witnessed an increase in assets of $30.6 million or 16.7 percent for the period of December 31, 2011, to December 31, 2015, representing an average annual increase of 4.2 percent. For the three months ended March 31, 2016, assets increased $3.0 million or 1.4 percent, or 5.6 percent, annualized. Over the past four fiscal periods, the Bank experienced its largest dollar increase in assets of $51.1 million in fiscal year 2014, due to its merger/acquisition transaction, with a $31.8 million increase in loans and a $36.5 million increase in deposits. The Bank had decreases in assets in 2012, 2013 and 2015. During the Bank’s most recent fiscal year of 2015, assets decreased $8.2 million or 3.7 percent.

Ottawa Savings Bank’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $128.0 million at December 31, 2011, to $140.1 million at December 31, 2015, and represented a total increase of $12.1 million, or 9.5 percent. The average annual increase during that period was 2.4 percent. For the three months ended March 31, 2016, net loans increased $4.6 million or 3.3 percent to $144.7 million.

Performance Overview (cont.)

Ottawa Savings Bank has obtained funds primarily through deposits, with a small level of FHLB advances at March 31, 2016. The Bank has used FHLB advances in 2014 and 2015 but not in 2011, 2012 and 2013. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $16.8 million or 5.0 percent from fiscal 2011 to 2015, representing an average annual rate of increase of 1.25 percent, increasing to $176.7 million at December 31, 2015. For the three months ended March 31, 2016, deposits increased by $3.4 million or 1.9 percent. The Bank’s largest fiscal year deposit increase was in 2014, when deposits increased $36.5 million or a strong 25.0 percent, due to the Bancorp’s merger/acquisition transaction.

The Bank witnessed an increase in its dollar equity level from 2011 to 2015, with increases occurring each year. Equity also increased in dollars in the three months ended March 31, 2016. At December 31, 2011, the Bank had equity of $20.4 million, representing an 11.16 percent equity to assets ratio and increased to $30.7 million at December 31, 2015, representing a higher 14.38 percent equity to assets ratio. At March 31, 2016, equity was a slightly higher $31.0 million and a slightly lower 14.33 percent of assets.

The overall increase in the equity to assets ratio from December 31, 2011, to December 31, 2015, was the result of the Bank’s positive earnings in 2012, 2013, 2014 and 2015, combined with additional equity as a result of its merger/acquisition transaction in 2014. The dollar level of equity increased 50.5 percent from December 31, 2011, to December 31, 2015, representing an average annual increase of 12.6 percent, and then increased 1.1 percent from December 31, 2015, through March 31, 2016.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Ottawa Savings Bank. This table provides key income and expense figures in dollars for the fiscal years of 2011 through 2015, and for the three months ended March 31, 2015 and 2016.

Ottawa Savings Bank witnessed a modest decrease in its dollar level of interest income from fiscal 2011 to fiscal 2015. Interest income was $8.6 million in 2011 and a lower $8.07 million in 2015. Interest income then increased slightly in the three months ended March 31, 2016, to $2.0 million or $8.08 million, annualized, compared to $8.08 million in 2015.

The Bank’s interest expense also experienced a decrease from fiscal year 2011 to 2015. Interest expense decreased from $2,570,000 in 2011 to $907,000 in 2015, representing a decrease of $1,663,000 or 64.7 percent. Interest income decreased a lesser $513,000. Such decrease in interest income from 2011 through 2015, notwithstanding the larger decrease in interest expense, resulted in a dollar increase in annual net interest income and a modest increase in net interest margin. Interest expense then decreased in the three months ended March 31, 2016, to $207,000 or $828,000, annualized, compared to $907,000 in interest expense in fiscal 2015.

The Bank has made provisions for loan losses in each of the past five fiscal years of 2011 through 2015 and also made provisions in the three months ended March 31, 2016. The amounts of those provisions were determined in recognition of the Bank’s balance of loans, level of nonperforming assets, charge-offs and level of repossessed assets. The loan loss provisions were $5,180,000 in 2011 $1,912,000 in 2012, $875,000 in 2013, $901,000 in 2014 and $270,000 in 2015, with provisions of $120,000 in the three months ended March 31, 2016. The impact of these loan loss provisions has been to provide Ottawa Savings Bank with a general valuation allowance of $2,192,000 at March 31, 2016, or 3.41 percent of gross loans and 43.7 percent of nonperforming loans.

Income and Expense (cont.)

Total other income or noninterest income indicated an overall increase from 2011 to 2015. Noninterest income was $758,000 or 0.41 percent of assets in 2011 and a higher $1,509,000 in fiscal year 2015 or 0.71 percent of assets, including $228,000 in gains on the sale of real estate owned. In the three months ended March 31, 2016, noninterest income was $301,000, representing 0.56 percent of assets on an annualized basis. Noninterest income consists primarily of service charges, gains on the sale of loans, gains on sale of real estate owned, servicing income and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $3,770,000 for the fiscal year of 2011 to $7,393,000 for the fiscal year ended December 31, 2015, impacted by the merger in 2014, and representing an average annual increase of 24.0 percent and then decreased to $6,480,000 for the three months ended March 31, 2016, on an annualized basis, representing a decrease of 12.3 percent. On a percent of average assets basis, operating expenses increased from 2.02 percent of average assets for the fiscal year ended December 31, 2011, to 3.39 percent for the fiscal year ended December 31, 2015, and then decreased to 3.04 percent for the three months ended March 31, 2016, annualized.

The net earnings position of Ottawa Savings Bank has indicated moderate volatility from 2011 through 2015 and in the three months ended March 31, 2016. The annual net income figures for the fiscal years of 2011, 2012, 2013, 2014 and 2015 were $(1,274,000), $674,000, $804,000 and $771,000, respectively, representing returns on average assets of (0.68) percent, 0.37 percent, 0.53 percent, 0.49 percent and 0.35 percent for fiscal years 2011, 2012, 2013, 2014 and 2015, respectively. For the three months ended March 31, 2016, earnings were $258,000, representing a return on average assets of 0.12 percent or 0.48 percent annualized.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended March 31, 2016. The Bank’s normalized earnings eliminate any nonrecurring income and

Income and Expense (cont.)

expense items. There was one income adjustment and one expense adjustment, resulting in core income being slightly lower than net income. There was a $183,000 reduction in gains on the sale of real estate owned and a $205,000 reduction in data processing expenses.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on assets changed from (0. 68) percent in 2011 to 0.49 percent in fiscal year 2014, and then changed to 0.35 percent in 2015, with the overall higher earnings from 2011 to 2015 due to the Bank’s lower provision for loan losses. The Bank’s return on assets was 0.48 percent, annualized, in the three months ended March 31, 2016.

The Bank’s net interest rate spread increased from 3.43 percent in 2011 to 3.68 percent in 2014, then decreased to 3.55 percent in 2015 and then increased to 3.64 percent for the three months ended March 31, 2016. The Bank’s net interest margin indicated a similar trend, increasing from 3.53 percent in 2011 to 3.75 percent in 2014, then decreased to 3.62 percent in 2015 and then increased to 3.71 percent for the three months ended March 31, 2016. Ottawa Savings Bank’s net interest rate spread increased 12 basis points from 2011 to 2015, and then increased 9 basis points in the three months ended March 31, 2016. The Bank’s net interest margin followed a similar trend, increasing 9 basis points from 2011 to 2015 and then increasing 9 basis point for the three months ended March 31, 2016.

The Bank’s return on average equity increased from 2011 to 2013. The return on average equity increased from (5.97) percent in 2011, to 2.56 percent in 2015, and then increased to 3.34 percent for the three months ended March 31, 2016.

Ottawa Savings Bank’s ratio of interest-earning assets to interest-bearing liabilities increased moderately from 106.61 percent at December 31, 2011, to 111.18 percent at December 31, 2014, and then increased to 114.85 percent at December 31, 2015, and then increased to 115.61 percent at March 31, 2016. The Bank’s moderate increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s larger increase in its interest-earning assets.

Income and Expense (cont.)

The Bank’s ratio of noninterest expenses to average assets increased from 2.02 percent in fiscal year 2011 to 2.70 percent in fiscal year 2014, then increased to 3.39 percent in fiscal year 2015 and then decreased to 3.04 percent, based on the three months ended March 31, 2016, annualized. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 60.4 percent for all thrifts and 71.61 percent for thrifts with assets of greater than $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a modestly lower level of efficiency historically reflected in its higher efficiency ratio, which increased from 55.81 percent in 2011 to 67.56 percent in 2014, then increased to 85.17 percent in 2015 and then decreased to 76.67 percent in the three months ended March 31, 2016, due to a rise in noninterest expenses.

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Ottawa Savings Bank witnessed a decrease in its nonperforming loans ratio from 2011 to 2015, which then decreased further in the three months ended March 31, 2016, and the ratio is currently higher than the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Ottawa Savings Bank’s nonperforming loans consisted of nonaccrual loans, with no loans 90 days or more past due and no troubled debt restructurings. The ratio of nonperforming loans to total loans was 3.41 percent at March 31, 2016, decreasing from 3.55 percent at December 31, 2015, and lower than its 6.53 percent at December 31, 2011.

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 3.57 percent of loans at December 31, 2011, and decreased to 1.59 percent at December 31, 2015,

Income and Expense (cont.)

then decreased further to 1.49 percent of loans at March 31, 2016. As a percentage of nonperforming loans, Ottawa Savings Bank’s allowance for loan losses to nonperforming loans was 54.67 percent at December 31, 2011, and a lower 38.33 percent at December 31, 2015, and increased to 43.70 percent at March 31, 2016.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year of 2014 and 2015 and for the three months ended March 31, 2016. For the year ended December 31, 2014, net interest income increased $142,000, due to a decrease in interest income of $357,000, increased by a $499,000 decrease in interest expense. The decrease in interest income was due to a decrease due to rate of $137,000, accented by a decrease due to volume of $220,000. The decrease in interest expense was due to a $349,000 decrease due to rate, accented by a $150,000 decrease, due to volume.

For the year ended December 31, 2015, net interest income increased $1,529,000, due to an increase in interest income of $ 1,485,000 accented by a $46,000 decrease in interest expense. The increase in interest income was due to an increase due to volume of $1,780,000 reduced by a decrease due to rate of $297,000. The decrease in interest expense was due to a decrease due to rate of $196,000 reduced by an increase due to volume of $150,000.

For the three months ended March 31, 2016, net interest income decreased $6,000, due to a decrease in interest income of $39,000, reduced by a $33,000 decrease in interest expense. The decrease in interest income was due to a decrease due to volume of $75,000, reduced by an increase due to rate of $36,000. The decrease in interest expense was due to an $8,000 decrease due to rate, accented by a $25,000 decrease due to volume.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2013, 2014 and 2015, and for the three months ended March 31, 2015 and 2016, and at March 31, 2016, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Ottawa Savings Bank’s weighted average yield on its loan portfolio decreased 46 basis points from fiscal year 2013 to 2015, from 5.37 percent to 4.91 percent and then decreased to 4.90 percent for the three months ended March 31, 2016. The Bank’s weighted average yield on its loan portfolio then decreased 24 basis point to 4.66 percent at March 31, 2016. The yield on investment securities increased 21 basis points from 2.20 percent in 2013 to 2.41 percent in fiscal year 2015, and then increased 2 basis points to 2.43 percent for the three months ended March 31, 2016. The yield on other investments and interest-bearing deposits, which excludes Federal Home Loan Bank stock, increased 15 basis points from fiscal year 2013 to 2015, from 0.06 percent to 0.21 percent, and then increased to 0.44 percent for the three months ended March 31, 2016. The combined weighted average yield on all interest-earning assets decreased 29 basis points to 4.08 percent from fiscal year 2013 to 2015 and then increased 5 basis points to 4.13 percent for the three months ended March 31, 2016.

Ottawa Savings Bank’s weighted average cost of interest-bearing liabilities decreased 46 basis points to 0.53 percent from fiscal year 2013 to 2015, which was greater than the Bank’s 30 basis point decrease in yield, resulting in an increase in the Bank’s net interest rate spread of 17 basis points from 3.38 percent to 3.55 percent from 2013 to 2015. Then the Bank’s interest rate spread increased 9 basis points to 3.64 percent for the three months ended March 31, 2016. The Bank’s net interest margin increased from 3.45 percent in fiscal year 2013 to 3.62 percent in fiscal year 2015, representing an increase of 17 basis points, and then increased 9 basis points to 3.71 percent for the three months ended March 31, 2016.

Yields and Costs (cont.)

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities increased from 108.42 percent for the year ended December 31, 2013, to 115.61 percent for the three months ended March 31, 2016.

INTEREST RATE SENSITIVITY

Ottawa Savings Bank has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining a moderate share of adjustable-rate residential mortgage loans and adjustable-rate home equity loans, to offset its moderate share of fixed-rate residential mortgage loans. Ottawa Savings Bank recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Ottawa Savings Bank has responded to the interest rate sensitivity issue by increasing its share of adjustable-rate home equity loans and reducing its fixed-rate one- to four-family loans, multi-family loans and commercial real estate loans.

The Bank’s key measure of its interest rate risk is through the use of its net portfolio value of equity (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Bank under rising and falling interest rates. Such changes in NPV ratio under changing rates are reflective of the Bank’s interest rate risk exposure. The Bank also measures its interest rate risk through the use of the change in its net interest income under rising and falling interest rates.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, loan sales activity, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s NPV levels and ratios as of March 31, 2016, based on the most recent calculations and reflects the changes in the Bank’s NPV levels under rising and declining interest rates.

The Bank’s change in its NPV level at March 31, 2016, based on a rise in interest rates of 100 basis points was a 1.09 percent decrease, representing a dollar decrease in equity value of $407,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to decrease 2.29 percent or $(857,000) at March 31, 2016. The Bank’s exposure increases to a 4.48 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $1,675,000. The Bank’s exposure is not measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock NPV ratio based on a 200 basis point rise in interest rates is 17.75 percent and indicates a 42 basis point increase from its 17.33 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Ottawa Savings Bank’s recognition of the need to control its interest rates exposure, the Bank has recognized the importance of maintaining its share of adjustable-rate mortgage loans. The Bank plans to increase its lending activity in the future. The Bank will also continue to focus on strengthening its NPV ratio, recognizing the planned second stage stock offering will strengthen the Bank’s NPV ratio, based on any change in interest rates.

LENDING ACTIVITIES

Ottawa Savings Bank has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate loans, multi-family loans, home equity loans, commercial business loans, construction loans and consumer loans. Exhibit 12 provides a summary of Ottawa Savings Bank’s loan portfolio by loan type at December 31, 2014 and 2015, and at March 31, 2016.

The primary loan type for Ottawa Savings Bank has been residential loans secured by one- to four-family dwellings, representing a moderate 59.1 percent of the Bank’s gross loans as of March 31, 2016. This share of loans has seen a minimal decrease from 60.3 percent at December 31, 2014. The second largest real estate loan type as of March 31, 2016, was commercial real estate loans, which comprised a moderate 13.5 percent of gross loans, compared to 13.7 percent as of December 31, 2014, and represented the second largest real estate loan category in 2014. The third largest real estate loan category at March 31, 2016, was home equity lines of credit, which represented 10.0 percent of loans compared to a larger 11.5 percent at December 31, 2014. The fourth largest real estate loan category at March 31, 2016, was construction loans, which represented 2.8 percent of loans compared to a smaller 1.1 percent at December 31, 2014, and represented the fifth largest real estate loan category in 2014. These four real estate loan categories represented a strong 85.4 percent of gross loans at March 31, 2016, compared to a larger 86.6 percent of gross loans at December 31, 2014.

Commercial business loans represent a modest size loan category for Ottawa Savings Bank. Commercial business loans totaled $6.1 million and represented 4.2 percent of gross loans at March 31, 2016, compared to a larger $6.3 million or 4.3 percent of gross loans at December 31, 2014.

The combined automobile and consumer loan category was the final loan category at March 31, 2016, and represented a moderate 7.8 percent of gross loans compared to 7.1 percent at December 31, 2014. Automobile and consumer loans were the fourth largest overall loan type at March 31, 2016, and were also the fourth largest loan category at December 31, 2014. The

Lending Activities (cont.)

Bank’s consumer loans include automobile loans, savings account loans, and secured and unsecured personal loans. The overall mix of loans has witnessed modest changes from December 31, 2014, to March 31, 2016, with the Bank having decreased its shares of one- to four-family loans and home equity lines of credit to offset its modest increases in multi-family loans, construction loans and consumer loans.

The emphasis of Ottawa Savings Bank’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in LaSalle and Grundy Counties. At March 31, 2016, 69.0 percent of Ottawa Savings Bank’s gross loans consisted of loans secured by one- to four-family residential properties, including home equity lines of credit.

The Bank offers several types of adjustable-rate mortgage loans, (“ARMs”) with adjustment periods of one year, three years and five years. The interest rates on ARMs are generally indexed to the average yield on Constant Maturity Treasury indices. ARMs have a maximum rate adjustment of 1.0 percent to 2.0 percent at each adjustment period, and generally 5.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index. The Bank retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, the maximum term offered, with some having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Ottawa Savings Bank’s fixed-rate mortgage loans having terms of 15 years, 20 years and 30 years. These loans are primarily sold by Ottawa Savings Bank. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s adjustable-rate and fixed-rate mortgage loans normally conform to FHLMC underwriting standards.

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not normally exceed 80 percent at Ottawa Savings Bank. Ottawa Savings Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership.

Ottawa Savings Bank has also been an originator of commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Bank had a total of $19.9 million in commercial real estate and $4.0 million in multi- family loans at March 31, 2016, or a combined 16.2 percent of gross loans, compared to a larger $20.0 million and $2.9 million respectively or 15.7 percent of gross loans at December 31, 2014.

The major portion of commercial real estate are secured by small retail establishments, office buildings and other owner-occupied properties used for business. Multi-family loans are secured by apartment buildings in the Bank’s local market. Multi-family and commercial real estate loans have terms of up to 25 years. The maximum loan-to-value ratio is normally 80.0 percent.

The Bank is an originator of commercial business loans, which totaled $6.1 million at March 31, 2016, and represented 4.2 percent of gross loans. Commercial business loans include secured and unsecured loans to professionals, small businesses and sole proprietorships. Commercial business loans have terms of five years or less.

Lending Activities (cont.)

The Bank also originates home equity loans and lines of credit. The Bank had $14.6 million or 10.0 percent of gross loans in home equity lines of credit at March 31, 2016. Home equity lines to credit normally have a term of up to 25 years with an adjustable interest rate for the term of the loan and a loan-to-value ratio of no more than 80.0 percent, including the first mortgage loan. The Bank’s home equity lines of credit provide for interest only payments during the term of the loan with the principal amount due at the end of the loan term.

Ottawa Savings Bank is also an originator of consumer loans, with these loans totaling $11.5 million at March 31, 2016, and representing 7.8 percent of gross loans. Consumer loans primarily include automobile loans, share loans and secured and unsecured personal loans.

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Ottawa Savings Bank’s fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At March 31, 2016, 50.8 percent of the Bank’s loans due after March 31, 2017, were adjustable-rate and 49.2 percent were fixed-rate. At March 31, 2016 the Bank had a moderate 8.0 percent of its loans due on or before March 31, 2017, or in one year or less, with 10.7 percent due by March 31, 2021, or in one to five years. The Bank had an additional 27.5 percent of its loans with a maturity of more than 20 years.

As indicated in Exhibit 14, Ottawa Savings Bank experienced a moderate increase in its total loan originations from fiscal year 2011 to 2015, which then decreased slightly based on the three months ended March 31, 2016, annualized. Total loan originations in fiscal year 2011 were $13.1 million compared to a larger $31.2 million in fiscal year 2015, reflective of a higher level of one- to four-family loans originated, increasing from $5.7 million to $18.4 million. The increase in one- to four-family loan originations from 2011 to 2015 of $12.7 million represented 70.2 percent of the $18.1 million aggregate increase in total loan originations from 2011 to 2015, with home equity lines of credit increasing $4.7 million. Commercial real estate loans decreased $2.6 million, and construction loans decreased $225,000 from 2011 to 2015.

Lending Activities (cont.)

In the three months ended March 31, 2016, total loan originations were $7.7 million, indicating a decrease of $1.6 million from the $9.3 million in loan originations in the three months ended March 31, 2015. One- to four-family loan originations indicated a decrease in originations of $736,000 in the three months ended March 31, 2016, compared to the three months ended March 31, 2015, and home equity lines of credit decreased $3.6 million during this period.

Loan purchases decreased $1.1 million from 2011 to 2015, based on total purchases of $3.1 million in 2011 and a lesser $2.0 million in 2015. The Bank’s only category of loan purchases in 2011 was consumer loans, which totaled $3.1 million. Loan purchases in 2015 included $2.0 million in one- to four-family mortgage loans. In the three months ended March 31, 2016, loan purchases totaled $5.0 million and consisted entirely of consumer loans.

Overall, loan originations and purchases fell short of principal payments, charge-offs, loan sales, loan repayments and other deductions in 2011, 2012, 2013 and 2015 and in the three months ended March 31, 2016, exceeded deductions. In fiscal 2011, loan originations and purchases fell short of reductions by $7.6 million and fell short of reductions by $2.4 million in 2015, and then exceeded reductions by $4.6 million in the three months ended March 31, 2016.

NONPERFORMING ASSETS

Ottawa Savings Bank understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets in the past few years and were forced to recognize significant losses, setting aside major valuation allowances and being subject to much higher provision for loan losses than in 2014, 2015 and year-to-date 2016.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans, multi-family loans and nonowner-occupied one- to four-family loans. Ottawa Savings Bank has been faced with a modestly higher level of nonperforming assets in 2015, with nonperforming assets decreasing modestly at March 31, 2016. The Bank has also been faced with a consistently higher share of nonperforming assets.

Exhibit 15 provides a summary of Ottawa Savings Bank’s delinquent loans at December 31, 2014 and 2015, and at March 31, 2016, indicating an overall moderate decrease in delinquent loans from December 31, 2014, to March 31, 2016. The Bank had $ 1,085,000 in loans delinquent 60 to 89 days at March 31, 2016. Loans delinquent 90 days or more totaled $514,000 at March 31, 2016, with these two categories representing 1.09 percent of gross loans with almost all of them one- to four-family real estate loans. At December 31, 2014, delinquent loans of 60 to 89 days totaled $730,000 or 0.50 percent of gross loans and loans delinquent 90 days or more totaled $2,124,000 or 1.46 percent of gross loans for a combined total of $2,854,000 and a 1.96 percent share of gross loans, compared to a lower $1,599,000 and a lower 1.09 percent of gross loans at March 31, 2016.

Nonperforming Assets (cont.)

It is a normal procedure for Ottawa Savings Bank to contact a borrower when the borrower fails to make a loan payment. When a loan is delinquent 10 days, the Bank sends a letter to the borrower, followed by a phone call after 30 days delinquency and another letter is sent. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent and sends an additional letter or notice during the period of 30 to 60 days delinquent. Under certain circumstances, the Bank may arrange for an alternative payment structure through a workout agreement. A decision as to whether and when to initiate foreclosure proceeding is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 120 days and no workout agreement has been reached.

Exhibit 16 provides a summary of Ottawa Savings Bank’s nonperforming assets at December 31, 2011 through 2015, and at March 31, 2016. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a higher level of nonperforming assets at December 31, 2011, relative to December 31, 2015 and March 31, 2016. Ottawa Savings Bank’s level of nonperforming assets was $9,265,000 at December 31, 2011, and a lower $5,385,000 at December 31, 2015, which represented 5.06 percent of assets in 2011 and 2.52 percent in 2015. The Bank’s nonperforming assets included $8,647,000 in nonaccrual loans, no loans 90 days or more past due, and $582,000 in repossessed assets and real estate owned for a total of $9,265,000 in 2011, with $330,000 in real estate owned and repossessed assets, no loans 90 days or more past due, no troubled debt restructurings, and $5,055,000 in nonaccrual loans at December 31, 2015, for a total of $5,385,000. At March 31, 2016, nonperforming assets were a modestly lower $5,338,000 or 2.46 percent of assets and included no loans 90 days or more past due, $5,016,000 in nonaccrual loans, no troubled debt restructurings, and $322,000 in real estate owned and repossessed assets.

Nonperforming Assets (cont.)

Ottawa Savings Bank’s levels of nonperforming assets were higher than its levels of classified assets at December 31, 2015, and at March 31, 2016. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 5.95 percent of assets at December 31, 2011, 2.48 percent at December 31, 2015, and 2.42 percent at March 31, 2016 (reference Exhibit 17). The Bank’s classified assets consisted of $5,264,000 in substandard assets, $304,000 classified as doubtful, with no assets classified as loss at March 31, 2016, resulting in $5,568,000 in classified assets. The Bank had no assets classified as loss or doubtful at December 31, 2011, and $10,885,000 classified as substandard.

Exhibit 18 shows Ottawa Savings Bank’s allowance for loan losses at December 31, 2011 through 2015, and at March 31, 2015 and 2016, indicating the activity and the resultant balances. Ottawa Savings Bank has witnessed a moderate decrease in its balance of allowance for loan losses from $4,747,000 at December 31, 2011, to $2,192,000 at March 31, 2016, in response to its decrease in nonperforming loans. The Bank had provisions for loan losses of $5,180,000 in fiscal 2011, $1,912,000 in 2012, $875,000 in 2013, $901,000 in 2014 and $270,000 in 2015, and $165,000 in the three months ended March 31, 2015, and $120,000 in the three months ended March 31, 2016.

The Bank had total charge-offs of $5,183,000 in 2011 and $3,336,000 in 2012, $1,519,000 in 2013, $1,611,000 in 2014 and $486,000 in 2015, with total recoveries of $47,000 in 2011, $58,000 in 2012, $173,000 in 2013, $115,000 in 2014 and $125,000 in 2015. The Bank had charge-offs in the three months ended March 31, 2016, of $195,000 and recoveries of $46,000. The Bank’s ratio of allowance for loan losses to loans was 3.57 percent at December 31, 2011, and a lower 1.49 percent at March 31, 2016, due to lower charge-offs. Allowance for loan losses to nonperforming loans was 54.67 percent at December 31, 2011, and a smaller 43.70 percent at March 31, 2016.

INVESTMENTS

The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of municipal obligations, and mortgage-backed securities. Exhibit 19 provides a summary of Ottawa Savings Bank’s investment portfolio at December 31, 2013, 2014 and 2015, and at March 31, 2016, excluding FHLB stock. The exhibit also includes the Bank’s mortgage-backed securities at December 31, 2013, 2014, 2015, and at March 31, 2016. Investment securities totaled $48.4 million at March 31, 2016, based on fair value, compared to $34.5 million at December 31, 2013. The Bank had $8.4 million in municipal securities at December 31, 2013, and a larger $19.2 million at March 31, 2016, which are included in total investments.

The primary component of investment securities at March 31, 2016, was mortgage-backed securities, representing 60.5 percent of total investments, excluding FHLB stock, compared to a larger 75.6 percent at December 31, 2013. The Bank also had cash and interest-bearing deposits totaling $5.4 million at March 31, 2016, and a larger $10.2 million at December 31, 2013. The Bank had $1,358,121 in FHLB stock at March 31, 2016. The weighted average yield on investment securities was 2.43 percent for the three months ended March 31, 2016, with a 0.65 percent yield on other interest-earning assets for the three months ended March 31, 2016.

DEPOSIT ACTIVITIES

The mix of deposits by amount at December 31, 2013, 2014 and 2015, and at March 31, 2016, is provided in Exhibit 20. There has been a moderate change in total deposits due to the merger/acquisition in 2014 and a modest change in the deposit mix during this period. Total deposits have increased from $145.8 million in December 31, 2014, to $180.2 million at March 31, 2016, representing an increase of $34.4 million or 23.6 percent. Certificates of deposit have decreased from $87.4 million at December 31, 2014, to $86.2 million at March 31, 2016, representing a decrease of $1.3 million or 1.4 percent, while interest and noninterest checking accounts, savings accounts, and MMDA accounts have increased $35.7 million from $58.2 million at December 31, 2014, to $94,0 million at March 31, 2016, or 61.1 percent, due to the merger/acquisition completion at the end of 2014.

Exhibit 21 provides a breakdown of certificates of deposits by rate as of December 31, 2014 and 2015, and at March 31, 2016. The largest category of these certificates at December 31, 2013, based on rate was certificates with a rate of less than 1.0 percent, representing 47.8 percent of certificates of deposit. At March 31, 2016, the largest category of certificates of deposit by rate was certificates with a rate of 1.00 percent to 1.99 percent, representing 54.8 percent of certificates of deposit followed by certificates with a rate of less than 1.0 percent, representing 43.6 percent of certificates of deposit.

Exhibit 22 provides deposit activity for the years ended December 31, 2013, through December 31, 2015, and for the three months ended March 31, 2015 and 2016. In 2013, Ottawa Savings Bank experienced a net decrease in deposits of $10.3 million or 5.8 percent compared to a net decrease of $5.5 million or 3.0 percent in 2015. In the three months ended March 31, 2016, Ottawa Savings Bank experienced a net increase in deposits of $3.4 million or 1.9 percent from December 31, 2015.

BORROWINGS

Ottawa Savings Bank has not made use of FHLB advances in any of the years ended December 31, 2014 and 2015, or in the three months ended March 31, 2015 and 2016. The Bank had total FHLB advances of $1.1 million at March 31, 2016, and has not had year end balances prior to December 31, 2014.

SUBSIDIARIES

Ottawa Savings Bank had no subsidiaries at March 31, 2016.

OFFICE PROPERTIES

Ottawa Savings Bank had three offices at March 31, 2016, with its home office located in Ottawa and branches in Marseilles and Morris, Illinois (reference Exhibit 23). Ottawa Savings Bank owns the three offices. Ottawa Savings Bank also leases a loan production office in Joliet, Illinois. At March 31, 2016, the Bank’s net investment in offices, based on depreciated cost, was $6,728,000 or 3.11 percent of assets.

MANAGEMENT

Executive Officers

Mr. Jon Kranov is president and chief executive officer of Ottawa Savings Bank and has served as president of the Bank since 2010. Mr. Kranov previously served as the senior vice president and chief financial officer of Ottawa since 1996. He has a degree in accounting from Western Illinois University and an MBA from Lewis University. He has been employed with Ottawa since 1978. Mr. Marc Kingry serves the Bank as chief financial officer. Prior to joining

MANAGEMENT (cont.)

Executive Officers (cont.)

Ottawa Savings Bank, Mr. Kingry served as senior vice president and controller of Centrue Bank since 2004. From 2002 to 2004, Mr. Kingry was the Divisional Controller at Union Financial Services & Trust Co., a subsidiary of Centrue Bank. Prior to that, Mr. Kingry worked at KPMG, LLP and at Deloitte & Touche, LLP. Mr. Craig Hepner began his banking career in 1991 and became part of the Ottawa Savings Bank team in January 2015 as a result of the merger with Twin Oaks Savings Bank. Prior to the merger, Mr. Hepner served as president and CEO of Twin Oaks as well as a member of its board of directors, positions he held since 2001. In addition to his seat on the board of directors, Mr. Hepner serves as executive vice president and chief operating officer of the Bank and Corporation.

Board of Directors

The Corporation has a nine member board of directors. Two of the nine directors are salaried officers. The insert below provides a summary of the composition of the Corporation’s board as of March 31, 2016.

II.	DESCRIPTION OF PRIMARY MARKET AREA

The Bank’s market area includes all of LaSalle and Grundy Counties. The Bank’s main office is located in Ottawa with a branch in Marseilles, both in LaSalle County, with another branch in Morris in Grundy County. Exhibit 25 provides economic and demographic summaries for Grundy and LaSalle Counties, Illinois and the United States.

Exhibit 25 shows the trends in population, households and income for Grundy and LaSalle Counties, Illinois and the United States. The trend for population from 2000 to 2010 indicates a strong increase in population in Grundy County of 33.4 percent and a modest increase in population in LaSalle County of 2.2 percent, while Illinois and the United States increased at rates of 3.3 percent and 9.7 percent, respectively. Grundy County is projected to increase in population through the year 2019 by 7.2 percent and LaSalle County is projected to decrease in population through the year 2017 by 0.7 percent, while Illinois and the United States are projected to increase in population at rates of 2.3 percent and 6.6 percent, respectively.

More important is the trend in households. Grundy County experienced a strong 29.8 percent increase in households from 2000 to 2010, and LaSalle County experienced a modest 4.4 percent increase in households from 2000 through 2010, compared to increases of 5.3 percent in Illinois and 10.7 percent in the United States. La Salle County is projected to decrease in households by 0.8 percent, but all other areas are projected to have increases in households from 2010 through 2019, with Grundy County increasing its number of households by a 6.7 percent and Illinois and the United States projected to have increases in households through 2019 of 2.5 percent and 6.6 percent, respectively.

LaSalle County had a 2000 per capita income level lower than both Illinois and the United States and Grundy County’s was higher than the national level but lower than the state level. Grundy County, LaSalle County, Illinois and the United States had 2000 per capita income levels of $22,591, $19,185, $23,104 and $21,587, respectively. All areas increased in per capita income from 2000 to 2010, with Grundy County increasing at a rate of 20.7 percent and LaSalle County increasing at a rate of 25.9 percent. By 2010, per capita income was $27,276, $24,156,

Description of Primary Market Area (cont.)

$28,424 and $26,059 for LaSalle County, Illinois and the United States, respectively. In 2000, median household income in LaSalle County was $40,308, lower than both Illinois and the United States which had 2000 median household income levels of $46,590 and $41,994, respectively, by Grundy County’s median house income level was $51,719, higher than all other areas. Median household income increased from 2000 to 2010 by 20.7 percent, 24.6 percent, 18.1 percent and 19.2 percent to $62,436, $50,206, $55,010 and $50,046 in Grundy and LaSalle Counties, Illinois and the United States, respectively. All areas are also projected to increase in median household income from 2010 through 2019. Grundy and LaSalle Counties are projected to increase by 6.9 percent and 11.8 percent, respectively, while Illinois and the United States are projected to increase by 16.6 percent and 22.9 percent, respectively, to median household income levels of $66,718, $56,152, $64,135 and $61,485, respectively, from 2010 to the year 2019.

Exhibit 26 provides a summary of key housing data for the retail market area counties, Illinois and the United States. In 2000, the market area had a combined rate of owner-occupancy of 72.8 percent, Grundy County had a rate of owner-occupancy of 72.4 percent, slightly lower than LaSalle County at 73.2 percent, with Illinois and the United States at 67.3 percent and 66.2 percent, respectively. As a result, Grundy County supported a higher rate of renter-occupied housing of 27.6 percent, compared to 26.8 in LaSalle County, 32.7 percent in Illinois and 33.8 percent in the United States. In 2010, owner-occupied housing increased slightly in all the areas except the United States to 75.1 percent, 75.0 percent and 67.5 percent in Grundy County, LaSalle County and Illinois, respectively, with the United States decreasing in owner-occupied housing to 65.4 percent. Conversely, the renter-occupied rates decreased slightly in all but the United States to levels of 24.9 percent, 25.0 percent, and 32.5 percent in Grundy and LaSalle Counties and Illinois, respectively, with the United States increasing in renter-occupied housing to 34.6 percent in 2010.

The market area counties’ 2000 median housing values were: Grundy County at $128,600, LaSalle County at 87,000, Illinois at $130,800 and the United States at $119,600. The 2000 median rent value were $602 in Grundy County, which was higher than LaSalle County’s $474

Description of Primary Market Area (cont.)

median rent, with Illinois’ median rent at $605 and the United States’ median rent at $602. In 2010, median housing values had increased in the market area counties, Illinois and the United States. The Grundy County had a 2010 median housing value of $178,800, higher than LaSalle County at $123,400, Illinois at $198,500 and the United States at $186,200. The 2010 median rent levels were $941, $688, $860 and $871 in Grundy and LaSalle Counties, Illinois and the United States, respectively.

In 2000, the major source of employment for Grundy County by industry group, based on share of employment, was the services industry at 38.5 percent. The services industry was also responsible for the majority of employment in LaSalle County, Illinois and the United States with 39.3 percent of jobs LaSalle County, 45.5 percent of jobs in Illinois and 46.7 percent in the United States (reference Exhibit 27). The manufacturing industry was the second major employer in Grundy County, LaSalle County and in Illinois at 17.7 percent, 19.2 percent and 16.0 percent, respectively, with the wholesale/retail industry the second largest employer in the United States at 15.3 percent of employment. The wholesale/retail trade group was the third major overall employer in market area, Grundy County, LaSalle County and Illinois at 13.4 percent, 17.1 percent, and 14.8 percent, respectively. The manufacturing group was the third major employer in the United States with 14.1 percent of employment. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 30.4 percent of employment in Grundy County, 24.4 percent of employment in LaSalle County, 23.7 percent of employment in Illinois and 23.9 percent in the United States.

In 2010, the services industry, wholesale/retail trade industry and manufacturing industry provided the first, second and third highest levels of employment, respectively, for Grundy County, LaSalle County and Illinois, but in the United States, the services industry, manufacturing industries and wholesale/retail trade industry provided the first, second and third highest levels of employment. The services industry accounted for 46.7 percent, 46.1 percent, 51.7 percent and 51.2 percent in Grundy County, LaSalle County, Illinois and the United States,

Description of Primary Market Area (cont.)

respectively. The wholesale/retail trade industry provided for 15.1 percent, 17.4 percent, 14.2 percent and 14.8 percent in Grundy and LaSalle Counties, Illinois and the United States, respectively. The manufacturing group provided 12.1 percent, 14.2 percent, 12.7 percent and 15.0 percent of employment in Grundy and LaSalle Counties, Illinois and the United States, respectively.

Some of the largest employers in the area are listed below.

Employer	Employees	Product/Service

OSF St. Elizabeth Med. Cntr.	730	Health Care Services
PetSmart	500	Pet Supply Distribution
Clover Technology Group	450	Imaging
HR Imaging	425	School Supplies
Office Max	375	Call Center
SABIC Innovative Plastics	275	Plastics
Kohl’s	270	Retail
Seattle Sutton Healthy Eating	170	Food Processing
Mitsuboshi Belting	168	Mfg. Industrial Belts
Pilkington Industries	157	Glass Mfg.

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in LaSalle County, Grundy County, Illinois and the United States in 2012 through March of 2016. The unemployment rates in both LaSalle and Grundy Counties have been consistently higher than both state and national levels. In 2012, unemployment rates were 11.4 percent, 10.0 percent, 8.9 percent and 8.1 percent in Grundy and LaSalle Counties, Illinois and the United States, respectively. Through 2013, the unemployment rates in Grundy and LaSalle Counties and Illinois increased slightly, to 11.6 percent, 10.4 percent and 9.2 percent, respectively, while the unemployment rate in the United States decreased to 7.4 percent. The 2014 unemployment rates for Grundy County, LaSalle County, Illinois and the United States all decreased to 8.7 percent 8.1 percent, 7.1 percent and 6.2 percent, respectively. Through 2015, unemployment again decreased to 6.8 percent, 7.0 percent, 5.9 percent and 5.3 percent in Grundy County, La Salle County, Illinois and the United States, respectively. Through March of 2016,

Description of Primary Market Area (cont.)

unemployment rates in Grundy and LaSalle Counties increased to an identical 8.3 percent, while Illinois’ unemployment remained at 5.9 percent and that of the United States decreased to 5.1 percent.

Exhibit 29 provides deposit data for banks and thrifts in Grundy and LaSalle Counties. Ottawa Savings Bank’s deposit base approximately $181.4 million or a 18.1 percent share of the $1.0 billion total thrift deposits and a small 5.0 percent share of the total deposits, which were approximately $3.6 billion as of June 30, 2015. It is evident from the size of the thrift deposits and bank deposits that the market area has a strong deposit base, with Ottawa Savings Bank having a smaller level of market penetration for both thrift deposits and total deposits.

Exhibit 30 provides interest rate data for each quarter for the years 2012 through 2015 and for the three months ended March 31, 2016. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2009, 2010 and 2011, a slightly rising trend in 2012, and stable in 2013, with the Thirty-Year Treasury rate rising moderately in 2013, decreasing in 2014, rising in 2015 and decreasing in the first quarter of 2016.

SUMMARY

In summary, population increased by a strong 33.4 percent in Grundy County but increased by only 2.2 percent in LaSalle County from 2000 to 2010, and the number of households increased at a strong 29.8 percent but increased by only 4.4 percent in LaSalle County. The 2010 median household income in Grundy County was higher than LaSalle County’s and state and national levels. Also, Grundy and LaSalle Counties’ unemployment rates have generally been higher than both state and national rates. According to the 2010 Census, median housing values were 178,800, $123,400, $198,500, and $186,200 for Grundy County, LaSalle County, Illinois and the United States, respectively.

Description of Primary Market Area (cont.)

The Corporation holds deposits of approximately 18.1 percent of all thrift deposits in the two-county market area as of June 30, 2015, representing a 5.0 percent share of the total deposit base of $3.6 billion.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the “comparable group.” This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Illinois.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 164 publicly traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 52 publicly traded Midwest thrifts (“Midwest thrifts”) and the 14 publicly traded thrifts in Illinois (“Illinois thrifts”), and by trading exchange. Exhibit 31 presents prices, pricing ratios and price trends for all publicly traded FDIC-insured thrifts.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

Introduction (cont.)

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition as a target at May 16, 2016, due to the price impact of such a pending transaction. The following thrift institutions were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

Institution	State

La Porte Bancorp	Indiana

First Fed of Northern Michigan	Michigan

There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 34.

Mutual Holding Companies

The comparable group will not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain

Mutual Holding Companies (cont.)

varying individual characteristics different among themselves and from conventional, publicly-traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of publicly traded mutual holding companies. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.

Trading	Exchange

It is necessary that each institution in the comparable group be listed on one of the major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 164 publicly traded, FDIC-insured savings institutions, excluding mutual holding companies, 3 are traded on the New York Stock Exchange and 84 are traded on NASDAQ. There were an additional 31 are traded over the counter and 46 institutions listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO	Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to March 31, 2016, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to March 31, 2015.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest, Southeast and West regions.

The geographic location parameter consists of the Midwest, North Central and Northeast for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $800 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $217 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

Asset Size (cont.)

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 35 and 36 show the 26 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE	SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 35. The balance sheet ratios consist of the following:

1.	Cash and investments to assets

2.	Mortgage-backed securities to assets

3.	One- to four-family loans to assets

4.	Total net loans to assets

5.	Total net loans and mortgage-backed securities to assets

6.	Borrowed funds to assets

7.	Equity to assets

Introduction (cont.)

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to asset, excluding mortgage-backed securities, was 11.95 percent at March 31, 2016, and reflects the Corporation’s share of cash and investments lower than the national and regional averages of 14.4 percent and 16.7 percent, respectively. The Bank’s investments have consisted entirely of municipal securities. For its three most recent fiscal years ended December 31, 2015, the Corporation’s average ratio of cash and investments to assets was a higher 12.9 percent, ranging from a high of 13.9 percent in 2014 to a low of 11.4 percent in 2013. It should be noted that, for the purposes of comparable group selection, the Corporation’s $1,358,121 balance of Federal Home Loan Bank stock at March 31, 2016, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

The parameter range for cash and investments is has been defined as 25.0 percent or less of assets, with a midpoint of 12.5 percent.

Mortgage-Backed Securities to Assets

At March 31, 2016, the Corporation’s ratio of mortgage-backed securities to assets was a higher 13.92 percent, higher than the national average of 8.12 percent and the regional average of 8.13 percent for publicly traded thrifts. The Bank’s three most recent fiscal year average is a higher 14.40 percent, also higher than industry averages, with a slightly decreasing trend.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans and excluding home equity lines of credit, represented 41.99 percent of the Corporation’s assets at March 31, 2016, which is lower than its ratio of 42.42 percent at December 31, 2015, and higher than its 39.87 percent at December 31, 2014. The parameter for this characteristic is 55.0 percent of assets or less in one- to four-family loans with a midpoint of 27.5 percent.

Total Net Loans to Assets

At March 31, 2016, the Corporation had a 66.84 percent ratio of total net loans to assets and a slightly lower three fiscal year average of 64.92 percent, both being lower than the national average of 70.3 percent and the regional average of 67.3 percent for publicly traded thrifts. The Corporation’s ratio of total net loans to assets changed from 64.9 percent of total assets in fiscal year 2013 to 64.3 percent in 2014, and then to 65.6 percent in fiscal year 2015.

Total Net Loans to Assets (cont.)

The parameter for the selection of the comparable group is from 50.0 percent to 90.0 percent with a midpoint of 70.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 13.5 percent and 66.9 percent, respectively, for a combined share of 80.4 percent. Recognizing the industry and regional ratios of 78.4 percent and 75.5 percent, respectively, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

Borrowed Funds to Assets

The Corporation had $1.1 million in borrowed funds or 0.53 percent of assets at March 31, 2016, which is below the current industry average of 10.5 percent. The Corporation had $2.1 million in borrowed funds at December 31, 2015, $5.5 million at December 31, 2014, and none at December 31, 2013.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has

Borrowed Funds to Assets (cont.)

also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 20.0 percent or less with a midpoint of 10.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 14.33 percent at March 31, 2016, 14.38 percent at December 31, 2015, 13.40 percent at December 31, 2014, and 12.59 percent at December 31, 2013, averaging 13.5 percent for the three fiscal years ended December 31, 2015. The Bank’s retained earnings increased in each of the past four fiscal years and increased at March 31, 2016, for a total 20.9 percent increase from December 31, 2011, to March 31, 2016. After conversion, based on the midpoint value of $30.0 million and a public offering of $20.7 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase within the range of 18 percent to 20 percent of assets, with the Corporation within the range of 19 percent to 21 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 14.0 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 36 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and during the four quarters ended March 31, 2016. The primary performance indicator is the Corporation’s core return on average assets (ROAA). The second performance indicator is the Corporation’s core return on average equity (ROAE). To measure the Corporation’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended March 31, 2016, the Corporation’s core ROAA was 0.38 percent based on core earnings after taxes of $827,000, as detailed in Item I of this report. The Corporation’s ROAAs in its most recent three fiscal years of 2013 to 2015, were 0.53 percent, 0.49 percent, and 0.35 percent, respectively, with a three fiscal year average ROAA of 0.46 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended March 31, 2016, was 2.71 percent based on core income. In its most recent three fiscal years, the Corporation’s average ROAE was 3.52 percent, from a low of 2.56 percent in 2015 to a high of 4.38 percent in 2013.

The parameter range for ROAE for the comparable group, based on core income, is 9.0 percent or less with a midpoint of 4.5 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.57 percent for the twelve months ended March 31, 2016, representing net interest income as a percentage of average interest-earning assets. The Corporation’s net interest margin levels in its three fiscal years of 2013 through 2015 were 3.45 percent, 3.72 percent and 3.61 percent, respectively, averaging 3.59 percent.

The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 4.75 percent with a midpoint of 3.75 percent.

Operating Expenses to Assets

For the twelve months ended March 31, 2016, the Corporation had a 3.20 percent ratio of operating expense to average assets. In its three most recent fiscal years of 2013 to 2015, the Corporation’s expense ratio averaged 2.65 percent, from a low of 2.17 percent in fiscal year 2013 to a high of 3.23 percent in fiscal year 2015.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.75 percent to a high of 4.50 percent with a midpoint of 3.13 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower than average level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.59 percent for the twelve months ended March 31, 2016. For its most recent three fiscal years ended December 31, 2013, through 2015, the Corporation’s ratio of noninterest income to average assets was 0.38 percent, 0.34 percent and 0.54 percent, respectively, for an average of 0.42 percent.

The range for this parameter for the selection of the comparable group is 1.10 percent of average assets or less, with a midpoint of 0.55 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 36. The purpose of these parameters is to insure

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 2.46 percent at March 31, 2016, which was higher than the national average of 1.09 percent for publicly traded thrifts and the average of 1.22 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 3.06 for its most recent three fiscal years ended December 31, 2015, from a high of 3.80 percent in fiscal year 2013 to a low of 2.52 percent in fiscal year 2015.

The comparable group parameter for nonperforming assets is 3.00 percent or less of total assets, with a midpoint of 1.50 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $319,000 at March 31, 2016, representing a ratio to total assets of 0.15 percent, following ratios of repossessed assets to total assets of 0.15 percent and 0.11 percent at December 31, 2015, and December 31, 2014, respectively. National and regional averages were 0.25 percent and 0.32 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $2,192,000, representing a loan loss allowance to total assets ratio of 1.01 percent at March 31, 2016, which was lower than its 1.04 percent ratio at December 31, 2015, and its 1.04 percent ratio at December 31, 2014.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.50 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $222.5 million to $761.9 million with an average asset size of $482.1 million and have an average of 10.0 offices per institution. Two of the comparable group institutions are in Ohio and two in Maryland with one each in Indiana, Kentucky, Michigan, Minnesota, Nebraska and New York, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 12.04 percent, which is 2.0 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.63 percent, lower than all publicly traded thrifts at 0.87 percent and higher than the publicly traded Illinois thrifts at 0.42 percent.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Illinois thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 40 through 45.

As presented in Exhibits 40 and 41, at March 31, 2016, the Corporation’s total equity of 14.33 percent of assets was higher than the comparable group at 12.04 percent, all thrifts at 12.01 percent, Midwest thrifts at 11.81 percent and Illinois thrifts at 11.11 percent. The Corporation had a 66.84 percent share of net loans in its asset mix, lower than the comparable group at 74.62 percent, all thrifts at 70.27 percent, Midwest thrifts at 67.39 percent and higher than Illinois thrifts at 64.39 percent. The Corporation’s lower share of net loans and 11.95 percent share of cash and investments, lower than industry averages, resulted in its higher 13.52 percent share of mortgage-backed securities. The comparable group had a higher 13.60 percent share of cash and investments and a lower 5.81 percent share of mortgage-backed securities. All thrifts had 8.12 percent of assets in mortgage-backed securities and 14.41 percent in cash and investments. The Corporation’s 83.20 percent share of deposits was higher than the comparable group, all thrifts, Midwest thrifts and similar to Illinois thrifts, reflecting the Corporation’s lower 0.53 percent of borrowed funds. As ratios to assets, the comparable group had 79.81 percent of deposits and 7.55 percent of borrowed funds. All thrifts averaged a 76.27 percent share of deposits and 10.48 percent of borrowed funds, while Midwest thrifts had a 78.45 percent share of deposits and an 8.93 percent share of borrowed funds. Illinois thrifts averaged an 83.55 percent share of deposits and a 4.65 percent share of borrowed funds. The Corporation had 0.50 percent of goodwill and intangible assets, compared to 0.58 percent for the comparable group, 0.58 percent for all thrifts, 0.53 percent for Midwest thrifts and 0.30 percent for Illinois thrifts.

Operating performance indicators are summarized in Exhibits 44, 45 and 46 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

Analysis of Financial Performance (cont.)

As shown in Exhibit 46, for the twelve months ended March 31, 2016, the Corporation had a yield on average interest-earning assets lower than the comparable group and all thrifts and higher than Midwest thrifts and Illinois thrifts. The Corporation’s yield on interest-earning assets was 4.01 percent compared to the comparable group at 4.13 percent, all thrifts at 4.03 percent, Midwest thrifts at 3.91 percent and Illinois thrifts at 3.68 percent.

The Corporation’s cost of funds for the twelve months ended March 31, 2016, was lower than the comparable group, all thrifts, Midwest thrifts and Illinois thrifts. The Corporation had an average cost of interest-bearing liabilities of 0.50 percent compared to 0.82 percent for the comparable group, 0.73 percent for all thrifts, 0.66 percent for Midwest thrifts and 0.58 percent for Illinois thrifts. The Corporation’s lower yield on interest-earning assets and lower interest cost resulted in a net interest spread of 3.50 percent, which was higher than the comparable group at 3.31 percent and higher than all thrifts at 3.30 percent, Midwest thrifts at 3.24 percent and Illinois thrifts at 3.09 percent. The Corporation generated a net interest margin of 3.57 percent for the twelve months ended March 31, 2016, based on its ratio of net interest income to average interest-earning assets, which was slightly higher than the comparable group ratio of 3.46 percent. All thrifts averaged a lower 3.43 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.35 percent; and Illinois thrifts averaged 3.17 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 45. The Corporation had $225,000 in provision for loan losses during the twelve months ended March 31, 2016, representing 0.10 percent of average assets. The average provision for loan losses for the comparable group was 0.07 percent, with all thrifts at 0.05 percent, Midwest thrifts at 0.03 percent and Illinois thrifts at 0.02 percent.

The Corporation’s total noninterest income was $1,287,000 or 0.59 percent of average assets for the twelve months ended March 31, 2016. Such a ratio of noninterest income to average assets was lower than the comparable group at 0.74 percent, and lower than all thrifts at 0.88 percent, Midwest thrifts at 0.97 percent and Illinois thrifts at 0.86 percent. For the twelve

Analysis of Financial Performance (cont.)

months ended March 31, 2016, the Corporation’s operating expense ratio was 3.20 percent of average assets, higher than the comparable group at 3.08 percent, all thrifts at 3.04 percent, Midwest thrifts at 3.08 percent, and higher than Illinois thrifts at 3.18 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended March 31, 2016, the Corporation had a net ROAA of 0.41 percent and a lower core ROAA of 0.38 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.67 percent and a higher core ROAA of 0.68 percent. All publicly traded thrifts averaged a higher net ROAA of 0.89 percent and 0.87 percent core ROAA, with Midwest thrifts a 0.71 percent net ROAA and a 0.72 percent core ROAA. The twelve month net ROAA for the 14 Illinois thrifts was 0.47 percent, with a core ROAA of 0.42 percent.

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Ottawa Savings Bank with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses to assets. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended March 31, 2016, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced decreases in its assets, loans and deposits, from 2011 to 2013, with a large increase in 2014, due to its merger/acquisition of Twin Oaks Savings Bank, and then experienced modest decreases in 2015, followed by modest increases in the three months ended March 31, 2016. The Bank has focused on reducing its real estate owned, maintaining a competitive net interest margin, reducing its balance of nonperforming

Earnings Performance (cont.)

assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has closely monitored its yields and costs, resulting in a net interest margin, which has been generally higher than industry averages, and its 3.57 percent net interest margin for the twelve months ended March 31, 2016, was higher than the industry average of 3.43 percent and higher than the comparable group average of 3.46 percent. During its past three fiscal years, Ottawa Savings Bank’s ratio of interest expense to interest-bearing liabilities has decreased modestly from 0.97 percent in fiscal year 2013 to 0.52 percent in fiscal year 2015, which was below the industry average. The Bank’s ratio of 0.50 percent for the twelve months ended March 31, 2016, was lower than the average of 0.82 percent for the comparable group and lower than the average of 0.73 percent for all thrifts. Following the second stage offering, the Bank will strive to reduce its operating expenses, maintain its net interest margin, maintain its noninterest income, increase its net income, increase its loan portfolio, increase its return on assets, continue to reduce its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced an increase in loan origination activity in mortgage and nonmortgage loans in fiscal year 2015 and with a modest decrease in the three months ended March 31, 2016, relative to the three months ended March 31, 2015. Total loan originations in fiscal year 2015 were above originations for fiscal year 2014, and the net loan change in 2014 was an increase of $31.8 million due to the merger/acquisition, compared to a decrease of $2.4 million in 2015, due primarily to higher loan sales. Gross loan originations were noticeably higher in fiscal year 2015 compared to 2014, related to higher residential, multi-family and home equity lines of credit originations with $2.0 million in loan purchases. Originations totaled $31.2 million in 2015, compared to $16.4 million in 2014, with an additional $2.0 in loan purchases in 2015, compared to $33.8 million in 2014, including $29.8 million in merger loans. For the three months ended March 31, 2016, the Bank’s loan originations were $7.7 million or $30.8 million, annualized, similar to its fiscal year 2015 and its annualized combined loan repayments, loan credits, loan sales and other items were lower than in fiscal year 2015, resulting in a net loan

Earnings Performance (cont.)

increase of $18.5 million, annualized, including $5.0 million in loan purchases, compared to a decrease of $2.4 million in fiscal year 2015. Ottawa Savings Bank’s volume of loan originations was $16.4 million in fiscal year 2014, and $31.2 million in fiscal year 2015, plus $2.0 million in loan purchases in 2015 and $33.8 million in 2014. During the three months ended March 31, 2016, loan originations were $7.7 million or $30.8 million, annualized, with loan purchases totaling $5.0 million during the period or $20.0 million, annualized. In all periods, the predominant component of the Bank’s loan originations was one- to four-family residential mortgage loans.

From December 31, 2014, to March 31, 2016, all categories of loans had decreases in their balances, except multi-family loans, construction loans and consumer loans. One- to four- family loans indicated a dollar decrease of $929,000 or 1.1 percent, decreasing from $87.8 million to $86.9 million. Commercial real estate loans decreased by $89,000 or 0.4 percent from December 31, 2014, to March 31, 2016. Other key changes were home equity lines of credit, which decreased $2.1 million or 12.6 percent, while construction loans increased $2.5 million or 161.9 percent. Overall, the Bank’s lending activities resulted in a total loan increase of $1.4 million or 1.0 percent and a net loan increase of $2.2 million or 1.6 percent from December 31, 2014, to March 31, 2016. Loan change of a $4.5 million increase or 3.2 percent during the three months ended March 31, 2016, represents an annualized increase of $18.0 million or 12.8 percent.

For the three months ended March 31, 2016, mortgage loans represented 79.5 percent of loan originations. In comparison, during fiscal year 2015, mortgage loans represented 90.1 percent of total loan originations.

The impact of Ottawa Savings Bank’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.01 percent for the twelve months ended March 31, 2016, compared to a higher 4.13 percent for the comparable group, 4.03 percent for all thrifts and 3.91

Earnings Performance (cont.)

percent for Midwest thrifts. The Bank’s ratio of interest income to average assets was 3.67 percent for the twelve months ended March 31, 2016, lower than the comparable group at 3.89 percent, all thrifts at 3.174 percent and Midwest thrifts at 3.62 percent, reflecting the Bank’s larger share of mortgage-backed securities.

Ottawa Savings Bank’s 0.50 percent cost of interest-bearing liabilities for the twelve months ended March 31, 2016, was lower than the comparable group at 0.82 percent, all thrifts at 0.73 percent, Midwest thrifts at 0.66 percent and Illinois thrifts at 0.58 percent. The Bank’s resulting net interest spread of 3.50 percent for the twelve months ended March 31, 2016, was higher than the comparable group at 3.31 percent and higher than all thrifts at 3.30 percent, Midwest thrifts at 3.24 percent and Illinois thrifts at 3.09 percent. The Bank’s net interest margin of 3.57 percent, based on average interest-earning assets for the twelve months ended March 31, 2016, was slightly higher than the comparable group at 3.46 percent and higher than all thrifts at 3.43 percent, Midwest thrifts at 3.35 percent and Illinois thrifts at 3.17 percent.

The Bank’s ratio of noninterest income to average assets was 0.59 percent for the twelve months ended March 31, 2016, which was moderately lower than the comparable group at 0.74 percent, lower than all thrifts at 0.88 percent and Midwest thrifts at 0.97 percent.

The Bank’s operating expenses were higher than the comparable group, all thrifts and Midwest thrifts. For the twelve months ended March 31, 2016, Ottawa Savings Bank had an operating expenses to assets ratio of 3.20 percent compared to 3.08 percent for the comparable group, 3.04 percent for all thrifts and 3.08 percent for Midwest thrifts. Ottawa Savings Bank had a higher 82.8 percent efficiency ratio for the twelve months ended March 31, 2016, compared to the comparable group with an efficiency ratio of 77.4 percent. The efficiency ratio for all publicly traded thrifts was 69.1 percent for the twelve months ended March 31, 2016.

For the twelve months ended March 31, 2016, Ottawa Savings Bank generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and higher net interest margin

Earnings Performance (cont.)

relative to its comparable group. The Bank had a 0.10 percent provision for loan losses during the twelve months ended March 31, 2016, compared to the comparable group at 0.07 percent of assets, all thrifts at 0.05 percent and Midwest thrifts at 0.03 percent. The Bank’s allowance for loan losses to total loans of 1.49 percent was similar to the comparable group and higher than all thrifts. The Bank’s 41.1 percent ratio of reserves to nonperforming assets was lower than the comparable group at 105.6 percent and lower than all thrifts at 114.0 percent.

The Bank’s net and core income for the twelve months ended March 31, 2016, were lower than the comparable group. Based on net earnings, the Bank had a return on average assets of 0.41 percent for the twelve months ended March 31, 2016, and a return on average assets of 0.35 percent and 0.49 percent in fiscal years 2015 and 2014, respectively. The Bank’s core ROAA was a lower 0.38 percent. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.67 percent and a higher core ROAA of 0.68 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.89 percent and 0.87 percent, respectively. Midwest thrifts indicated a net ROAA of 0.71 percent and a core ROAA of 0.72 percent.

Following its second stage conversion, Ottawa Savings Bank’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income and overhead expenses and its asset quality and its future reduced needs for provisions for loan losses.

In recognition of the foregoing earnings related factors, considering Ottawa Savings Bank’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

MARKET AREA

Ottawa Savings Bank’s primary market are for retail deposits and loans consists of Grundy and LaSalle Counties, Illinois. As discussed in Section II, population increased by a strong 33.4 percent in Grundy County but increased by only 2.2 percent in LaSalle County from 2000 to 2010, and the number of households increased at a strong 29.8 percent but increased by only 4.4 percent in LaSalle County. The 2010 median household income in Grundy County was higher than LaSalle County’s and state and national levels. Also, Grundy and LaSalle Counties’ unemployment rates have generally been higher than both state and national rates. According to the 2010 Census, median housing values were 178,800, $123,400, $198,500, and $186,200 for Grundy County, LaSalle County, Illinois and the United States, respectively.

The Corporation holds deposits of approximately 18.1 percent of all thrift deposits in the two-county market area as of June 30, 2015, representing a 5.0 percent share of the total deposit base of $3.6 billion.

In recognition of the foregoing factors, including deposit potential in a modestly growing deposit base, we believe that a modest upward adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of Ottawa Savings Bank is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 23, and is compared to the comparable group in Exhibits 39, 40 and 41. The Bank’s ratio of total equity to total assets was 14.30 percent at March 31, 2016, which was modestly higher than the comparable group at 12.04 percent, all thrifts at 12.01 percent and Midwest thrifts at 11.81 percent. Based on the second stage offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to 20.51 percent and the Bank’s pro forma equity to assets ratio will increase to 19.50 percent.

Financial Condition (cont.)

The Bank’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. Ottawa Savings Bank had a modestly lower 66.8 percent ratio of net loans to total assets at March 31, 2016, compared to the comparable group at 74.6 percent. All thrifts indicated a higher 70.3 percent, as did Midwest thrifts at 67.4 percent. The Bank’s 12.0 percent share of cash and investments was lower than the comparable group at 13.6 percent, while all thrifts were at 14.4 percent and Midwest thrifts were at 16.7 percent. Ottawa Savings Bank’s 13.52 percent ratio of mortgage-backed securities to total assets was significantly higher than the comparable group at 5.81 percent and higher than all thrifts at 8.12 percent and Midwest thrifts at 8.13 percent.

The Bank’s 83.2 percent ratio of deposits to total assets was modestly higher than the comparable group at 79.8 percent, higher than all thrifts at 76.3 percent and higher than Midwest thrifts at 78.5 percent. Ottawa Savings Bank’s higher ratio of deposits was due to its lower 0.5 percent of borrowed funds and higher share of equity of 14.3 percent, compared to the comparable group at 12.04 percent of equity to total assets, with all thrifts at 12.01 percent and Midwest thrifts at 11.81 percent. Ottawa Savings Bank had 0.5 percent of borrowed funds at March 31, 2016, lower than the comparable group at 7.6 percent, and lower than all thrifts at 10.5 percent and Midwest thrifts at 8.9 percent. In fiscal year 2015, total deposits decreased by $5.5 million or 3.0 percent, due to conservative pricing of certificates of deposit. During fiscal year 2014, Ottawa Savings Bank’s deposits increased by $36.4 million or 25.0 percent from $145.8 million to $182.2 million due to its merger/acquisition transaction.

Ottawa Savings Bank had 0.50 percent of assets in goodwill or intangible assets and had a lower share of repossessed real estate at March 31, 2016. The Bank had repossessed real estate of $319,000 or 0.15 percent of assets at March 31, 2016. This compares to ratios of 0.58 percent for goodwill and intangible assets and 0.19 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.58 percent and a real estate owned ratio of 0.25 percent.

Financial Condition (cont.)

The financial condition of Ottawa Savings Bank is impacted by its historically higher than average balance of nonperforming assets of $5.3 million or 2.46 percent of total assets at March 31, 2016, compared to a lower 1.19 percent for the comparable group, 1.09 percent for all thrifts, 1.22 percent for Midwest thrifts and 1.42 percent for Illinois thrifts. The Bank’s ratio of nonperforming assets to total assets was 5.06 percent at December 31, 2011, and 2.52 percent at December 31, 2015.

At March 31, 2016, Ottawa Savings Bank had $2,192,000 of allowances for loan losses, which represented 1.01 percent of assets and 1.49 percent of total loans. The comparable group indicated higher allowances relative to assets and similar to loans equal to 1.14 percent of assets and 1.48 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.84 percent of assets and a lower 1.17 percent of total loans. Also of major importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Ottawa Savings Bank’s $2,192,000 of allowances for loan losses, represented a lower 41.1 percent of nonperforming assets at March 31, 2016, compared to the comparable group’s 105.6 percent, with all thrifts at a higher 114.0 percent, Midwest thrifts at a higher 95.6 percent and Illinois thrifts at a higher 92.3 percent. Ottawa Savings Bank’s ratio of net charge-offs to average total loans was 0.36 percent for the twelve months ended March 31, 2016, compared to a lower (0.06) percent for the comparable group, 0.04 percent for all thrifts and 0.05 percent for Midwest thrifts.

Ottawa Savings Bank has a modest level of interest rate risk. The change in the Bank’s NPV at March 31, 2016, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 1.1 percent decrease, representing a dollar decrease in equity value of $407,000. The Bank’s exposure increases to a 4.5 percent decrease in its NPV under a 200 basis point rise in rates, representing a dollar decrease in equity of $1,675,000. The Bank’s NPV ratio at March 31, 2016, assuming a 200 basis point rise in interest rates was 17.75 percent and indicated a 42 basis point increase from its 17.33 percent based on no change in interest rates.

Financial Condition (cont.)

Compared to the comparable group, with particular attention to the Bank’s asset quality position, equity level, asset and liability mix and interest rate risk, we believe that, a minimal downward adjustment is warranted for Ottawa Savings Bank’s current financial condition, due to the Bank’s currently lower asset quality position.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years and the three months ended March 31, 2016, Ottawa Savings Bank has been characterized by increases in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from December 31, 2013, to December 31, 2015, was an increase of 12.6 percent. This growth rate compares to a positive 2.8 percent for the comparable group, a lower 4.0 percent for all thrifts, and a lower 3.2 percent for Midwest thrifts. The Bank’s growth in assets is reflective primarily of its growth of 30.0 percent in 2014, due to its merger/acquisition transaction, reduced by a shrinkage of 3.7 percent in 2015. Ottawa Savings Bank’s loan portfolio indicates an average annual increase of 13.3 percent from December 31, 2013, to December 31, 2015, compared to average growth rates of 2.0 percent for the comparable group, 2.2 percent for all thrifts and 1.5 percent for Midwest thrifts. Such rising trends reversed for loans and deposits and continued for assets in the three months ended March 31, 2016.

Ottawa Savings Bank’s deposits indicate an average annual increase of 10.6 percent from 2013 to 2015. Annual deposit change was a 25.0 percent increase in 2014 and a negative 3.0 percent in 2015, compared to average growth rates of 2.2 percent for the comparable group, 1.5 percent for all thrifts and 1.4 percent for Midwest thrifts. During the three months ended March 31, 2016, the Bank’s total deposits decreased $2.1 million or 1.1 percent. It should be further noted that certificates of deposit, a key component of deposits, decreased by $1.3 million or 1.5 percent from December 31, 2013, to March 31, 2016. The Bank had only 0.5 percent of borrowed funds at March 31, 2016, compared to the comparable group at 7.6 percent and also had lower borrowed funds at December 31, 2013 and 2014, and none prior to December 31, 2013.

Asset, Loan and Deposit Growth (cont.)

In spite of its deposit shrinkage historically, considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is primarily dependent on its being able to increase its market share by competitively pricing its loan and savings products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Ottawa Savings Bank’s primary market area experienced a modest increase in population and households in LaSalle County and large increases in population and households in Grundy County between 2000 and 2010. The Bank’s primary market area also indicates 2010 per capita income slightly below Illinois’ and also lower than that of the United States, and median household income level in LaSalle County was below the state level but above the national level, while the Grundy County 2010 median household income level was higher than both Illinois’ and the United States’ levels. In 2010, average median housing values in LaSalle and Grundy Counties were lower than those of Illinois and the United States, as were median rents, due to lower levels in LaSalle County.

Notwithstanding the proceeds of the planned second stage offering, the Bank’s primary focus of its operations in LaSalle and Grundy Counties will limit the Bank’s potential to modest growth in assets, loans and deposits. The total deposit base in LaSalle County grew by just 0.10 percent from June 30, 2014, to March 31, 2015, and increased by 1.60 percent in Grundy County; and during that period, the number of financial institution offices increased by one office in LaSalle County and remained the same in Grundy County. From June 30, 2014, to June 30, 2015, Ottawa Savings Bank’s deposit market share in LaSalle County increased from 5.6 percent of total deposits to 6.5 percent of total deposits.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted.

DIVIDEND PAYMENTS

The Corporation paid no dividends in 2014 and 2015. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, and asset quality. Five of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.52 percent and an average payout ratio of 24.34 percent. During that twelve month period, the average dividend yield was 2.56 percent and the average payout ratio was 61.98 for the 14 Illinois thrifts; and the average dividend was 2.25 percent and the average payout ratio was 47.51 percent for all thrifts.

In our opinion, no adjustment to the pro forma market value of the Corporation is warranted related to dividend payments, recognizing that the Corporation has not paid dividends in the past but may initiate dividends in the future.

SUBSCRIPTION INTEREST

In 2015, investors’ interest in new issues has improved but is still not strong. Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the low interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of continued stronger merger/acquisition activity in the thrift industry.

Ottawa Savings Bank will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $281,000

Subscription Interest (cont.)

or 1.4 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares sold in the second stage offering.

The Bank has secured the services of Sandler O’Neill + Partners, L.P., to assist in the marketing and sale of the conversion stock, including a possible syndicated offering.

Based on the smaller size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering and recent subscription levels for second stage offerings, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering and, if required, a subsequent syndicated offering with the assistance of Sandler O’Neill + Partners, L.P. The stock of the Corporation will be traded on the OTC Pink Sheets.

The Bank’s total public offering is smaller in size than the average market value of the comparable group. The comparable group has an average market value of $48.5 million for the stock outstanding compared to a midpoint public offering of $30.0 million for the Corporation, less the ESOP and the estimated 28,100 shares to be purchased by officers and directors. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 3,900 shares during the last four quarters.

The comparable group has an average of 4,004,294 shares outstanding compared to 3,000,000 shares outstanding for the Corporation.

Liquidity of the Stock (cont.)

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Mr. Jon Kranov is president and chief executive officer of Ottawa Savings Bank and has served as president of the Bank since 2010. Mr. Kranov previously served as the senior vice president and chief financial officer of Ottawa since 1996. He has a degree in accounting from Western Illinois University and an MBA from Lewis University. He has been employed with Ottawa since 1978. Mr. Marc Kingry serves the Bank as chief financial officer. Prior to joining Ottawa Savings Bank, Mr. Kingry served as senior vice president and controller of Centrue Bank since 2004. From 2002 to 2004, Mr. Kingry was the Divisional Controller at Union Financial Services & Trust Co., a subsidiary of Centrue Bank. Prior to that, Mr. Kingry worked at KPMG, LLP and at Deloitte & Touche, LLP. Mr. Craig Hepner began his banking career in 1991 and became part of the Ottawa Savings Bank team in January 2015 as a result of the merger with Twin Oaks Savings Bank. Prior to the merger, Mr. Hepner served as president and CEO of Twin Oaks as well as a member of its board of directors, positions he held since 2001. In addition to his seat on the board of directors, Mr. Hepner serves as executive vice president and chief operating officer of the Bank and Corporation.

During its five most recent fiscal years, Ottawa Savings Bank has been able to maintain a competitive net interest margin, reduce its nonperforming assets and real estate owned. The Bank experienced decreases in loans, deposits and assets from 2011 to 2013, then increased noticeably in 2014 as a result of its merger/acquisition transaction and then decreased in each category in 2015 and indicated positive earnings in each year, resulting in an increase in its equity level and ratio. Ottawa Savings Bank’s interest rate risk is modest, primarily as a result of its higher share of mortgage-backed securities. The Bank’s earnings and return on assets

Management (cont.)

decreased in 2015 and again decreased in the three months ended March 31, 2016, while its net interest margin has been above industry averages, and management is confident that the Bank is now positioned for modest loan growth and stable earnings following its second stage offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a second stage offering continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s problems with delinquent loans, dependence on interest rate trends, volatility in the stock market and recent legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering. In our opinion, the volatility in recent market trends cause us to conclude that a modest new issue discount is warranted in the case of this second stage offering. Consequently, at this time we have made a small downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

VI.	VALUATION METHODS

Introduction

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry decreased from 2008 to 2012, more emphasis was placed on the price to book method, particularly considering decreases in stock prices during those years. During the past two years, however, as provision for loan losses decreased significantly resulting in renewed earnings in the industry, the price to earnings method has again become pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of this Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to earnings method and the price to assets method.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value and the maximum of the range being 115.0 percent of the pro forma market value. The pro forma market value or appraised value will also be referred to as the “midpoint value.”

In applying each of the valuation methods, consideration was given to the adjustments to the Bank’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s financial condition, earnings, liquidity of the stock and marketing of the issue.

Introduction (cont.)

No adjustments were made for the Bank’s asset, loan and deposit growth, dividend payments, subscription interest and management. A modest upward adjustment was made for market area.

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition, and does not give as much consideration to the institution’s long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution’s financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

Exhibit 47 shows the average and median price to book value ratios for the comparable group which were 86.04 percent and 90.45 percent, respectively. The full comparable group indicated a moderate pricing range, from a low of 56.36 percent (Central Federal Corp.) to a high of 108.91 percent (United Community Bancorp). The comparable group had higher average and median price to tangible book value ratios of 91.78 percent and 94.80 percent, respectively, with a range of 56.60 percent to 115.36 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed to a low of 67.33 percent and a high of 100.96 percent, and the comparable group’s price to tangible book value range also narrowed moderately from a low of 68.12 percent to a higher of 104.84 percent.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 62.5 8 percent and

Price to Book Value Method (cont.)

a price to tangible book value ratio of 64.02 percent at the midpoint. The price to book value ratio increases from 56.37 percent at the minimum to 68.12 percent at the maximum, while the price to tangible book value ratio increases from 57.74 percent at the minimum to 69.59 percent at the maximum.

The Corporation’s pro forma price to book value and price to tangible book value ratios of 62.58 percent and 64.02 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 46, are influenced by the Bank’s capitalization, asset quality position, earnings performance, local market and public ownership, as well as subscription interest in thrift stocks and overall market and economic conditions. The Corporation’s ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 20.60 percent compared to 12.04 percent for the comparable group. Based on the price to book value ratio and the Bank’s total equity of $31,040,187 at March 31, 2016, the indicated pro forma market value of the Corporation using this approach is $30,000,000 at the midpoint (reference Exhibit 46).

PRICE TO CORE EARNINGS METHOD

The foundation of the price to core earnings method is the determination of the core earnings based to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended March 31, 2016, was $827,000 (reference Exhibit 7) and its net earnings was $886,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $827,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and the price to net earnings multiples for the comparable group and all publicly traded thrifts. As indicated in Exhibit 46, the average price to core earnings multiple

Price to Core Earnings Method (cont.)

for the comparable group was 16.64, while the median was a higher 17.39. The average price to net earnings multiple was 16.90, and the median multiple was 17.46. The range of the price to core earnings multiple for the comparable group was from a low of 6.85 (Central Federal Corp.) to a high of 27.58 (Bay Bancorp). The range in the price to core earnings multiple for the comparable group, excluding the high and the low ranges, was from a low multiple of 12.23 to a high of 19.67 times earnings for eight of the ten institutions in the group, indicating a moderate narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 43.31 at the midpoint, based on the Corporation’s core earnings of $827,000 for the twelve months ended March 31, 2016. The Corporation’s fully converted core earnings multiple of 43.31 is higher than its net earnings multiple, which was 39.74 times earnings.

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion.

Exhibit 46 indicates that the average price to assets ratio for the comparable group was 10.41 percent and the median was 10.07 percent. The range in the price to assets ratios for the comparable group varied from a low of 6.13 percent (Central Federal Corp.) to a high of 14.31 percent (Poage Bankshares). The range narrows slightly with the elimination of the two extremes in the group to a low of 7.64 percent and a high of 13.46 percent.

Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 12.84 percent at the midpoint, which ranges from a low of 11.05 percent at the minimum to 14.60 percent at the maximum. Based on the Bank’s March 31, 2016, asset base of $216,565,000, the indicated pro forma market value of the Corporation using the price to assets method is $30,000,000 at the midpoint (reference Exhibit 47).

VALUATION CONCLUSION

Exhibit 52 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the price to book value ratio of 62.58 percent for the Corporation represents a discount of 27.27 percent relative to the comparable group and decreases to a discount of 20.83 percent at the maximum. The price to assets ratio of 12.84 percent at the midpoint represents a premium of 23.34 percent, increasing to 40.25 percent at the maximum.

It is our opinion that as of May 16, 2016, the pro forma market value of the Corporation is $30,000,000 at the midpoint, representing 3,000,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $25,500,000 or 2,500,000 shares at $10.00 per share to a maximum of $34,500,000 or 3,450,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value.

Valuation Conclusion (cont.)

Our valuation assumptions, process and conclusions recognize that minority public shareholders collectively own 30.90 percent of the Bank’s outstanding shares, and that the current offering contemplates the sale of the 60.10 percent of the outstanding shares currently owned by Ottawa Savings Bancorp, MHC, combined with the $128,000 in cash held by Ottawa Savings Bancorp, MHC. At the conclusion of the stock offering, the Corporation will own all the common stock of Ottawa Savings Bank in conjunction with the completion of the second stage offering. As indicated in Exhibit 48, in the second stage conversion, each minority share will be exchanged for 1.0366 shares of the Corporation at the midpoint of the offering range, with that exchange ratio being 0.8811 shares and 1.1921 shares at the minimum and the maximum of the offering range, respectively.

The appraised value of Ottawa Bancorp, Inc. as of May 16, 2016, is $30,000,000 at the midpoint.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

OTTAWA BANCORP, INC. & SUBSIDIARY

Ottawa, Illinois

Consolidated Balance Sheet

At March 31, 2016 and December 31, 2015

	March 31, 2016	December 31, 2015
ASSETS
Cash and due from banks	$2,524,974	$2,096,966
Interest-bearing deposits	1,635,668	5,038,753

Total cash and cash equivalents	4,160,642	7,135,719
Time deposits	250,000	250,000
Federal funds sold	949,000	1,604,000
Securities available-for-sale	48,444,907	46,984,907
Nonmarketable equity securities	1,358,121	1,358,121
Loans, net of allowance for loan losses of $2,191,844 and $2,224,006 at March 31, 2016 and December 31, 2015, respectively	144,743,430	140,110,201
Loans held-for-sale	100,000	—
Premises and equipment, net	7,005,512	7,058,047
Accrued interest receivable	801,846	775,641
Foreclosed real estate	318,670	313,368
Deferred tax asset	2,552,190	2,725,354
Cash value of life insurance	2,207,596	2,195,424
Goodwill	649,869	649,869
Core deposit intangible	428,000	451,000
Other assets	2,595,360	1,951,700

Total assets	$216,565,143	$213,563,351

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Noninterest-bearing	$11,084,694	$10,325,832
Interest-bearing	169,090,829	166,409,076

Total deposits	180,175,523	176,734,908
Accrued interest payable	1,902	394
FHLB advances	1,138,422	2,139,117
Other liabilities	3,786,854	3,600,655

Total liabilities	185,102,701	182,475,074

Redeemable common stock in ESOP plan	422,255	376,543

STOCKHOLDERS’ EQUITY
Common stock, $0.1 par value, 12,000,000 shares authorized; 3,001,055 shares issued	30,010	30,010
Additional paid-in-capital	15,847,200	15,845,341
Retained earnings	16,453,280	16,194,374
Unallocated ESOP shares	(190,785)	(203,504)
Unearned management recognition plan shares	(2,649)	(3,751)
Accumulated other comprehensive (loss)	537,504	437,925

	32,674,560	32,300,395
Less: Treasury shares at cost, 106,932 shares	(1,212,118)	(1,212,118)
Maximum cash obligation related to ESOP shares	(422,255)	(376,543)

Total stockholders’ equity	31,040,187	30,711,734

Total liabilities and stockholders’ equity	$216,565,143	$213,563,351

Source: Ottawa Bancorp, Inc. & Subsidiary’s unaudited and audited financial statements

EXHIBIT 2

OTTAWA BANCORP, INC. & SUBSIDIARY

Ottawa, Illinois

Consolidated Balance Sheets

December 31, 2011, 2012, 2013 and 2014

	At December 31,
	2014	2013	2012	2011
ASSETS

Cash and due from banks	$2,053,117	$2,174,979	$1,439,637	$1,664,957
Interest-bearing demand deposits	3,140,118	4,430,861	9,348,352	1,280,508

Total cash and cash equivalents	5,193,235	6,605,840	10,787,989	2,945,465
Time deposits	854,861	—	—	—
Federal funds sold	1,662,000	3,630,000	1,666,000	1,627,000
Securities held-to-maturity (fair value of $12 and $16 at December 31, 2012 and 2011, respectively)	—	—	12	15
Securities available-for-sale	52,772,108	34,547,080	28,863,603	33,006,945
Nonmarketable equity securities	1,780,674	1,233,536	1,334,436	2,534,952
Loans, net of allowance for loan losses of $2,314,607, $2,910,580, $3,381,441 and $4,747,412 at December 31, 2014, 2013, 2012 and 2011, respectively	142,501,513	110,672,618	121,994,851	127,971,762
Loans held-for-sale	—	—	171,095	—
Premises and equipment, net	7,040,228	6,451,409	6,629,794	6,801,376
Accrued interest receivable	881,612	652,693	696,638	691,367
Foreclosed real estate	232,650	584,786	1,297,214	542,160
Deferred tax asset	3,055,068	2,450,072	2,243,663	2,690,622
Cash value of life insurance	2,148,043	2,096,181	1,587,436	1,557,106
Prepaid FDIC premiums		—	163,999	394,797
Income tax refunds receivable	(48,000)	—	166,590	738,658
Goodwill	649,869	—	—	—
Core deposit intangible	567,000	—	—	—
Other assets	2,434,030	1,686,107	1,442,841	1,447,980

Total assets	$221,724,891	$170,610,322	$179,046,161	$182,950,205

LIABILITIES AND STOCKHOLDERS EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$8,198,356	$5,219,028	$4,313,635	$4,038,837
Interest-bearing	174,034,663	140,549,623	150,761,010	155,909,613

Total deposits	182,233,019	145,768,651	155,074,645	159,948,450
Accrued interest payable	369	582	806	1,908
FHLB advances	5,483,036	—	—	—
Other liabilities	3,876,053	3,035,707	2,686,620	2,477,372

Total liabilities	191,592,477	148,804,940	157,762,071	162,427,730

Redeemable common stock held by ESOP plan	424,730	319,090	237,712	109,818

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value 12,000,000 shares authorized; 2,224,911 shares issued	30,010	22,249	22,249	22,249
Additional paid-in capital	15,830,623	8,706,921	8,705,547	8,715,905
Retained earnings	15,423,412	14,619,095	13,689,967	13,015,777
Unallocated ESOP shares	(254,380)	(305,256)	(356,132)	(407,008)
Unearned MRP shares	(12,388)	(21,024)	(33,977)	(41,119)
Accumulated other comprehensive income (loss)	327,255	(4,485)	468,554	428,789

	31,344,532	23,017,500	22,496,208	21,734,593
Less:
Treasury shares at cost, 106,932 shares	(1,212,118)	(1,212,118)	(1,212,118)	(1,212,118)
Maximum cash obligation related to ESOP shares	(424,730)	(319,090)	(237,712)	(109,818)

Total stockholders’ equity	29,707,684	21,486,292	21,046,378	20,412,657

Total liabilities and stockholders’ equity	$221,724,891	$170,610,322	$179,046,161	$182,950,205

Source: Ottawa Bancorp, Inc. & Subsidiary’s audited financial statements

EXHIBIT 3

OTTAWA BANCORP, INC. & SUBSIDIARY

Ottawa, Illinois

Consolidated Statements of Operations

For the Twelve Months Ended March 31, 2016 and the Year Ended December 31, 2015

	Twelve Months Ended March 31, 2016	Year Ended December 31, 2015
Interest and dividend income:
Interest and fees on loans	$6,816,812	$6,857,098
Securities:
Residential mortgage-backed and related securities	625,458	630,654
State and municipal securities	560,515	567,562
Dividends on nonmarketable equity securities	9,250	8,436
Interest-bearing deposits	16,486	14,494

Total interest and dividend income	8,028,521	8,078,244

Interest expense:
Deposits	843,030	864,815
Borrowings	30,988	42,236

Total interest expense	874,018	907,051

Net interest income	7,154,503	7,171,193

Provision for loan losses	225,178	270,178

Net interest income after provision for loan losses	6,929,325	6,901,015

Other income:
Gain on sale of securities	15,941	37,475
Gain on sale of loans	227,659	227,337
Gain on sale of OREO	287,613	227,907
Gain on sale of repossessed assets	11,282	10,650
Loan origination and servicing income	58,622	324,000
Origination of mortgage servicing rights, net of amortization	16,238	14,108
Customer service fees	452,437	448,963
Income on bank-owned life insurance	47,369	47,381
Other	169,870	171,470

Total other income	1,287,031	1,509,291

Other expenses:
Salaries and employee benefits	3,198,772	3,082,430
Directors fees	166,016	163,016
Occupancy	654,873	656,560
Deposit insurance premium	178,733	179,417
Legal and professional services	337,119	353,651
Data processing	1,183,213	1,423,119
Loss on sale of securities	31,110	33,149
Valuation adjustments and expenses on foreclosed real estate	188,154	171,739
Loss on sale of OREO	23,176	23,176
Loss on sale of repossessed assets	5,931	15,814
Other	1,018,579	1,291,468

Total other expenses	$6,985,676	$7,393,539

Income before income tax expense	1,230,680	1,016,767

Income tax expense	344,476	245,805

Net income	$886,204	$770,962

Source: Ottawa Bancorp, Inc.’s unaudited and audited financial statements

EXHIBIT 4

OTTAWA BANCORP, INC. & SUBSIDIARY

Ottawa, Illinois

Consolidated Statements of Operations

Years Ended December 31, 2011, 2012, 2013 and 2014

	Year Ended December 31,
	2014	2013	2012	2011
Interest and dividend income:
Interest and fees on loans	$5,734,079	$6,205,611	$7,028,299	$7,503,210
Securities
Residential mortgage-backed and related securities	526,915	—	—	—
Mortgage-backed and related securities	—	469,265	633,118	903,674
U.S. agency securities	—	—	38,297	84,166
State and municipal securities	286,878	266,135	210,311	69,472
Dividends on nonmarketable equity securities	6,590	5,751	5,418	2,914
Interest-bearing deposits	2,624	5,460	3,792	3,495

Total interest and dividend income	6,557,086	6,952,222	7,919,235	8,566,931

Interest expense:
Deposits	951,320	1,451,959	2,169,642	2,569,586
Borrowings	1,259	—	1	272

Total interest expense	952,579	1,451,959	2,169,643	2,569,858

Net interest income	5,604,507	5,500,263	5,749,592	5,997,073

Provision for loan loss	901,000	875,000	1,912,000	5,180,040

Net interest income after provision for loan loss	4,703,507	4,625,263	3,837,592	817,033

Other income:
Gain (loss) on sale of securities	42,054	—	13,948	276,474
Gain on sale of loans	55,837	66,229	109,059	9,345
Gain (loss) on sale of OREO	84,208	—	86,984	15,802
Gain on sale of repossessed assets	17,379	—	—	—
Origination of mortgage servicing rights, net of amortization	—	—	(1,307)	(29,184)
Customer service fees	304,117	299,148	289,815	297,055
Income on bank-owned life insurance	51,862	8,745	30,330	33,416
Other	115,108	285,044	113,532	154,614

Total other income	670,565	659,166	642,361	757,522

Other expenses:
Salaries and employee benefits	1,853,740	1,629,301	1,501,839	1,543,652
Directors fees	100,800	100,800	87,150	84,000
Occupancy	506,778	454,966	447,804	485,945
Deposit insurance premium	136,379	189,111	241,514	274,362
Legal and professional services	541,860	274,506	219,985	236,274
Data processing	328,097	289,599	320,034	303,619
Loss on sale of securities	17,234	—	—	—
Valuation adjustments and expenses on foreclosed real estate	55,119	335,208	152,088	223,932
Loss on sale of OREO	26,228	—	—	—
Loss on sale of repossessed assets	2,920	—	18,908	13,736
Loss on consumer loans	—	—	41,514	81,895
Other	653,321	541,818	504,725	522,302

Total other expenses	4,222,476	3,815,309	3,535,561	3,769,717

Income before income tax	1,151,596	1,469,120	944,392	(2,195,162)

Income tax expense (benefit)	347,279	539,992	270,202	(921,204)

Net income (loss)	$804,317	$929,128	$674,190	$(1,273,958)

Source: Ottawa Bancorp, Inc.’s audited financial statements

EXHIBIT 5

Selected Financial Information

At March 31, 2016 and for the Years Ended December 31, 2011, 2012, 2013, 2014 and 2015

(In thousands)

	March 31, 2016	At December 31,
		2015	2014	2013	2012	2011
	(unaudited)
Financial Condition Data:

Total assets	$216,565	$213,563	$221,725	$170,610	$179,046	$182,950
Loans, net (1)	144,743	140,110	142,502	110,673	121,995	127,972
Securities available-for-sale	48,445	46,985	52,772	34,547	28,864	33,007
Deposits	180,176	176,735	182,233	145,769	155,075	159,948
Stockholders’ equity	31,040	30,712	29,708	21,486	21,046	20,413

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 6

Income and Expense Trends

For the Three Months Ended March 31, 2015 and 2016, and

For the Years Ended December 31, 2011 through 2015

(In thousands)

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Unaudited)

Operations Data:
Total interest and dividend income	$2,020	$2,059	$8,078	$6,595	$6,952	$7,919	$8,567
Total interest expense	207	240	907	953	1,452	2,169	2,570

Net interest income	1,813	1,819	7,171	5,642	5,500	5,750	5,997
Provision for loan losses	120	165	270	901	875	1,912	5,180
Other income	301	246	1,509	878	761	642	758
Other expense	1,620	1,740	7,393	4,467	3,917	3,536	3,770
Income tax expense (benefit)	115	16	246	348	540	270	(921)

Net income (loss)	259	144	771	804	929	674	(1,274)

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 7

Normalized or Core Earnings

Twelve Months Ended March 31, 2016

(In thousands)

	Total	Twelve Months Ended March 31, 2016

Net income before taxes	$1,231	$1,231

Taxes @ 24.2%	345	345

Net income	886	886

CORE
Net income before taxes	$1,231

Data processing expenses	205

Real estate owned gains	(183)

Net income before taxes	1,253

Tax @ 34.00%	426

Core income	$827

Source: Ottawa Bancorp, Inc.’s audited and unaudited financial statements

EXHIBIT 8

Performance Indicators

At or for the Three Months Ended March 31, 2015 and 2016, and

At or for the Years Ended December 31, 2011 through 2015

	At or For The Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)
Performance Ratios:
Return on assets	0.48%	0.27%	0.35%	0.49%	0.53%	0.37%	(0.68)%
Return on average stockholders’ equity	3.34%	1.92%	2.56%	3.62%	4.38%	3.23%	(5.97)%
Average stockholders’ equity to average assets	14.50%	13.92%	13.83%	13.41%	12.06%	11.39%	11.45%
Stockholders’ equity to total assets at end of period	14.33%	14.38%	14.38%	13.40%	12.59%	11.75%	11.16%
Net interest rate spread (1)	3.64%	3.48%	3.55%	3.68%	3.38%	3.36%	3.43%
Net interest margin (2)	3.71%	3.56%	3.62%	3.75%	3.45%	3.45%	3.53%
Average interest-earning assets to average interest-bearing liabilities	115.61%	117.57%	114.85%	111.18%	108.42%	107.01%	106.61%
Other expense to average assets	3.04%	3.24%	3.39%	2.70%	2.23%	1.93%	2.02%
Efficiency ratio (3)	76.67%	84.30%	85.17%	68.51%	62.56%	55.31%	55.81%
Dividend payout ratio	—	—	—	—	—	—	—

Regulatory Capital Ratios (4):
Total risk-based capital (to risk-weighted assets)	21.63%	22.01%	22.36%	20.28%	20.79%	18.19%	16.76%
Tier 1 core capital (to risk-weighted assets)	20.38%	20.74%	21.10%	19.03%	19.52%	10.30%	9.38%
Common equity Tier 1 (to risk-weighted assets)	20.38%	20.74%	21.10%	N/A	N/A	N/A	N/A
Tier 1 leverage (to adjusted total assets)	13.37%	12.87%	13.18%	11.59%	11.32%	10.30%	9.38%

Asset Quality Ratios:
Net charge-offs (recoveries) to average gross loans outstanding	(0.11)%	—	0.25%	1.30%	1.12%	2.56%	3.79%
Allowance for loan losses to gross loans outstanding	1.49%	1.72%	1.56%	1.59%	2.52%	2.69%	3.57%
Nonperforming loans to gross loans (5)	3.41%	4.08%	3.55%	4.17%	5.18%	5.04%	6.53%
Nonperforming assets to total assets (5)	2.46%	2.94%	2.52%	2.86%	3.80%	4.26%	5.06%

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents other noninterest expenses divided by the sum of net interest income and noninterest income.
(4)	Ratios are for Ottawa Savings Bank.
(5)	Nonperforming loans and assets include accruing loans past due 90 days or more.

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Three Months Ended March 31, 2016, and

For the Years Ended December 31, 2014 and December 31, 2015

	For the Three Months Ended March 31, 2016 vs. 2015			Yeas Ended December 31, 2015 vs. 2014			Yeas Ended December 31, 2014 vs. 2013
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
Interest earned on
Securities, net	$(64)	$34	$(30)	$388	(3)	$385	$4	75	$79
Loans receivable, net	(8)	(4)	(12)	1,387	(300)	1,087	(221)	(214)	(435)
Nonmarketable equity securities	(1)	2	1	1	—	1	—	1	1
Other investments	(2)	4	2	5	6	11	(3)	1	(2)

Total interest-earnings assets	$(75)	$36	$(39)	$1,781	$(297)	$1,484	$(2201)	$(137)	$(357)

Interest expense on
Money market accounts	$2	$—	$2	$19	$(5)	$14	$(3)	$(2)	$(5)
Passbook savings accounts	—	—	—	3	—	3	1	(2)	(1)
Certificates of deposit	(20)	(4)	(24)	89	(198)	(109)	(149)	(345)	(494)
Checking accounts	—	—	—	5	—	5	1	—	1
Borrowed funds	(7)	(4)	(11)	34	7	41	—	—	—

Total interest-bearing liabilities	(25)	(8)	(33)	150	(196)	(46)	(150)	(349)	(499)

Change in net interest income	$(50)	$44	$(6)	$1,631	$(101)	$1,530	$(70)	$212	$142

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 10

Yield and Cost Trends

At March 31, 2016

For the Three Months Ended March 31, 2015 and 2016, and

For the Years Ended December 31, 2013, 2014 and 2015

	At March 31, 2016	Three Months Ended March 31,		Years Ended December 31,
		2016	2015	2015	2014	2013
	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate	Yield/ Rate
Interest-earning assets:
Loans receivable, net (1)	4.66%	4.90%	4.81%	2.41%	2.42%	2.20%
Securities, net (2)	3.01%	2.43%	2.46%	4.91%	5.18%	5.37%
Nonmarketable equity securities	0.65%	0.59%	0.22%	0.53%	0.57%	0.47%
Interest-bearing deposits	0.28%	0.44%	0.24%	0.21%	0.07%	0.06%
Total interest-earning assets	—	4.13%	4.03%	4.08%	4.38%	4.37%

Interest-bearing liabilities:
Money market accounts	0.21%	0.21%	0.20%	0.21%	0.23%	0.24%
Savings accounts	0.06%	0.07%	0.07%	0.07%	0.07%	0.08%
Certificates of deposit accounts	0.93%	0.83%	0.84%	0.84%	1.08%	1.44%
Checking accounts	0.04%	0.04%	0.05%	0.05%	0.05%	0.04%
Advances and borrowed funds	1.81%	1.76%	2.39%	1.60%	0.20%	0.00%
Total interest-earning liabilities	—	0.49%	0.55%	0.53%	0.70%	0.99%

Net interest rate spread (3)	—	3.64%	3.48%	3.55%	3.68%	3.38%

Net interest margin (4)	—	3.71%	3.56%	3.62%	3.75%	3.45%

Ratio of average interest-earning assets to average interest-bearing liabilities	—	115.61%	117.57%	114.85%	111.18%	108.42%

(1)	Includes unamortized discounts and premiums.
(2)	Amount is net of deferred loan origination (costs) fees, undisbursed loan funds, unamortized discounts and allowance for loan losses and includes nonperforming loans. Loan fees included in interest income were $126,000, $129,000, and $135,000 for 2015, 2014 and 2013, respectively.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 11

Net Portfolio Value

At March 31, 2016

Change in Interest Rates	Net Portfolio Value			NPV as % of Assets
(Basis Points)	Est. NPV	$ Change	% Change	NPV Ratio	Change(1)
	(Dollars in thousands)

+300	$34,186	$(3,226)	(8.62)%	17.60%	27
+200	35,737	(1,675)	(4.48)%	17.75%	42
+100	37,005	(407)	(1.09)%	17.74%	41
—	37,412	—	—	17.33%	—
-100	36,555	(857)	(2.29)%	16.48%	(85)

(1)	Expressed in basis points.

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 12

Loan Portfolio Composition

at March 31, 2016, and

At December 31, 2014 and 2015

	At March 31,		At December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

One-to four-family residential	$86,871	59.08%	$90,037	63.17%	$87,800	60.28%
Multi-family	3,960	2.69%	3,760	2.64%	2,869	1.97%
Lines of credit	14,635	9.95%	18,511	12.99%	16,753	11.50%
Nonresidential real estate	19,927	13.55%	19,162	13.44%	20,016	13.74%
Commercial	6,106	4.15%	3,440	2.41%	6,261	4.30%
Construction	4,085	2.78%	757	0.53%	1,560	1.08%
Consumer	11,464	7.80%	6,863	4.82%	10,389	7.13%

Total loans, gross	147,048	100.00%	142,530	100.00%	145,648	100.00%
Undisbursed portion of loan funds	(7)		(94)		(756)
Allowance for loan losses	(2,192)		(2,224)		(2,315)
Deferred loan costs (fees), net	(106)		(102)		(76)

Total loans, net	$144,743		$140,110		$142,501

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 13

Loan Maturity Schedule

At March 31, 2016 and at December 31, 2105

	At March 31, 2016
	One- to Four-Family Real Estate	Multi-family	Lines of Credit	Nonresidential Real Estate	Commercial	Construction	Consumer	Total
	(Dollars in thousands)

Amounts due one year or less	$1,079	$—	$3,568	$2,699	$108	$4,085	$243	$11,782

After one year:
More than one year to three years	791	—	1,255	482	697	—	1,891	5,116
More than three years to five years	857	—	2,060	205	3,549	—	4,015	10,686
More than five years to ten years	12,270	1,525	2,544	5,008	1,480	—	5,053	27,880
More than ten years to twenty years	34,325	2,127	5,208	8,974	272	—	262	51,168
More than twenty years	37,549	308	—	2,559	—	—	—	40,416

	$85,792	$3,960	$11,067	$17,228	$5,998	$0	$11,221	$135,266

Gross loans receivable	$86.871	$3,960	$14,635	$19,927	$6,106	$4,085	$11,464	$147,048

Less:
Undisbursed portion of loan funds								(7)
Allowance for loan losses								(2,192)
Deferred loan costs (fees), net								(106)

Total loans, net								$144,743

	At December 31, 2015
	One- to Four-Family Real Estate	Multi-family	Lines of Credit	Nonresidential Real Estate	Commercial	Construction	Consumer	Total
	(Dollars in thousands)

Amounts due one year or less	$2,247	$—	$6,726	$2,747	$135	$757	$215	$12,827

After one year:
More than one year to three years	1,250	—	1,139	395	653	—	1,948	5,385
More than three years to five years	2,928	—	2,043	238	1,240	—	3,568	10,017
More than five years to ten years	8,187	1,546	2,894	3,708	1,033	—	867	18,235
More than ten years to twenty years	33,668	1,904	5,709	8,294	379	—	265	50,219
More than twenty years	41,757	310	—	3,780	—	—	—	45,847

	$87,799	$3,760	$11,785	$16,415	$3,305	$—	$6,648	$129,703

Gross loans receivable	$90,037	$3,760	$18,511	$19,162	$3,440	$757	$6,863	$142,530

Less:
Undisbursed portion of loan funds								(94)
Allowance for loan losses								(2,224)
Deferred loan costs (fees), net								(102)

Total loans, net								$140,110

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 13 (continued)

Loan Maturity Schedule

At March 31, 2016 and at December 31, 2015

Fixed and Adjustable-Rate Loan Schedule

	Due After March 31, 2017
	Fixed	Adjustable	Total
At March 31, 2016	(In thousands)

One- to four-family	$41,910	$43,882	$85,792
Multi-family	927	3,033	3,960
Lines of credit	1,856	9,211	11,067
Nonresidential real estate	5,050	12,178	17,228
Commercial business loans	5,645	353	5,998
Consumer	11,221	—	11,221

Total loans	$66,609	$68,657	$135,266

	Due After December 31, 2016
	Fixed	Adjustable	Total
At December 31, 2015	(In thousands)

One- to four-family	$44,830	$42,960	$87,790
Multi-family	961	2,799	3,760
Lines of credit	1,883	9,902	11,785
Nonresidential real estate	3,972	12,443	16,415
Commercial business loans	2,941	364	3,305
Consumer	6,648	—	6,648

Total loans	$61,235	$68,468	$129,703

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 14

Loan Originations, Purchases and Sold

For the Three Months Ended March 31, 2015 and 2016, and

For the Years Ended December 31, 2011 through 2015

	For the Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In thousands)

Beginning balance, net	$140,110	$142,501	$142,501	$110,673	$121,995	$127,972	$135,351

Loans originated:
One- to four-family	4,277	5,013	18,371	8,725	9,686	12,924	5,666
Multi-family	256	—	2,148	—	19	77	129
Lines of credit	128	3,696	6,513	470	987	381	1,799
Nonresidential real estate	1,500	—	1,403	2,775	3,182	3,888	4,015
Commercial business loans	984	277	1,173	3,513	458	285	335
Construction	—	198	757	412	2,111	105	982
Consumer	602	142	842	505	248	265	190

Total loans originated	7,747	9,326	31,207	16,400	16,691	17,925	13,116

Loans acquired in Twin Oaks Savings Bank merger	—	—	—	$29,796	—	—	—
Loans purchased:
One- to four-family	$—	$—	$2,000	$—	$—	$—	$—
Multi-family	—	—	—	—	—	—	—
Nonresidential real estate	—	—	—	—	—	—	—
Commercial business loans	—	—	—	—	—	—	—
Consumer	5,007	—	—	4,038	4,048	5,847	3,050

Total loans purchased	5,007	—	2,000	4,038	4,048	5,847	3,050
Loan sales(1)	(1,347)	(916)	(7,652)	(3,057)	(5,592)	(8,333)	(598)
Principal payments	(6,889)	(8,716)	(28,673)	(16,873)	(25,322)	(22,890)	(22,927)
Change in allowance for loan losses	32	(172)	91	595	471	1,366	(44)
Change in undisbursed loan losses	87	315	662	940	(1,640)	115	7
Change in deferred loan costs (fees), net	(4)	(2)	(26)	(11)	22	(7)	17

Ending balance, net	$144,743	$142,336	$140,110	$142,501	$110,673	$121,995	$127,972

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 15

Loan Delinquencies

At March 31, 2016 and at December 31, 2014 and 2015

	60-89 Days		90 Days or More		Total
	Number	Principal Balance	Number	Principal Balance	Number	Amount
	(Dollars in thousands)
At March 31, 2016
One- to four-family	4	$1,004	7	$514	11	$1,518
Multi-family	—	—	—	—	—	—
Lines of credit	1	81	—	—	1	81
Nonresidential real estate	—	—	—	—	—	—
Construction	—	—	1	—	—	—
Consumer	—	—	—	—	—	—

Total loans	5	$1,085	7	$514	12	$1,599

At December 31, 2015
One- to four-family	5	$753	9	$701	14	$1,454
Multi-family	—	—	—	—	—	—
Lines of credit	—	—	1	36	1	36
Nonresidential real estate	1	113	1	18	2	131
Construction	—	—	—	—	—	—
Consumer	—	—	1	3	1	3

Total loans	6	$866	12	$758	18	$1,624

At December 31, 2014
One- to four-family	4	$310	37	$1,741	41	$2,051
Multi-family	—	—	2	257	2	257
Lines of credit	—	—	—	—	—	—
Nonresidential real estate	1	420	3	115	4	535
Construction	—	—	—	—	—	—
Consumer	—	—	1	11	1	11

Total loans	5	$730	43	$2,124	48	$2,854

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 16

Nonperforming Assets

At March 31, 2016 and at December 31, 2011 through 2015

	At March 31,	At December 31,
	2016	2015	2014	2013	2012	2011
	(Dollars in thousands)
Nonaccrual loans:
One- to four-family	$2,988	$2,982	$3,733	$3,549	$3,067	$6,755
Multi-family	—	—	257	—	—	305
Nonresidential real estate	2,028	2,070	2,039	2,332	2,986	1,566
Commercial	—	—	—	—	—	7
Consumer	—	3	11	—	—	14

Total nonaccrual loans	5,016	5,055	6,040	5,881	6,053	8,647

Past due greater than 90 days and still accruing:
One- to four-family	—	—	—	—	92	36
Lines of credit	—	—	—	—	15	—
Nonresidential real estate	—	—	—	—	164	—

Total nonperforming loans	5,016	5,055	6,040	5,881	6,324	8,683
Foreclosed real estate	319	313	233	585	1,297	542
Other repossessed assets	3	17	63	13	9	40

Total nonperforming assets	$5,338	$5,385	$6,336	$6,479	$7,630	$9,265

Allowance for loan losses as a percent of gross loans receivable	1.49%	1.56%	1.59%	2.56%	2.69%	3.57%

Allowance for loan losses as a percent of total nonperforming loans	43.70%	44.00%	38.33%	49.48%	53.46%	54.67%

Nonperforming loans as a percent of gross loans receivable	3.41%	3.55%	4.17%	5.18%	5.04%	6.53%

Nonperforming loans as a percent of total assets	2.32%	2.37%	2.72%	3.45%	3.53%	4.75%

Nonperforming assets as a percent of total assets	2.46%	2.52%	2.86%	3.80%	4.26%	5.06%

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 17

Classified Assets

At March 31, 2016, and at December 31, 2011 through 2015

	At March 31,	At December 31,
	2016	2015	2014	2013	2012	2011
	(In thousands)

Substandard assets	$5,244	$5,291	$6,248	$6,385	$6,925	$10,885
Doubtful assets	—	—	—	—	—	—

Total classified assets	$5,244	$5,291	$6,248	$6,385	$6,925	$10,885

Special mention assets	$1,140	$717	$2,083	$3,361	$4,409	$4,892

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 18

Allowance for Loan Losses

At or for the Three Months Ended March 31, 2015 and 2016, and

For the Years Ended December 31, 2011 through 2015

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)

Allowance at beginning of period	$2,224	$2,315	$2,315	$2,910	$3,381	$4,747	$4,703

Charge-offs:
One to four-family	190	—	296	976	1,136	2,352	1,666
Multi-family	—	4	34	183	282	133	250
Non-residential real estate	—	—	18	336	84	772	3,224
Commercial	—	—	—	—	—	52	—
Consumer	8	45	138	116	17	27	43

Total charge-offs	198	49	486	1,611	1,519	3,336	5,183

Recoveries:
One to four-family	39	48	95	81	14	49	1
Multi-family	4	4	16	24	15	—	—
Non-residential real estate	—	—	—	—	136	—	35
Consumer	3	4	14	10	8	9	11

Total recoveries	46	56	125	115	173	58	47

Net charge-offs (recoveries)	152	(7)	361	1,496	1,346	3,278	5,136

Additions charged to operations	120	165	270	901	875	1,912	5,180

Allowance at end of period	$2,192	$2,487	$2,224	$2,315	$2,910	$3,181	$4,747

Ratios:
Allowance as a percent of total nonperforming loans	43.70%	41.99%	44.00%	38.33%	49.48%	53.46%	54.67%

Allowance as a percent of gross loans	1.49%	1.72%	1.56%	1.59%	2.56%	2.69%	3.57%

Net charge-offs (recoveries) to average loans outstanding	0.11%	0.00%	0.25%	1.30%	1.12%	2.52%	3.79%

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 19

Investment Portfolio Composition

At March 31, 2016, and

At December 31, 2013, 2014 and 2015

	At March 31,		At December 31,
	2016		2015		2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)

Securities available-for-sale:

State and municipal securities	$19,155	$19,155	$19,237	$19,237	$20,225	$20,225	$8,444	$8,444

Residential mortgage-backed securities	29,290	29,290	27,748	27,748	32,547	32,547	26,103	26,103

Total available-for-sale	$48,445	$48,445	$46,985	$46,985	$52,772	$52,772	$34,547	$34,547

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 20

Mix of Deposits

At March 31, 2016, and at December 31, 2013, 2015 and 2015

	At March 31,		At December 31,
	2016		2015		2014		2013
	(Dollars in thousands)
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total

Noninterest-bearing checking	$11,085	6.15%	$10,326	5.84%	$8,198	4.50%	$5,219	3.58%
Interest-bearing checking	27,486	15.26%	26,390	14.93%	22,847	12.54%	14,382	9.87%
Money market accounts	30,909	17.15%	29,580	16.74%	29,278	16.07%	21,795	14.95%
Savings accounts	24,518	13.61%	22,740	12.87%	22,765	12.49%	16,941	11.62%
Certificates of deposit accounts	86,178	47.83%	87,699	49.62%	99,145	54.41%	87,432	59.98%

Total deposit accounts	$180,176	100.00%	$176,735	100.00%	$182,233	100.00%	$145,769	100.00%

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 21

Certificates of Deposit By Rate

At March 31, 2016, and at December 31, 2013, 2014 and 2016

	At	At December 31,
	March 31, 2016	2015	2014	2013
	(In thousands)
Certificate accounts, by rate
Less than 1.00%	$37,564	$41,155	$54,000	$41,752
1.00% to 1.99%	47,227	44,643	35,840	28,584
2.00% to 2.99%	1,386	1,900	6,223	13,565
3.00% to 3.99%	1	1	3,072	3,531
4.00% to 4.99%	—	—	10	—
5.00% to 5.99%	—	—	—	—

Total certificate accounts	$86,178	$87,699	$99,145	$87,432

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 22

Deposit Activity

At or for the Three Months Ended March 31, 2015 and 2016, and

At or for the Years Ended December 31, 2013, 2014 and 2015

	For the Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(In thousands)

Beginning of period	$176,735	$182,233	$182,233	$145,769	$155,075
Deposits acquired in Twin Oaks Savings Bank merger	—	—	—	49,610	—
Net deposits (withdrawals)	3,248	(14,050)	(6,317)	(14,050)	(10,672)
Interest credited on deposit accounts	193	214	819	904	366

End of period	$180,176	$183,323	$176,735	$182,233	$145,769

Percent change	1.95%	0.60%	(3.02)%	25.01%	(6.00)%

Source:	Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 23

OFFICES OF OTTAWA SAVINGS BANK

OTTAWA, ILLINOIS

As of March 31, 2016

Location	Owned or Leased	Year Acquired or Leased	Net Book Value as of March 31, 2016
			($000)
Main Office 925 LaSalle Street Ottawa, Illinois 61350	Owned	1958	$6,078

Branch Offices 125 West Bluff Street Marseilles, Illinois 61341	Owned	2014	291

1508 Creek Drive Morris, Illinois 60450	Owned	2014	359

350 Houbolt Road, Suite 205 Joliet, Illinois 60431 (1)	Leased (2)	—

(1)	Denotes loan production office.
(2)	Lease expires in January 2017

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF THE BANK

At March 31, 2016

Name	Position(s) Held with the Bank	Age	Director Since	Term Expires

John M. Armstrong	Director	59	2012	2017
Jon Kranov	Director/Chairman/President/CEO	61	2010	2017
William J. Kuiper	Director	64	2014	2017
Thomas M. Adler	Director	56	2014	2018
Arthur C. Mueller	Director	62	1987	2018
Daniel J. Reynolds	Director	69	2003	2018
James A. Ferrero	Director	66	2000	2019
Craig M. Hepner	Director/EVP Chief Operating Officer	50	2014	2019
Keith F. Johnson	Director	63	2001	2019

Executive Officers Who Are Not Directors:

Marc N. Kingry	Vice President/Chief Financial Officer	53	—	—

Mark Stoudt	Vice President/Chief Lending Officer	47	—	—

Source: Ottawa Bancorp, Inc.’s Prospectus

EXHIBIT 25

Key Demographic Data and Trends

Grundy and LaSalle Counties, Illinois and the United States

2000, 2010 and 2019

	2000	2010	% Change	2019	% Change
Population
Grundy County	37,535	50,063	33.4%	53,671	7.2%
LaSalle County	111,509	113,924	2.2%	113,091	(0.7)%
Illinois	12,419,293	12,830,632	3.3%	13,128,059	2.3%
United States	281,421,906	308,745,538	9.7%	329,086,991	6.6%

Households
Grundy County	14,293	18,546	29.8%	19,782	6.7%
LaSalle County	43,417	45,347	4.4%	44,991	(0.8)%
Illinois	4,591,779	4,836,972	5.3%	4,957,841	2.5%
United States	105,480,101	116,716,292	10.7%	124,379,842	6.6%

Per Capita Income
Grundy County	$22,591	$27,276	20.7%	—	—
LaSalle County	19,185	24,156	25.9%	—	—
Illinois	23,104	28,424	23.0%	—	—
United States	21,587	26,059	20.7%	—	—

Median Household Income
Grundy County	$51,719	$62,436	20.7%	$66,718	6.9%
LaSalle County	40,308	50,206	24.6%	56,152	11.8%
Illinois	46,590	55,010	18.1%	64,135	16.6%
United States	41,994	50,046	19.2%	61,485	22.9%

Source: U.S. Census and ESRI

EXHIBIT 26

Key Housing Data

Market Area, Grundy and LaSalle Counties, Illinois and the United States

2000 & 2010

Occupied Housing Units	2000	2010
Grundy County	14,293	18,546
LaSalle County	43,417	45,347
Illinois	4,591,779	4,836,972
United States	105,480,101	116,716,292

Occupancy Rate
Grundy County
Owner-Occupied	72.4%	75.1%
Renter-Occupied	27.6%	24.9%
LaSalle County
Owner-Occupied	73.2%	75.0%
Renter-Occupied	26.8%	25.0%
Illinois
Owner-Occupied	67.3%	67.5%
Renter-Occupied	32.7%	32.5%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Grundy County	$128,600	$178,800
LaSalle County	87,000	123,400
Illinois	130,800	198,500
United States	119,600	186,200

Median Rent
Grundy County	$602	$941
LaSalle County	474	688
Illinois	605	860
United States	602	871

Source: U.S. Census Bureau

EXHIBIT 27

Major Sources of Employment by Industry Group

Grundy and LaSalle Counties, Illinois and the United States

2000 and 2010

	2000
Industry Group	Grundy County	LaSalle County	Illinois	United States

Agriculture/Mining	2.2%	3.2%	1.1%	1.9%
Construction	10.2%	7.4%	5.7%	6.8%
Manufacturing	17.7%	19.2%	16.0%	14.1%
Wholesale/Retail	13.4%	17.1%	14.8%	15.3%
Transportation/Utilities	10.5%	7.1%	6.0%	5.2%
Information	2.7%	2.2%	3.0%	3.1%
Finance, Insurance & Real Estate	4.8%	4.5%	7.9%	6.9%
Services	38.5%	39.3%	45.5%	46.7%

	2010
	Grundy County	LaSalle County	Illinois	United States

Agriculture/Mining	1.6%	3.5%	1.1%	0.9%
Construction	8.5%	6.1%	5.1%	5.1%
Manufacturing	12.1%	14.2%	12.7%	15.0%
Wholesale/Retail	15.1%	17.4%	14.2%	14.8%
Transportation/Utilities	9.7%	6.8%	5.8%	4.8%
Information	1.3%	1.3%	2.0%	1.8%
Finance, Insurance & Real Estate	5.0%	4.6%	7.4%	6.4%
Services	46.7%	46.1%	51.7%	51.2%

Source: Bureau of the Census

EXHIBIT 28

Unemployment Rates

Grundy and LaSalle Counties, Illinois and the United States

For the Years 2012 through 2015 and through March 2016

Location	2012	2013	2014	2015	March 2016

Grundy County	11.4%	11.6%	8.7%	6.8%	8.3%

LaSalle County	10.0%	10.4%	8.1%	7.0%	8.3%

Illinois	8.9%	9.2%	7.1%	5.9%	5.9%

United States	8.1%	7.4%	6.2%	5.3%	5.1%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor

EXHIBIT 29

Market Share of Deposits

Grundy and LaSalle Counties

June 30, 2015

	Grundy County Deposits ($000)	Ottawa’s Deposits ($000)	Ottawa’s Share (%)

Banks	$1,009,222	—	—
Thrifts	76,470	$16,097	21.1%

Total	$1,085,692	$16,097	1.5%

	LaSalle County Deposits ($000)	Ottawa’s Deposits ($000)	Ottawa’s Share (%)

Banks	$1,597,585	—	—
Thrifts	925,832	$165,269	17.9%

Total	$2,523,417	$165,269	6.5%

	Total Deposits ($000)	Ottawa’s Deposits ($000)	Ottawa’s Share (%)

Banks	$2,606,807	—	—
Thrifts	1,002,302	$181,366	18.1%

Total	$3,609,109	$181,366	5.0%

Source: FDIC

EXHIBIT 30

National Interest Rates by Quarter

2012 - 1st Quarter 2016

	1st Qtr. 2012	2nd Qtr. 2012	3rd Qtr. 2012	4th Qtr. 2012

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.10%	0.10%	0.10%	0.11%
1-Year Treasury Bills	0.19%	0.19%	0.17%	0.15%
30-Year Treasury Notes	3.35%	2.76%	2.82%	2.95%

	1st Qtr. 2013	2nd Qtr. 2013	3rd Qtr. 2013	4th Qtr. 2013

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.06%	0.04%	0.04%	0.05%
1-Year Treasury Bills	0.11%	0.11%	0.09%	0.10%
30-Year Treasury Notes	3.14%	3.70%	3.69%	3.96%

	1st Qtr. 2014	2nd Qtr. 2014	3rd Qtr. 2014	4th Qtr. 2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr. 2015	2nd Qtr. 2015	3rd Qtr. 2015	4th Qtr. 2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr. 2016

Prime Rate	3.50%
90-Day Treasury Bills	0.24%
1-Year Treasury Bills	0.53%
30-Year Treasury Notes	2.61%

Source: The Wall Street Journal

EXHIBIT 31

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

SCBS	SOUTHERN COMMUNITY BANCSHARES	AL	OTC PINK	8.50	10.4	0.27	128.11	0.00	31.48	29.31	64.94	64.94	6.63
SZBI	SOUTHFIRST BANCSHARES, INC	AL	OTC PINK	3.30	(21.4)	0.40	127.34	0.29	8.25	6.11	24.02	24.02	2.59
BOFI	BOFI HOLDING, INC	CA	NASDAQ	21.34	(77.1)	1.57	105.65	0.00	13.59	13.59	219.32	220.68	20.20
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.93	54.4	0.33	13.86	0.00	5.85	5.68	113.53	113.53	13.92
FUBP	FIRST ULB CORP	CA	OTC PINK	15.30	8.9	1.44	277.27	0.13	10.63	10.63	59.19	60.96	5.52
MLGF	MALAGA FINANCIAL CORP	CA	OTC BB	22.26	12.0	2.09	168.53	0.86	10.65	10.65	97.89	97.89	13.21
PROV	PROVIDENT FINANCIAL HOLDINGS, INC	CA	NASDAQ	17.05	6.6	0.78	107.27	0.37	21.86	23.04	134.25	134.89	15.89
FBNK	FIRST CONNECTICUT BANCORP, INC	CT	NASDAQ	15.96	3.8	0.80	172.13	0.21	19.95	22.48	102.24	104.11	9.27
SIFI	SI FINANCIAL GROUP INC	CT	NASDAQ	13.93	14.7	0.36	121.16	0.16	38.69	39.80	110.29	125.84	11.50
UBNK	UNITED FINANCIAL BANCORP, INC	CT	NASDAQ	12.59	1.3	0.99	125.31	0.45	12.72	12.85	100.56	126.92	10.05
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	32.52	(57.0)	1.80	188.17	0.20	18.07	18.07	166.34	199.02	17.28
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	NASDAQ	6.04	45.5	0.32	55.21	0.00	18.88	17.26	121.04	122.02	10.94
EVER	EVERBANK FINANCIAL CORP	FL	NYSE	15.09	(16.3)	1.04	212.39	0.20	14.51	14.37	101.14	127.34	7.10
FFHD	FIRSTATLANTIC BANK	FL	OTC BB	9.67	13.1	0.62	70.09	0.41	15.60	15.85	108.04	114.03	13.80
SSNF	SUNSHINE BANK	FL	OTC PINK	19.20	4.3	(1.39)	491.67	18.23	(13.81)	(13.06)	35.23	42.94	3.91
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	13.50	31.8	0.57	67.07	0.21	23.68	24.11	102.20	104.81	20.13
TBNK	TERRITORIAL BANCORP INC	HI	NASDAQ	26.06	9.7	1.53	188.53	0.73	17.03	17.61	114.60	114.85	13.82
AJSB	AJS BANCORP, INC	IL	OTC BB	15.00	9.1	0.08	96.21	0.00	187.50	166.67	110.05	110.05	15.59
AFBA	ALLIED FIRST BANCORP, INC	IL	OTC BB	0.89	790.0	1.62	223.46	0.00	0.55	0.54	6.04	6.04	0.40
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	11.82	(10.0)	0.44	75.85	0.21	26.86	26.27	110.99	112.04	15.58
BFFI	BEN FRANKLIN FINANCIAL, INC	IL	OTC PINK	11.25	11.9	(0.48)	43.11	0.00	(23.44)	(20.09)	255.68	255.68	26.10
FIRT	FIRST BANCTRUST CORP	IL	OTC PINK	17.10	4.9	1.62	215.60	0.77	10.56	10.75	79.09	80.81	7.93
GTPS	GREAT AMERICAN BANCORP, INC	IL	OTC BB	22.68	(9.6)	1.48	405.16	1.65	15.32	16.93	61.10	65.15	5.60
HARI	HARVARD BANCSHARES, INC	IL	OTC BB	14.30	24.9	1.35	262.16	0.94	10.59	8.31	49.38	55.71	5.45
IROQ	IF BANCORP, INC	IL	NASDAQ	18.52	10.6	0.68	116.37	0.00	27.24	28.49	130.51	131.53	15.91
JXSB	JACKSONVILLE BANCORP, INC	IL	NASDAQ	26.00	8.3	1.81	172.21	1.12	14.36	15.57	109.80	119.16	15.10
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	16.80	43.6	0.05	320.83	0.00	336.00	(280.00)	56.28	56.28	5.24
OTTW	OTTAWA SAVINGS BANCORP, INC	IL	OTC BB	10.90	NM	0.29	73.79	0.00	37.59	40.37	103.42	108.35	14.77

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

PFED	PARK BANCORP, INC	IL	OTC PINK	0.13	(62.9)	(1.81)	119.80	0.00	(0.07)	(0.07)	4.92	4.92	0.11
RYFL	ROYAL FINANCIAL, INC	IL	OTC BB	11.30	40.4	2.56	80.68	0.58	4.41	4.91	80.89	81.59	14.01
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	11.50	9.5	0.10	102.89	0.64	115.00	115.00	98.80	98.80	11.18
AMFC	AMB FINANCIAL CORP	IN	OTC BB	12.50	18.5	1.51	193.31	1.51	8.28	8.39	67.86	68.83	6.47
DSFN	DSA FINANCIAL CORP	IN	OTC BB	10.01	0.1	0.51	69.62	1.19	19.63	19.63	101.83	103.52	14.38
FFWC	FFW CORP	IN	OTC PINK	25.50	13.3	2.99	288.11	2.25	8.53	8.53	84.94	89.41	8.85
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	25.00	273.1	7.88	413.28	2.18	3.17	3.38	52.65	53.21	6.05
FBPI	FIRST BANCORP OF INDIANA, INC	IN	OTC BB	15.75	4.9	1.08	229.29	0.66	14.58	14.06	66.65	81.27	6.87
FCAP	FIRST CAPITAL, INC	IN	NASDAQ	27.50	13.8	1.55	213.58	0.81	17.74	17.52	128.15	143.98	12.88
FSFG	FIRST SAVINGS FINANCIAL GROUP, INC	IN	NASDAQ	33.98	25.7	3.00	313.15	1.70	11.33	11.33	104.52	119.10	10.85
LPSB	LAPORTE BANCORP, INC	IN	NASDAQ	15.76	21.1	0.68	95.78	0.27	23.18	23.88	114.95	130.14	16.45
LOGN	LOGANSPORT FINANCIAL CORP	IN	OTC PINK	34.52	6.3	2.41	219.52	0.61	14.32	14.21	124.26	125.44	15.73
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	30.00	(5.6)	2.75	302.76	1.06	10.91	11.58	105.78	110.21	9.91
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	8.08	(9.2)	0.42	89.33	1.07	19.24	14.43	78.60	79.37	9.05
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	13.64	6.3	0.70	109.54	1.55	19.49	18.19	103.02	109.12	12.45
WEIN	WEST END INDIANA BANCSHARES, INC	IN	OTC BB	23.00	13.9	1.83	244.67	1.95	12.57	12.78	94.92	97.29	9.40
CFFN	CAPITOL FEDERAL FINANCIAL, INC	KS	NASDAQ	13.26	6.1	0.57	66.09	0.82	23.26	23.68	131.94	132.07	20.06
PBSK	POAGE BANKSHARES, INC	KY	NASDAQ	16.59	8.1	0.83	110.08	0.76	19.99	19.75	96.51	100.91	15.07
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	19.25	14.7	1.54	199.88	0.00	12.50	12.50	97.96	97.96	9.63
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	14.00	27.3	1.89	150.49	0.63	7.41	7.53	88.11	88.11	9.30
HIBE	HIBERNIA BANCORP, INC	LA	OTC BB	20.48	12.2	0.23	128.39	0.00	89.04	93.09	90.82	90.82	15.95
HFBL	HOME FED BANCORP, INC OF LOUISIANA	LA	NASDAQ	22.50	16.9	1.22	125.63	0.70	18.44	18.44	146.29	147.16	17.91
MDNB	MINDEN BANCORP, INC	LA	OTC BB	22.10	150.0	1.81	136.72	0.00	12.21	12.21	108.02	108.02	16.16
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	13.67	3.4	0.26	75.57	0.04	52.58	65.10	95.93	98.91	18.09
BRKL	BROOKLINE BANCORP, INC	MA	NASDAQ	11.01	9.6	0.71	86.10	0.35	15.51	14.68	115.05	147.59	12.79
BLMT	BSB BANCORP INC	MA	NASDAQ	22.47	30.3	0.76	199.42	0.00	29.57	29.57	139.74	140.17	11.27
CBNK	CHICOPEE BANCORP, INC	MA	NASDAQ	17.64	4.7	0.61	129.69	0.00	28.92	28.45	116.67	116.98	13.60
GTWN	GEORGETOWN BANCORP, INC	MA	NASDAQ	20.00	11.4	0.85	161.06	0.00	23.53	24.10	125.47	127.71	12.42

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	119.11	20.3	9.11	832.66	1.46	13.07	13.15	183.30	183.30	14.30
MTGB	MEETINGHOUSE BANCORP INC	MA	OTC BB	16.50	228.6	0.53	183.01	0.00	31.13	31.13	117.86	122.04	9.02
EBSB	MERIDIAN BANCORP, INC	MA	NASDAQ	13.92	5.7	0.46	65.40	0.06	30.26	32.37	127.59	130.70	21.28
PLRM	PILGRIM BANCSHARES, INC	MA	OTC BB	12.99	16.5	0.32	96.06	0.00	40.59	41.90	128.87	128.87	13.52
PVBC	PROVIDENT BANCORP, INC	MA	NASDAQ	13.23	NM	0.40	78.29	0.00	33.08	27.56	129.33	129.33	16.90
WEBK	WELLESLEY BANCORP INC	MA	NASDAQ	19.20	2.4	1.36	252.02	0.00	14.12	14.22	82.83	83.04	7.62
WFD	WESTFIELD FINANCIAL INC	MA	NASDAQ	8.43	9.1	0.31	73.35	0.11	27.19	33.72	110.48	110.48	11.49
BYBK	BAY BANCORP, INC	MD	NASDAQ	4.82	(7.5)	0.19	44.39	0.00	25.37	26.78	78.63	81.69	10.86
IFSB	COLOMBO BANK	MD	OTC PINK	0.35	6.1	0.01	130.57	0.00	35.00	(1.40)	2.72	2.72	0.27
FRTR	FRATERNITY COMMUNITY BANCORP, INC	MD	OTC BB	19.10	23.5	(0.35)	116.66	0.00	(54.57)	(63.67)	113.08	113.08	16.37
HBK	HAMILTON BANCORP, INC	MD	NASDAQ	13.31	(2.7)	0.19	106.03	2.93	70.05	88.73	89.93	104.64	12.55
MBCQ	MADISON BANK OF MARYLAND	MD	OTC PINK	12.60	4.7	(0.44)	67.18	0.00	(28.64)	(27.39)	100.80	100.80	18.76
SVBI	SEVERN BANCORP, INC	MD	NASDAQ	5.05	2.0	0.45	75.52	0.00	11.22	10.74	58.93	59.62	6.69
EGDW	EDGEWATER BANCORP, INC	MI	OTC BB	13.50	29.8	0.55	202.66	0.00	24.55	24.55	71.47	73.85	6.66
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	NASDAQ	7.16	20.3	0.98	90.08	0.20	7.31	5.38	82.39	86.68	7.95
FBC	FLAGSTAR BANCORP, INC	MI	NYSE	21.46	47.9	2.79	242.49	0.00	7.69	7.50	79.42	98.53	8.85
STBI	STURGIS BANCORP, INC	MI	OTC BB	10.58	0.8	1.28	177.33	0.42	8.27	8.53	62.35	79.19	5.97
WBKC	WOLVERINE BANCORP, INC	MI	NASDAQ	25.50	4.1	1.54	194.10	2.09	16.56	16.56	91.43	91.56	13.14
HMNF	HMN FINANCIAL, INC	MN	NASDAQ	11.26	(6.9)	0.81	143.19	0.67	13.90	13.40	67.71	69.46	7.86
REDW	REDWOOD FINANCIAL, INC	MN	OTC PINK	35.34	17.8	5.98	558.63	2.68	5.91	6.25	51.95	60.34	6.33
WEFP	WELLS FINANCIAL CORP	MN	OTC PINK	32.00	14.2	6.31	345.83	2.01	5.07	4.91	87.84	94.90	9.25
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	10.50	40.0	0.14	100.55	0.00	75.00	(525.00)	94.17	94.34	10.44
FBSI	FIRST BANCSHARES, INC	MO	OTC PINK	9.01	24.3	1.82	137.42	0.06	4.95	4.79	78.21	78.21	6.56
LXMO	LEXINGTON B & L FINANCIAL CORP	MO	OTC PINK	29.00	52.6	0.86	194.63	0.00	33.72	31.18	119.24	125.92	14.90
LBCP	LIBERTY BANCORP, INC	MO	OTC BB	16.15	20.3	1.25	121.07	5.76	12.92	11.96	118.66	127.17	13.34
NASB	NASB FINANCIAL, INC	MO	OTC BB	32.00	4.2	2.93	203.23	2.65	10.92	11.15	125.34	131.09	15.75
PULB	PULASKI FINANCIAL CORP	MO	NASDAQ	16.15	30.6	1.18	137.44	0.38	13.69	13.69	155.89	161.18	11.75
QRRY	QUARRY CITY S&L ASSOC	MO	OTC BB	12.10	(6.1)	0.52	125.15	0.00	23.27	23.27	60.02	62.37	9.67

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

ASBB	ASB BANCORP, INC	NC	NASDAQ	24.24	18.2	0.98	196.15	2.13	24.73	27.24	114.83	114.83	12.36
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	17.37	12.0	3.67	158.71	0.00	4.73	4.95	85.86	88.31	10.94
KSBI	KS BANCORP, INC	NC	OTC BB	11.81	(9.2)	1.25	259.37	0.28	9.45	10.27	46.83	46.83	4.55
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	15.95	48.1	1.32	253.39	0.00	12.08	13.52	61.44	63.52	6.29
LTLB	LITTLE BANK, SSB	NC	OTC PINK	12.50	16.7	0.95	110.80	0.15	13.16	13.16	117.92	117.92	11.28
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	8.25	10.0	0.47	70.11	0.00	17.55	17.55	98.68	102.48	11.77
MCBK	MADISON COUNTY FINANCIAL, INC	NE	NASDAQ	19.81	NM	1.28	121.45	0.25	15.48	16.11	94.15	99.20	16.31
GUAA	GUARANTY BANCORP, INC	NH	OTC PINK	18.50	28.8	0.11	19.14	0.04	168.18	185.00	1,069.36	1,075.58	96.66
LFGP	LEDYARD FINANCIAL GROUP, INC	NH	OTC PINK	46.20	(4.7)	4.08	433.42	2.33	11.32	11.44	115.67	115.67	10.66
LSBG	NEW HAMPSHIRE THRIFT BANCSHARES	NH	NASDAQ	13.98	16.1	1.08	181.15	0.54	12.94	13.19	85.71	143.09	7.72
CBNJ	CAPE BANCORP, INC	NJ	NASDAQ	13.44	40.6	0.90	118.32	0.30	14.93	13.58	108.13	127.03	11.36
CSBK	CLIFTON BANCORP INC	NJ	NASDAQ	15.12	7.2	0.31	45.21	0.29	48.77	58.15	116.94	116.94	33.44
DLNO	DELANCO BANCORP, INC	NJ	OTC PINK	9.05	18.3	(0.22)	137.54	0.00	(41.14)	50.28	67.04	67.04	6.58
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	12.35	(9.1)	0.11	65.81	0.05	112.27	102.92	70.85	78.21	18.77
MSBF	MSB FINANCIAL CORP	NJ	NASDAQ	12.85	(2.2)	0.09	63.11	0.00	142.78	321.25	141.21	141.21	20.36
NFBK	NORTHFIELD BANCORP, INC	NJ	NASDAQ	16.44	(71.0)	0.40	66.32	0.25	41.10	41.10	141.85	146.00	24.79
OSHC	OCEAN SHORE HOLDING COMPANY	NJ	NASDAQ	17.52	7.5	1.07	162.73	0.24	16.37	16.37	100.46	105.29	10.77
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	17.68	(59.6)	1.18	150.27	0.50	14.98	15.11	128.21	129.71	11.77
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	16.97	(0.8)	1.21	77.73	1.10	14.02	27.37	147.95	147.95	21.83
PFS	PROVIDENT FINANCIAL SERVICES, INC	NJ	NYSE	20.19	8.3	1.27	135.45	0.00	15.90	16.02	111.06	172.56	14.91
AF	ASTORIA FINANCIAL CORP	NY	NYSE	15.84	NM	0.87	148.67	0.16	18.21	18.42	96.59	109.47	10.65
CARV	CARVER BANCORP, INC	NY	NASDAQ	5.22	12.5	0.09	204.26	0.00	58.00	(29.00)	35.03	35.18	2.56
DCOM	DIME COMMUNITY BANCSHARES, INC	NY	NASDAQ	17.62	9.4	1.20	134.67	0.54	14.68	14.93	133.28	150.34	13.08
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	18.01	(11.7)	1.56	212.36	0.95	11.54	12.17	86.92	117.33	8.48
GOVB	GOUVERNEUR BANCORP, INC	NY	OTC PINK	13.52	(1.7)	0.53	58.95	0.13	25.51	25.04	110.64	110.64	22.93
PFDB	PATRIOT FEDERAL BANK	NY	OTC PINK	7.00	25.0	0.37	135.09	0.00	18.92	20.00	55.69	56.54	5.18
SCAY	SENECA-CAYUGA BANCORP, INC	NY	OTC PINK	10.82	(5.9)	0.50	117.98	0.55	21.64	40.07	105.46	107.02	9.17
SNNY	SUNNYSIDE BANCORP INC	NY	OTC BB	11.50	13.9	(0.11)	115.67	0.00	(104.55)	(50.00)	80.53	80.53	9.94

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	6.06	(11.9)	0.44	49.65	0.26	13.77	13.77	139.95	139.95	12.21
ASBN	ASB FINANCIAL CORP	OH	OTC PINK	12.50	(3.8)	1.00	129.73	0.00	12.50	12.50	87.90	98.43	9.64
CFBK	CENTRAL FEDERAL CORP	OH	NASDAQ	1.35	(3.6)	0.19	21.70	0.00	7.11	7.11	57.20	57.45	6.22
CHEV	CHEVIOT FINANCIAL CORP	OH	NASDAQ	14.69	(4.3)	0.23	84.05	0.20	63.87	58.76	112.74	130.23	17.48
CIBN	COMMUNITY INVESTORS BANCORP, INC	OH	OTC PINK	12.90	22.9	2.08	267.66	0.36	6.20	6.23	56.63	59.01	4.82
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	38.41	17.0	2.96	257.08	0.80	12.98	12.80	122.52	165.63	14.94
FNFI	FIRST NILES FINANCIAL, INC	OH	OTC PINK	8.15	(4.1)	0.25	86.23	0.26	32.60	116.43	77.55	77.55	9.45
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	18.13	0.7	1.73	190.68	0.00	10.48	10.13	88.48	88.48	9.51
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	20.78	3.9	2.21	140.94	1.43	9.40	9.49	133.89	134.94	14.74
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	8.25	0.0	0.41	91.41	0.45	20.12	19.64	68.92	68.92	9.03
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	20.00	(2.4)	2.03	146.89	0.78	9.85	9.90	76.05	76.05	13.62
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	5.87	7.5	0.34	41.79	0.07	17.26	16.77	114.42	117.17	14.05
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	17.00	(1.4)	0.64	140.25	0.00	26.56	26.56	65.41	65.41	12.12
MWBC	WATCH HILL BANK	OH	OTC PINK	14.79	27.0	0.28	136.19	0.00	52.82	52.82	91.98	92.21	10.86
WAYN	WAYNE SAVINGS BANCSHARES, INC	OH	NASDAQ	12.35	(7.8)	0.64	156.02	0.45	19.30	18.16	88.21	93.21	7.92
BNCL	BENEFICIAL BANCORP, INC	PA	NASDAQ	13.69	21.3	0.30	64.04	0.00	45.63	44.16	92.56	104.50	21.38
ESSA	ESSA BANCORP, INC	PA	NASDAQ	13.49	5.2	0.80	154.51	0.33	16.86	18.23	90.54	100.90	8.73
FXCB	FOX CHASE BANCORP, INC	PA	NASDAQ	19.32	21.7	0.81	95.66	0.65	23.85	23.56	128.54	128.54	20.20
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	OTC PINK	19.00	3.5	1.49	206.76	1.00	12.75	13.19	110.47	110.47	9.19
MLVF	MALVERN BANCORP, INC	PA	NASDAQ	16.02	9.9	0.73	109.91	0.00	21.95	25.43	151.85	152.72	14.58
NWBI	NORTHWEST BANCSHARES INC	PA	NASDAQ	13.51	9.5	0.59	88.50	0.52	22.90	22.52	118.20	154.40	15.27
PBCP	POLONIA BANCORP, INC	PA	OTC BB	10.70	(18.6)	(0.01)	87.22	0.00	(1,070.00)	(97.27)	109.86	110.31	12.27
PBIP	PRUDENTIAL BANCORP, INC	PA	NASDAQ	14.32	12.8	0.29	60.62	0.00	49.38	286.40	128.09	128.09	23.62
QNTO	QUAINT OAK BANCORP INC	PA	OTC PINK	12.00	(40.9)	0.72	98.53	0.00	16.67	16.22	126.45	126.72	12.18
STND	STANDARD FINANCIAL CORP	PA	NASDAQ	24.30	15.7	1.12	136.71	0.59	21.70	22.09	115.00	131.21	17.77
UASB	UNITED-AMERICAN SAVINGS BANK	PA	OTC BB	42.50	107.3	2.30	301.47	0.34	18.48	18.24	159.18	159.18	14.10
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	11.35	(2.2)	0.70	160.04	0.62	16.21	16.45	76.84	76.84	7.09
CWAY	COASTWAY BANCORP, INC	RI	NASDAQ	12.53	13.0	0.34	115.60	0.00	36.85	29.83	112.48	112.98	10.84

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

FCPB	FIRST CAPITAL BANCSHARES, INC	SC	OTC PINK	5.93	13.0	0.62	91.94	0.00	9.56	8.85	42.82	42.82	6.45
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	3.00	0.0	0.15	72.94	0.00	20.00	17.65	68.34	72.64	4.11
HFFC	HF FINANCIAL CORP	SD	NASDAQ	18.00	21.9	1.14	166.41	0.45	15.79	15.25	117.80	137.30	10.82
CASH	META FINANCIAL GROUP, INC	SD	NASDAQ	45.60	14.8	2.67	426.03	0.54	17.08	16.83	109.40	143.85	10.70
AFCB	ATHENS BANCSHARES CORP	TN	NASDAQ	25.98	21.7	1.72	178.88	0.00	15.10	14.85	118.85	119.01	14.52
FABK	FIRST ADVANTAGE BANCORP	TN	NASDAQ	16.45	16.7	0.87	125.00	0.38	18.91	19.58	102.68	102.68	13.16
SFBK	SFB BANCORP, INC	TN	OTC PINK	35.00	9.4	1.23	109.53	0.37	28.46	29.66	146.02	147.49	31.95
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	22.00	33.3	2.01	234.39	0.72	10.95	11.17	91.25	91.25	9.39
BAFI	BANCAFFILIATED, INC	TX	OTC PINK	75.00	27.9	30.49	2,065.52	14.37	2.46	2.52	38.42	40.24	3.63
TBK	TRIUMPH BANCORP, INC	TX	NASDAQ	15.83	15.9	1.62	93.87	0.00	9.77	9.71	106.38	118.75	16.86
ANCB	ANCHOR BANCORP, INC	WA	NASDAQ	24.28	7.9	0.56	162.32	2.26	43.36	28.23	103.67	104.12	14.96
FFNW	FIRST FINANCIAL NORTHWEST, INC	WA	NASDAQ	13.17	6.6	0.67	72.17	0.24	19.66	20.58	104.77	104.77	18.25
FSBW	FS BANCORP, INC	WA	NASDAQ	25.19	30.1	2.82	215.13	0.00	8.93	9.00	100.76	108.77	11.71
HMST	HOMESTREET, INC	WA	NASDAQ	20.81	13.9	1.68	199.36	0.00	12.39	12.85	109.82	186.30	10.44
RVSB	RIVERVIEW BANCORP, INC	WA	NASDAQ	4.20	(6.7)	0.30	39.26	0.00	14.00	13.13	75.95	95.89	10.70
SFBC	SOUND FINANCIAL BANCORP, INC	WA	NASDAQ	22.90	16.5	1.98	217.69	0.58	11.57	11.23	106.26	114.21	10.52
TSBK	TIMBERLAND BANCORP, INC	WA	NASDAQ	12.64	18.8	1.29	118.72	0.31	9.80	9.50	97.91	106.22	10.65
ABCW	ANCHOR BANCORP WISCONSIN, INC	WI	NASDAQ	45.06	29.7	6.48	105.82	0.00	6.95	7.57	261.07	275.43	42.58
BKMU	BANK MUTUAL CORP	WI	NASDAQ	7.57	41.8	0.31	54.90	0.19	24.42	24.42	123.49	126.80	13.79
HWIS	HOME BANCORP WISCONSIN, INC	WI	OTC PINK	9.35	21.4	(0.51)	154.97	0.00	(18.33)	(31.17)	75.16	75.16	6.03
WSBF	WATERSTONE FINANCIAL, INC	WI	NASDAQ	13.68	6.5	0.57	60.46	0.20	24.00	24.00	101.71	102.24	22.63
WBB	WESTBURY BANCORP, INC	WI	NASDAQ	19.00	8.6	1.03	158.06	0.61	18.45	8.41	114.67	116.56	12.02
CRZY	CRAZY WOMAN CREEK BANCORP	WY	OTC PINK	11.90	8.7	1.15	168.24	0.43	10.35	10.26	67.69	68.51	7.07

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF MARCH 31, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. (S)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (%)

ALL INSTITUTIONS
AVERAGE	17.41	18.16	1.33	167.11	0.68	16.40	18.19	106.12	112.31	12.76
HIGH	119.11	790.00	30.49	2,065.52	18.23	336.00	321.25	1,069.36	1,075.58	96.66
LOW	0.13	(77.10)	(1.81)	13.86	0.00	(1,070.00)	(525.00)	2.72	2.72	0.11

AVERAGE FOR STATE
IL	13.44	66.98	0.70	164.87	0.42	54.46	9.55	89.78	91.87	10.93

AVERAGE BY REGION
MID-ATLANTIC	17.07	7.88	1.30	146.71	0.42	14.98	14.00	107.54	116.54	12.63
MIDWEST	16.50	29.87	1.31	164.07	0.61	26.66	15.47	93.97	99.01	11.57
NORTH CENTRAL	20.56	17.41	1.86	194.48	1.09	19.23	(21.00)	100.73	107.99	11.70
NORTHEAST	22.20	23.06	1.23	178.98	0.30	33.69	35.29	166.81	174.91	16.79
SOUTHEAST	14.75	13.74	0.92	163.50	1.30	14.76	14.71	86.30	89.30	10.56
SOUTHWEST	27.02	37.84	5.54	414.36	2.24	21.69	22.29	96.57	98.72	12.78
WEST	15.27	3.79	0.80	125.89	0.35	(1.15)	26.63	105.80	113.77	13.55

AVERAGE BY EXCHANGE
NYSE	18.15	13.30	1.49	184.75	0.09	14.08	14.08	97.05	126.98	10.38
NASDAQ	17.82	7.62	1.10	134.59	0.43	24.32	28.45	113.18	121.84	14.27
OTC-BB	16.47	48.46	1.10	167.09	0.73	(13.04)	18.25	91.29	94.06	10.93
OTC PINK	17.23	16.76	1.92	229.02	1.20	23.05	(1.51)	104.22	105.90	11.40

EXHIBIT 32

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

SCBS	SOUTHERN COMMUNITY BANCSHARES	AL	81,869	8,364	8,364	0.22	0.23	2.04	2.22	OTC PINK	639,077	5,432
SZBI	SOUTHFIRST BANCSHARES, INC	AL	89,329	9,638	9,638	0.31	0.42	2.93	3.98	OTC PINK	701,526	2,315
BOFI	BOFI HOLDING, INC	CA	6,662,215	613,330	609,855	1.67	1.67	16.16	18.61	NASDAQ	63,060,732	1,345,716
BYFC	BROADWAY FINANCIAL CORP	CA	402,902	49,480	49,439	2.57	2.63	19.61	NM	NASDAQ	29,076,708	56,118
FUBP	FIRST ULB CORP	CA	390,928	36,451	35,392	0.54	0.54	5.58	5.70	OTC PINK	1,409,938	21,572
MLGF	MALAGA FINANCIAL CORP	CA	983,556	132,731	132,731	1.27	1.27	9.21	9.47	OTC BB	5,836,000	129,909
PROV	PROVIDENT FINANCIAL HOLDINGS, INC	CA	1,164,542	137,865	137,218	0.75	0.71	6.17	5.73	NASDAQ	10,856,027	185,095
FBNK	FIRST CONNECTICUT BANCORP, INC	CT	2,708,885	245,721	241,315	0.48	0.43	5.12	4.64	NASDAQ	15,737,863	251,176
SIFI	SI FINANCIAL GROUP INC	CT	1,480,240	154,330	135,281	0.31	0.30	2.82	2.72	NASDAQ	12,217,088	170,184
UBNK	UNITED FINANCIAL BANCORP, INC	CT	6,261,832	625,521	495,660	0.85	0.83	7.94	7.96	NASDAQ	49,969,878	629,121
WSFS	WSFS FINANCIAL CORP	DE	5,585,962	580,471	485,176	1.03	1.02	9.22	9.98	NASDAQ	29,686,400	965,402
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	856,211	77,334	76,714	0.64	0.69	6.51	7.26	NASDAQ	15,509,061	93,675
EVER	EVERBANK FINANCIAL CORP	FL	26,601,026	1,868,321	1,484,409	0.54	0.55	6.99	7.29	NYSE	125,247,143	1,889,979
FFHD	FIRSTATLANTIC BANK	FL	420,163	53,664	50,843	0.92	0.91	6.92	6.90	OTC BB	5,995,000	57,972
SSNF	SUNSHINE BANK	FL	506,913	56,193	46,092	(0.39)	(0.41)	(2.55)	(3.10)	OTC PINK	1,031,000	19,795
CHFN	CHARTER FINANCIAL CORP	GA	1,007,398	198,367	193,484	0.86	0.84	4.29	4.07	NASDAQ	15,020,869	202,782
TBNK	TERRITORIAL BANCORP INC	HI	1,821,117	219,641	219,215	0.84	0.82	6.71	6.57	NASDAQ	9,659,685	251,731
AJSB	AJS BANCORP, INC	IL	208,493	29,538	29,534	0.08	0.09	0.57	0.62	OTC BB	2,167,040	32,506
AFBA	ALLIED FIRST BANCORP, INC	IL	114,257	7,530	7,530	0.72	0.74	11.00	11.88	OTC BB	511,300	455
BFIN	BANKFINANCIAL CORP	IL	1,512,443	212,364	210,351	0.58	0.60	4.08	4.19	NASDAQ	19,939,500	235,685
BFFI	BEN FRANKLIN FINANCIAL, INC	IL	84,057	8,586	8,586	(1.08)	(1.25)	(10.92)	(13.26)	OTC PINK	1,949,956	21,937
FIRT	FIRST BANCTRUST CORP	IL	449,541	45,090	44,129	0.77	0.75	7.51	7.49	OTC PINK	2,085,116	35,655
GTPS	GREAT AMERICAN BANCORP, INC	IL	182,009	16,674	15,636	0.37	0.33	3.99	3.69	OTC BB	449,227	10,188
HARI	HARVARD BANCSHARES, INC	IL	213,943	23,630	20,945	0.51	0.65	4.66	5.96	OTC BB	816,076	11,670
IROQ	IF BANCORP, INC	IL	559,884	68,263	67,754	0.59	0.56	4.81	4.66	NASDAQ	4,811,255	89,104
JXSB	JACKSONVILLE BANCORP, INC	IL	308,611	42,429	39,104	1.04	0.97	7.63	7.18	NASDAQ	1,792,013	46,592
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,541	11,122	11,122	0.01	(0.02)	0.15	(0.21)	OTC PINK	372,600	6,260
OTTW	OTTAWA SAVINGS BANCORP, INC	IL	213,563	30,495	29,108	0.38	0.36	2.72	2.62	OTC BB	2,894,123	31,546
PFED	PARK BANCORP, INC	IL	142,559	3,140	3,140	(1.44)	(1.46)	NM	NM	OTC PINK	1,190,000	155

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

RYFL	ROYAL FINANCIAL, INC	IL	202,282	35,020	34,724	3.91	3.51	18.32	19.57	OTC BB	2,507,112	28,330
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,690	10,936	10,936	0.10	0.10	0.85	0.84	OTC BB	939,730	10,807
AMFC	AMB FINANCIAL CORP	IN	189,757	18,082	17,825	0.79	0.78	8.18	8.08	OTC BB	981,638	12,270
DSFN	DSA FINANCIAL CORP	IN	116,268	16,417	16,144	0.72	0.72	5.14	4.96	OTC BB	1,670,000	16,717
FFWC	FFW CORP	IN	332,498	34,641	32,909	1.02	1.02	9.95	10.05	OTC PINK	1,154,084	29,429
FDLB	FIDELITY FEDERAL BANCORP	IN	378,839	43,525	43,064	2.33	2.19	16.60	19.75	OTC PINK	916,656	22,916
FBPI	FIRST BANCORP OF INDIANA, INC	IN	401,058	41,332	33,894	0.48	0.49	4.56	4.75	OTC BB	1,749,165	27,549
FCAP	FIRST CAPITAL, INC	IN	713,067	71,657	63,779	0.87	0.89	7.22	8.26	NASDAQ	3,338,603	91,812
FSFG	FIRST SAVINGS FINANCIAL GROUP, INC	IN	738,899	76,706	67,318	0.97	0.97	9.23	9.40	NASDAQ	2,359,581	80,179
LPSB	LAPORTE BANCORP, INC	IN	534,447	76,506	67,588	0.73	0.70	4.96	4.90	NASDAQ	5,580,115	87,943
LOGN	LOGANSPORT FINANCIAL CORP	IN	172,544	21,833	21,630	1.14	1.15	8.69	8.91	OTC PINK	786,000	27,133
NWIN	NORTHWEST INDIANA BANCORP	IN	864,893	81,004	77,766	0.96	0.90	9.69	9.41	OTC BB	2,856,657	85,700
TDCB	THIRD CENTURY BANCORP	IN	126,852	14,596	14,454	0.48	0.64	4.11	5.28	OTC BB	1,420,000	11,474
UCBA	UNITED COMMUNITY BANCORP	IN	507,670	61,368	57,929	0.64	0.68	5.28	5.46	NASDAQ	4,634,608	63,216
WEIN	WEST END INDIANA BANCSHARES, INC	IN	270,726	26,808	26,162	0.77	0.75	7.57	7.43	OTC BB	1,106,476	25,449
CFFN	CAPITOL FEDERAL FINANCIAL, INC	KS	9,148,091	1,390,833	1,390,313	0.86	0.86	5.63	5.46	NASDAQ	138,421,120	1,835,464
PBSK	POAGE BANKSHARES, INC	KY	434,606	67,865	64,895	0.77	0.78	4.83	5.00	NASDAQ	3,948,244	65,501
CTUY	CENTURY NEXT FINANCIAL CORP	LA	211,027	20,749	20,749	0.85	0.85	7.83	8.22	OTC BB	1,055,760	20,323
FPBF	FPB FINANCIAL CORP	LA	240,326	25,370	25,370	1.30	1.28	11.91	12.22	OTC PINK	1,597,000	22,358
HIBE	HIBERNIA BANCORP, INC	LA	112,858	19,817	19,817	0.18	0.18	1.00	0.99	OTC BB	878,994	18,002
HFBL	HOME FED BANCORP, INC OF LOUISIANA	LA	361,448	44,250	43,987	0.99	0.99	7.93	8.05	NASDAQ	2,877,032	64,733
MDNB	MINDEN BANCORP, INC	LA	321,557	48,115	48,115	1.35	1.35	8.86	9.24	OTC BB	2,352,000	51,979
BHBK	BLUE HILLS BANCORP	MA	2,115,087	398,830	386,890	0.38	0.30	1.81	1.44	NASDAQ	27,990,192	382,626
BRKL	BROOKLINE BANCORP, INC	MA	6,060,940	673,486	524,963	0.84	0.89	7.39	8.02	NASDAQ	70,396,856	775,069
BLMT	BSB BANCORP INC	MA	1,812,927	146,203	145,724	0.43	0.43	4.73	4.89	NASDAQ	9,091,090	204,277
CBNK	CHICOPEE BANCORP, INC	MA	677,303	78,951	78,759	0.49	0.49	4.05	4.20	NASDAQ	5,222,339	92,122
GTWN	GEORGETOWN BANCORP, INC	MA	296,502	29,339	28,821	0.55	0.54	5.35	5.40	NASDAQ	1,840,920	36,818
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	1,768,566	138,015	138,015	1.17	1.16	14.02	14.84	NASDAQ	2,124,000	252,990
MTGB	MEETINGHOUSE BANCORP INC	MA	122,416	9,364	9,044	0.30	0.30	3.80	4.08	OTC BB	668,919	11,037

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 3

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

EBSB	MERIDIAN BANCORP, INC	MA	3,524,708	588,126	574,100	0.72	0.68	4.18	3.95	NASDAQ	53,896,720	750,242
PLRM	PILGRIM BANCSHARES, INC	MA	210,320	22,078	22,078	0.35	0.34	3.18	3.15	OTC BB	2,189,489	28,441
PVBC	PROVIDENT BANCORP, INC	MA	743,651	97,128	97,128	0.54	0.65	3.89	5.31	NASDAQ	9,498,722	125,668
WEBK	WELLESLEY BANCORP INC	MA	619,593	56,998	56,837	0.58	0.58	5.87	6.55	NASDAQ	2,458,553	47,204
WFD	WESTFIELD FINANCIAL INC	MA	1,339,930	139,466	139,466	0.43	0.35	4.10	3.27	NASDAQ	18,267,747	153,997
BYBK	BAY BANCORP, INC	MD	491,129	67,859	65,235	0.43	0.42	3.05	3.02	NASDAQ	11,062,932	53,323
IFSB	COLOMBO BANK	MD	202,639	19,968	19,968	0.01	(0.19)	0.08	(1.90)	OTC PINK	1,552,000	543
FRTR	FRATERNITY COMMUNITY BANCORP, INC	MD	161,119	23,320	23,320	(0.30)	(0.26)	(2.06)	(1.79)	OTC BB	1,381,082	26,379
HBK	HAMILTON BANCORP, INC	MD	362,439	50,587	43,466	0.21	0.15	1.31	1.02	NASDAQ	3,418,113	45,495
MBCQ	MADISON BANK OF MARYLAND	MD	134,288	24,982	24,982	(0.62)	(0.65)	(3.52)	(3.63)	OTC PINK	1,999,000	25,187
SVBI	SEVERN BANCORP, INC	MD	761,935	86,456	85,499	0.59	0.62	5.25	5.59	NASDAQ	10,088,879	50,949
EGDW	EDGEWATER BANCORP, INC	MI	135,353	12,615	12,206	0.28	0.28	2.89	2.94	OTC BB	667,898	9,017
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	335,740	32,398	30,776	1.11	1.51	11.32	16.02	NASDAQ	3,727,014	26,685
FBC	FLAGSTAR BANCORP, INC	MI	13,714,830	1,528,043	1,231,926	1.34	1.37	10.34	11.14	NYSE	56,557,895	1,213,732
STBI	STURGIS BANCORP, INC	MI	368,464	35,260	27,756	0.78	0.75	7.56	7.48	OTC BB	2,077,791	21,983
WBKC	WOLVERINE BANCORP, INC	MI	417,766	60,021	59,953	0.88	0.88	5.53	5.51	NASDAQ	2,152,334	54,885
HMNF	HMN FINANCIAL, INC	MN	641,901	74,565	72,673	0.60	0.62	4.87	5.07	NASDAQ	4,482,893	50,477
REDW	REDWOOD FINANCIAL, INC	MN	249,697	30,408	26,181	1.11	1.05	8.79	8.50	OTC PINK	446,980	15,796
WEFP	WELLS FINANCIAL CORP	MN	274,675	28,931	26,783	1.90	1.97	17.32	18.97	OTC PINK	794,253	25,416
CCFC	CCSB FINANCIAL CORP	MO	92,208	10,224	10,203	0.14	(0.02)	1.25	(0.21)	OTC PINK	917,000	9,629
FBSI	FIRST BANCSHARES, INC	MO	213,111	17,867	17,867	1.38	1.42	15.79	17.74	OTC PINK	1,550,815	13,973
LXMO	LEXINGTON B & L FINANCIAL CORP	MO	118,724	14,837	14,048	0.44	0.47	3.53	3.86	OTC PINK	610,000	17,690
LBCP	LIBERTY BANCORP, INC	MO	435,841	49,008	45,735	1.01	1.09	9.20	8.53	OTC BB	3,600,000	58,140
NASB	NASB FINANCIAL, INC	MO	1,598,898	200,898	192,047	1.59	1.56	11.48	11.24	OTC BB	7,867,614	251,764
PULB	PULASKI FINANCIAL CORP	MO	1,645,736	124,002	120,028	0.92	0.92	11.41	11.86	NASDAQ	11,974,158	193,383
QRRY	QUARRY CITY S&L ASSOC	MO	51,021	8,218	7,911	0.42	0.42	2.58	2.61	OTC BB	407,691	4,933
ASBB	ASB BANCORP, INC	NC	781,735	84,122	84,122	0.51	0.46	4.63	4.12	NASDAQ	3,985,475	96,608
ENFC	ENTEGRA FINANCIAL CORP	NC	1,031,416	131,469	127,824	2.46	2.36	18.12	19.11	NASDAQ	6,498,698	112,882
KSBI	KS BANCORP, INC	NC	337,186	32,788	32,788	0.50	0.46	4.95	4.63	OTC BB	1,300,000	15,353

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

LSFG	LIFESTORE FINANCIAL GROUP	NC	266,267	27,277	26,390	0.53	0.47	5.08	4.64	OTC PINK	1,050,800	16,760
LTLB	LITTLE BANK, SSB	NC	362,331	34,655	34,655	0.89	0.88	9.01	9.23	OTC PINK	3,270,000	40,875
EQFN	EQUITABLE FINANCIAL CORP	NE	222,509	26,518	25,549	0.71	0.72	5.63	6.60	NASDAQ	3,173,523	26,182
MCBK	MADISON COUNTY FINANCIAL, INC	NE	360,353	62,437	59,242	1.12	1.08	6.06	6.25	NASDAQ	2,966,982	58,776
GUAA	GUARANTY BANCORP, INC	NH	436,704	39,460	39,317	0.60	0.52	6.47	5.50	OTC PINK	22,812,293	422,027
LFGP	LEDYARD FINANCIAL GROUP, INC	NH	445,890	41,086	41,086	0.95	0.95	10.22	10.30	OTC PINK	1,028,780	47,530
LSBG	NEW HAMPSHIRE THRIFT BANCSHARES	NH	1,518,317	136,708	81,869	0.60	0.59	6.60	6.43	NASDAQ	8,381,419	117,172
CBNJ	CAPE BANCORP, INC	NJ	1,603,275	168,381	143,396	0.91	1.00	7.22	8.71	NASDAQ	13,549,983	182,112
CSBK	CLIFTON BANCORP INC	NJ	1,167,935	333,956	333,956	0.68	0.56	2.41	1.92	NASDAQ	25,831,756	390,576
DLNO	DELANCO BANCORP, INC	NJ	130,030	12,760	12,760	(0.16)	0.13	(1.60)	1.33	OTC PINK	945,425	8,556
KRNY	KEARNY FINANCIAL CORP	NJ	4,405,046	1,166,476	1,057,160	0.33	0.35	0.63	1.33	NASDAQ	66,936,040	826,660
MSBF	MSB FINANCIAL CORP	NJ	375,742	54,183	54,183	0.16	0.06	1.04	0.47	NASDAQ	5,953,834	76,507
NFBK	NORTHFIELD BANCORP, INC	NJ	3,202,482	559,886	543,548	0.63	0.62	3.49	3.35	NASDAQ	48,287,468	793,846
OSHC	OCEAN SHORE HOLDING COMPANY	NJ	1,043,379	111,789	106,719	0.66	0.66	6.14	6.31	NASDAQ	6,411,678	112,333
OCFC	OCEANFIRST FINANCIAL CORP	NJ	2,598,879	238,446	235,778	0.82	0.81	8.52	8.82	NASDAQ	17,294,735	305,771
ORIT	ORITANI FINANCIAL CORP	NJ	3,513,119	518,419	518,419	1.62	0.82	10.56	5.42	NASDAQ	45,198,765	767,023
PFS	PROVIDENT FINANCIAL SERVICES, INC	NJ	8,911,657	1,196,219	769,942	0.96	0.95	7.00	7.08	NYSE	65,794,731	1,328,396
AF	ASTORIA FINANCIAL CORP	NY	15,076,211	1,663,448	1,467,283	0.57	0.57	5.29	5.40	NYSE	101,404,957	1,606,255
CARV	CARVER BANCORP, INC	NY	754,966	55,068	54,863	0.05	(0.09)	0.59	(1.18)	NASDAQ	3,696,087	19,294
DCOM	DIME COMMUNITY BANCSHARES, INC	NY	5,032,872	493,947	438,070	0.94	0.92	9.06	9.22	NASDAQ	37,371,992	658,494
ESBK	ELMIRA SAVINGS BANK	NY	561,485	54,772	40,590	0.74	0.71	7.53	7.11	NASDAQ	2,644,000	47,618
GOVB	GOUVERNEUR BANCORP, INC	NY	140,310	29,083	29,083	0.89	0.91	4.32	4.50	OTC PINK	2,380,000	32,178
PFDB	PATRIOT FEDERAL BANK	NY	129,343	12,034	11,853	0.28	0.26	2.94	2.81	OTC PINK	957,440	6,702
SCAY	SENECA-CAYUGA BANCORP, INC	NY	280,791	24,417	24,054	0.43	0.23	4.87	2.52	OTC PINK	2,380,000	25,752
SNNY	SUNNYSIDE BANCORP INC	NY	91,784	11,332	11,332	(0.10)	(0.20)	(0.80)	(1.58)	OTC BB	793,500	9,125
TRST	TRUSTCO BANK CORP NY	NY	4,734,675	413,310	412,757	0.90	0.89	10.22	10.37	NASDAQ	95,368,575	577,934
ASBN	ASB FINANCIAL CORP	OH	256,743	28,138	25,135	0.78	0.79	7.03	7.31	OTC PINK	1,979,034	24,738
CFBK	CENTRAL FEDERAL CORP	OH	347,664	37,745	37,734	0.94	0.94	8.21	8.60	NASDAQ	16,024,210	21,633
CHEV	CHEVIOT FINANCIAL CORP	OH	571,795	88,650	76,761	0.27	0.29	1.76	1.90	NASDAQ	6,802,944	99,935

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

CIBN	COMMUNITY INVESTORS BANCORP, INC	OH	140,522	11,959	11,474	0.80	0.80	9.11	9.45	OTC PINK	525,000	6,773
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	2,297,966	280,197	207,280	1.18	1.20	9.43	9.57	NASDAQ	8,938,777	343,338
FNFI	FIRST NILES FINANCIAL, INC	OH	98,306	11,978	11,978	0.29	0.09	2.36	0.69	OTC PINK	1,140,000	9,291
HCFL	HOME CITY FINANCIAL CORP	OH	153,014	16,439	16,439	0.91	0.94	8.47	9.10	OTC PINK	802,466	14,549
HLFN	HOME LOAN FINANCIAL CORP	OH	196,819	21,680	21,508	1.65	1.63	14.23	14.47	OTC BB	1,396,506	29,019
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,843	14,908	14,908	0.45	0.46	3.44	3.47	OTC PINK	1,245,410	10,275
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	362,813	64,958	64,958	1.41	1.40	7.70	7.87	OTC PINK	2,470,000	49,400
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	1,990,875	244,245	238,568	0.85	0.86	6.67	6.80	NASDAQ	47,634,899	279,617
VERF	VERSAILLES FINANCIAL CORP	OH	54,985	10,190	10,190	0.47	0.47	2.46	2.46	OTC BB	392,044	6,665
MWBC	WATCH HILL BANK	OH	119,324	14,085	14,050	0.23	0.23	1.75	2.16	OTC PINK	876,160	12,958
WAYN	WAYNE SAVINGS BANCSHARES, INC	OH	434,010	38,952	36,864	0.42	0.44	4.60	4.84	NASDAQ	2,781,839	34,356
BNCL	BENEFICIAL BANCORP, INC	PA	4,830,265	1,115,546	987,835	0.95	0.96	2.05	4.17	NASDAQ	75,426,531	1,032,589
ESSA	ESSA BANCORP, INC	PA	1,763,414	170,028	152,576	0.55	0.51	5.38	4.98	NASDAQ	11,412,821	153,959
FXCB	FOX CHASE BANCORP, INC	PA	1,125,646	176,914	176,810	0.86	0.87	5.40	5.47	NASDAQ	11,767,590	227,350
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	774,722	64,451	64,451	0.72	0.69	8.66	8.49	OTC PINK	3,747,031	71,194
MLVF	MALVERN BANCORP, INC	PA	721,087	69,221	68,833	0.73	0.62	6.94	6.15	NASDAQ	6,560,713	105,103
NWBI	NORTHWEST BANCSHARES INC	PA	9,006,768	1,163,163	890,774	0.72	0.73	5.20	5.51	NASDAQ	101,775,187	1,374,983
PBCP	POLONIA BANCORP, INC	PA	292,071	32,621	32,475	(0.01)	(0.12)	(0.06)	(1.11)	OTC BB	3,348,827	35,832
PBIP	PRUDENTIAL BANCORP, INC	PA	522,101	96,280	96,280	0.48	0.08	2.59	0.42	NASDAQ	8,612,938	123,337
QNTO	QUAINT OAK BANCORP INC	PA	182,786	17,612	17,567	0.79	0.82	7.55	8.15	OTC PINK	1,855,223	22,263
STND	STANDARD FINANCIAL CORP	PA	466,245	72,058	63,149	0.84	0.83	5.32	5.26	NASDAQ	3,410,573	82,877
UASB	UNITED-AMERICAN SAVINGS BANK	PA	89,839	7,958	7,958	0.76	0.77	8.61	9.09	OTC BB	298,000	12,665
WVFC	WVS FINANCIAL CORP	PA	329,341	30,402	30,402	0.46	0.46	4.71	4.68	NASDAQ	2,057,930	23,358
CWAY	COASTWAY BANCORP, INC	RI	554,776	53,470	53,234	0.32	0.40	3.05	3.87	NASDAQ	4,799,179	60,134
FCPB	FIRST CAPITAL BANCSHARES, INC	SC	51,831	7,806	7,806	0.67	0.73	4.51	4.98	OTC PINK	563,720	3,343
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	73,869	4,447	4,183	0.21	0.24	3.40	3.99	OTC PINK	1,012,755	3,038
HFFC	HF FINANCIAL CORP	SD	1,171,885	107,601	92,342	0.66	0.68	7.45	7.95	NASDAQ	7,042,296	126,761
CASH	META FINANCIAL GROUP, INC	SD	2,960,239	289,577	220,231	0.73	0.74	6.40	7.96	NASDAQ	6,948,391	316,847
AFCB	ATHENS BANCSHARES CORP	TN	323,518	39,527	39,484	1.00	1.01	7.89	8.40	NASDAQ	1,808,575	46,987

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

FABK	FIRST ADVANTAGE BANCORP	TN	487,591	62,476	62,476	0.73	0.70	5.40	5.30	NASDAQ	3,900,660	64,166
SFBK	SFB BANCORP, INC	TN	62,492	13,678	13,541	1.17	1.12	5.13	5.01	OTC PINK	570,522	19,968
UNTN	UNITED TENNESSEE BANKSHARES	TN	196,608	20,223	20,223	0.87	0.85	8.34	8.36	OTC PINK	838,809	18,454
BAFI	BANCAFFILIATED, INC	TX	575,144	54,353	51,894	1.58	1.54	15.62	15.94	OTC PINK	278,450	20,884
TBK	TRIUMPH BANCORP, INC	TX	1,691,313	268,038	240,184	1.86	1.87	10.87	11.59	NASDAQ	18,018,089	285,226
ANCB	ANCHOR BANCORP, INC	WA	398,920	57,555	57,313	0.35	0.54	2.39	3.55	NASDAQ	2,457,633	59,671
FFNW	FIRST FINANCIAL NORTHWEST, INC	WA	979,913	170,673	170,673	0.96	0.91	5.37	4.95	NASDAQ	13,578,600	178,830
FSBW	FS BANCORP, INC	WA	677,524	78,740	72,929	1.51	1.50	11.28	13.12	NASDAQ	3,149,396	79,333
HMST	HOMESTREET, INC	WA	4,894,380	465,275	274,178	0.98	0.94	8.88	10.36	NASDAQ	24,550,297	510,892
RVSB	RIVERVIEW BANCORP, INC	WA	883,640	124,515	98,557	0.80	0.85	5.48	5.92	NASDAQ	22,507,890	94,533
SFBC	SOUND FINANCIAL BANCORP, INC	WA	540,175	53,483	49,748	0.95	0.98	9.17	9.84	NASDAQ	2,481,389	56,824
TSBK	TIMBERLAND BANCORP, INC	WA	837,379	91,051	83,926	1.15	1.18	9.99	10.68	NASDAQ	7,053,636	89,158
ABCW	ANCHOR BANCORP WISCONSIN, INC	WI	2,248,498	366,641	347,699	NM	NM	NM	NM	NASDAQ	21,247,725	957,422
BKMU	BANK MUTUAL CORP	WI	2,502,297	279,394	272,189	0.59	0.59	5.07	5.09	NASDAQ	45,575,567	345,007
HWIS	HOME BANCORP WISCONSIN, INC	WI	139,348	11,185	11,185	(0.35)	(0.21)	(4.07)	(2.38)	OTC PINK	899,190	8,407
WSBF	WATERSTONE FINANCIAL, INC	WI	1,761,716	391,930	389,907	0.94	0.94	4.23	3.94	NASDAQ	29,137,029	398,595
WBB	WESTBURY BANCORP, INC	WI	668,453	70,087	68,951	0.70	1.53	6.22	13.79	NASDAQ	4,229,061	80,352
CRZY	CRAZY WOMAN CREEK BANCORP	WY	106,394	11,115	10,983	0.68	0.69	6.53	6.74	OTC PINK	632,385	7,525

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 7

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstg.	Mkt. Value of Shares ($000)

ALL INSTITUTIONS
AVERAGE	1,416,303	168,220	149,490	0.72	0.71	6.06	6.18		12,815,813	192,016
MEDIAN	435,841	54,183	50,843	0.72	0.71	5.48	5.51		3,149,396	51,979
HIGH	26,601,026	1,868,321	1,484,409	3.91	3.51	19.61	19.75		138,421,120	1,889,979
LOW	51,021	3,140	3,140	(1.44)	(1.46)	(10.92)	(13.26)		278,450	155

AVERAGE FOR STATE
IL	314,848	38,916	38,043	0.06	103.33	0.00	0.59		3,030,361	40,064

AVERAGE BY REGION
MID-ATLANTIC	2,146,257	289,153	252,697	0.54	0.49	4.35	4.14		21,912,177	321,261
MIDWEST	761,945	93,632	84,199	0.71	0.72	5.95	6.38		6,427,071	101,285
NORTH CENTRAL	1,278,993	162,395	154,744	0.91	0.91	7.83	8.16		12,746,914	200,349
NORTHEAST	1,720,978	193,383	173,136	0.57	0.56	5.50	5.61		16,768,002	239,886
SOUTHEAST	1,863,209	151,686	129,058	0.70	0.70	5.76	5.91		10,496,872	150,577
SOUTHWEST	501,953	501,953	64,302	1.16	1.15	9.15	9.46		3,865,332	69,072
WEST	1,481,685	160,136	143,011	1.07	1.09	8.75	8.56		14,022,165	219,065

AVERAGE BY EXCHANGE
NYSE	16,075,931	1,564,008	1,238,390	0.85	0.86	7.41	7.73		87,251,182	1,509,591
NASDAQ	1,753,380	226,429	206,436	0.80	0.79	6.39	6.53		19,064,681	272,981
OTC BB	293,627	34,515	33,227	0.70	0.69	5.73	5.82		1,955,489	34,475
OTC PINK	229,621	24,169	23,475	0.57	0.56	5.52	5.65		1,766,602	28,526

KELLER & COMPANY

Dublin, Ohio

614-766-1426

EXHIBIT 33

RECENT SECOND STAGE CONVERSIONS

JANUARY 1, 2015, THROUGH MAY 16, 2016

PRICE CHANGES FROM IPO DATE

				Percentage Price Change From Initial Trading Date
Company Name	Ticker	Conversion Date	Exchange	One Day	One Week	One Month	Through 5/16/16

Beneficial Bancorp	BNCL	1/13/2015	NASDAQ	9.50%	8.20%	15.10%	36.90%
Equitable Financial Corp.	EQFN	7.9/2015	Pink Sheet	7.25	5.63	2.34	8.80
Kerany Financial Corp.	KRNY	5/19/2015	NASDAQ	8.00	9.02	14.10	0.18
MSB Financial Corp	MSFB	7.17/2015	NASDAQ	19.00	16.40	16.00	34.72

AVERAGE				10.94%	9.81%	11.88%	20.15%
MEDIAN				8.75%	8.61%	14.60%	21.76%

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF OTTAWA SAVINGS BANK

NONE

(that were potential comparable group candidates)

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, Midwest and North Central
	Asset Size: < $800 Million
	No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	11.95	13.52	41.99	66.84	80.36	0.53	14.33

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 25.00	<25.00	<55.00	50.00 - 90.00	60.00 - 90.00	< 20.00	8.00 - 20.00

AJSB	AJS BANCORP	IL	208,493	19.43	19.06	48.05	54.88	73.94	2.89	14.17
AFBA	ALLIED FIRST BANCORP	IL	114,257	24.85	9.77	26.84	52.23	62.00	0.88	6.59
BFFI	BEN FRANKLIN FINANCIAL	IL	84,057	28.36	0.65	36.11	68.45	69.10	0.75	10.21
FIRT	FIRST BANCTRUST CORP	IL	449,541	6.91	9.20	17.77	77.54	86.74	8.45	10.03
GTPS	GREAT AMERICAN BANCORP	IL	182,009	40.29	0.14	29.68	54.21	54.35	2.20	9.16
HARI	HARVARD BANCSHARES	IL	213,943	18.43	19.76	22.05	54.89	74.65	0.00	11.04
IROQ	IF BANCORP	IL	559,884	16.91	4.97	26.70	73.90	78.87	12.56	12.19
JXSB	JACKSONVILLE BANCORP	IL	308,611	23.05	7.51	18.26	62.55	70.06	4.97	13.75
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,541	43.43	3.08	42.52	48.80	51.88	0.00	9.30
OTTW	OTTAWA SAVINGS BANCORP	IL	213,563	13.22	12.99	42.42	65.61	78.60	1.13	14.28
PFED	PARK BANCORP	IL	142,559	20.84	9.78	39.12	52.53	62.31	18.24	2.20
RYFL	ROYAL FINANCIAL	IL	202,282	18.03	0.00	22.37	74.25	74.25	0.00	17.31
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,690	16.55	0.00	73.28	80.08	80.08	5.64	11.31
AMFC	AMB FINANCIAL CORP.	IN	189,757	7.12	2.98	39.57	80.81	83.79	0.40	9.53
DSFN	DSA FINANCIAL CORP	IN	116,268	18.40	0.01	51.23	74.25	74.26	4.30	14.12
FFWC	FFW CORP	IN	332,498	18.42	8.43	29.54	66.37	74.80	2.18	10.42
FDLB	FIDELITY FEDERAL BANCORP	IN	378,839	21.37	36.86	10.81	27.72	64.58	8.60	11.49
FBPI	FIRST BANCORP OF INDIANA	IN	401,058	17.55	12.21	18.99	60.65	72.86	24.44	10.31
FCAP	FIRST CAPITAL	IN	713,067	36.36	7.20	19.82	50.37	57.57	0.01	10.05
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	738,899	18.59	9.55	26.05	62.31	71.86	13.60	10.38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, Midwest and North Central Asset Size: < $800 Million No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	11.95	13.52	41.99	66.84	80.36	0.53	14.33

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 25.00	<25.00	<55.00	50.00 - 90.00	60.00 - 90.00	< 20.00	8.00 - 20.00

LPSB	LAPORTE BANCORP	IN	534,447	18.53	8.66	11.28	63.91	72.57	10.85	14.31
LOGN	LOGANSPORT FINANCIAL CORP.	IN	172,544	21.51	9.02	20.52	65.56	74.58	4.64	12.65
TDCB	THIRD CENTURY BANCORP	IN	126,852	13.16	3.35	37.22	77.54	80.89	12.61	11.51
UCBA	UNITED COMMUNITY BANCORP	IN	507,670	20.76	20.28	28.09	51.87	72.15	2.90	12.09
WEIN	WEST END INDIANA BANCSHARES	IN	270,726	5.89	6.99	23.32	80.96	87.95	9.97	9.90
PBSK	POAGE BANKSHARES	KY	434,606	13.54	7.13	44.20	72.28	79.41	4.16	15.62
BYBK	BAY BANCORP	MD	491,129	10.80	3.31	28.75	79.71	83.02	10.59	13.82
IFSB	COLOMBO BANK	MD	202,639	11.90	5.89	46.16	79.65	85.54	17.28	9.85
FRTR	FRATERNITY COMMUNITY BANCORP	MD	161,119	17.51	6.33	57.87	69.88	76.21	12.41	14.47
HBK	HAMILTON BANCORP	MD	362,439	13.14	16.06	31.40	62.26	78.32	5.32	13.96
MBCQ	MADISON BANK OF MARYLAND	MD	134,288	20.86	4.23	57.17	69.35	73.58	10.11	18.60
SVBI	SEVERN BANCORP	MD	761,935	11.09	4.60	45.06	77.41	82.01	15.55	11.35
EGDW	EDGEWATER BANCORP	Ml	135,353	14.33	2.39	35.17	79.02	81.41	5.91	9.32
FFNM	FIRST FED OF NO MICHIGAN BANCORP	Ml	335,740	24.20	19.33	23.69	50.05	69.38	9.81	9.65
STBI	STURGIS BANCORP	Ml	368,464	18.48	3.11	30.30	68.89	72.00	12.21	9.57
WBKC	WOLVERINE BANCORP	Ml	417,766	22.11	0.00	17.76	75.31	75.31	17.00	14.37
HMNF	HMN FINANCIAL	MN	641,901	23.29	0.36	19.44	72.13	72.49	0.00	11.62
REDW	REDWOOD FINANCIAL	MN	249,697	15.71	4.18	18.81	70.94	75.12	5.25	12.18
WEFP	WELLS FINANCIAL CORP.	MN	274,675	16.75	6.93	26.31	71.94	78.87	0.00	10.53
CCFC	CCSB FINANCIAL CORP.	MO	92,208	23.70	0.00	38.25	66.21	66.21	4.34	11.09

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, Midwest and North Central Asset Size: < $800 Million No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	11.95	13.52	41.99	66.84	80.36	0.53	14.33

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 25.00	<25.00	<55.00	50.00 - 90.00	60.00 - 90.00	< 20.00	8.00 - 20.00

FBSI	FIRST BANCSHARES	MO	213,111	16.71	18.40	25.64	58.43	76.83	8.04	8.38
LXMO	LEXINGTON B & L FINANCIAL CORP.	MO	118,724	15.61	18.62	36.89	60.08	78.70	0.72	12.50
LBCP	LIBERTY BANCORP	MO	435,841	7.09	2.51	19.89	78.92	81.43	6.07	11.24
QRRY	QUARRY CITY SAVINGS & LOAN ASSN	MO	51,021	21.47	0.00	45.63	74.01	74.01	0.00	16.11
EQFN	EQUITABLE FINANCIAL CORP	NE	222,509	9.61	0.44	23.68	84.79	85.23	0.72	11.92
MCBK	MADISON COUNTY FINANCIAL	NE	360,353	16.87	0.00	12.54	76.47	76.47	11.85	17.33
DLNO	DELANCO BANCORP	NJ	130,030	26.02	0.70	53.00	64.34	65.04	2.31	9.81
MSBF	MSB FINANCIAL CORP	NJ	375,742	17.25	7.04	45.09	69.85	76.89	9.30	14.42
CARV	CARVER BANCORP	NY	754,966	12.64	4.70	19.53	79.04	83.74	9.93	7.29
ESBK	ELMIRA SAVINGS BANK	NY	561,485	6.31	3.87	54.73	79.67	83.54	10.60	9.75
GOVB	GOUVERNEUR BANCORP	NY	140,310	15.85	0.42	61.10	74.78	75.20	15.86	20.73
PFDB	PATRIOT FEDERAL BANK	NY	129,343	12.77	7.63	41.00	75.64	83.27	8.66	9.30
SCAY	SENECA-CAYUGA BANCORP	NY	280,791	12.18	2.83	35.59	71.92	74.75	17.98	8.70
SNNY	SUNNYSIDE BANCORP INC	NY	91,784	16.91	25.70	35.97	51.31	77.01	0.55	12.35
ASBN	ASB FINANCIAL CORP	OH	256,743	7.41	5.01	50.63	79.18	84.19	10.71	10.96
CFBK	CENTRAL FEDERAL CORP	OH	347,664	9.82	0.24	18.91	85.45	85.69	4.17	10.86
CHEV	CHEVIOT FINANCIAL CORP	OH	571,795	23.47	1.31	35.33	65.23	66.54	2.42	15.50
CIBN	COMMUNITY INVESTORS BANCORP	OH	140,522	14.96	1.16	55.86	74.83	75.99	27.54	8.51
FNFI	FIRST NILES FINANCIAL	OH	98,306	42.89	24.61	18.95	26.29	50.90	26.96	12.18
HCFL	HOME CITY FINANCIAL CORP	OH	153,014	4.42	4.62	56.43	83.47	88.09	15.73	10.74

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
Regions: Mid-Atlantic, Midwest and North Central
Asset Size: < $800 Million
No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	11.95	13.52	41.99	66.84	80.36	0.53	14.33

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 25.00	<25.00	<55.00	50.00 - 90.00	60.00 - 90.00	< 20.00	8.00 - 20.00

HLFN	HOME LOAN FINANCIAL CORP	OH	196,819	7.80	0.00	45.00	86.41	86.41	14.65	11.02
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,843	26.36	0.00	48.94	70.36	70.36	1.33	13.10
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	362,813	10.91	0.00	43.68	87.54	87.54	3.58	17.90
VERF	VERSAILLES FINANCIAL CORP	OH	54,985	19.67	0.44	55.51	75.09	75.53	11.39	18.53
MWBC	WATCH HILL BANK	OH	119,324	9.54	3.44	58.79	77.26	80.70	19.91	11.80
WAYN	WAYNE SAVINGS BANCSHARES	OH	434,010	8.64	17.84	38.22	67.59	85.43	6.23	8.97
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	774,722	7.97	18.78	42.21	68.39	87.17	24.12	8.32
MLVF	MALVERN BANCORP	PA	721,087	25.73	5.13	36.63	64.00	69.13	14.53	9.60
PBCP	POLONIA BANCORP	PA	292,071	22.22	12.65	53.09	58.95	71.60	19.17	11.17
PBIP	PRUDENTIAL BANCORP	PA	522,101	15.20	19.24	49.94	61.65	80.89	7.17	18.44
QNTO	QUAINT OAK BANCORP INC	PA	182,786	12.76	1.64	44.24	78.40	80.04	7.39	9.64
STND	STANDARD FINANCIAL CORP	PA	466,245	11.38	5.37	53.81	75.88	81.25	13.62	15.45
UASB	UNITED-AMERICAN SAVINGS BANK	PA	89,839	15.06	8.43	58.48	72.86	81.29	8.17	8.86
WVFC	WVS FINANCIAL CORP	PA	329,341	32.20	46.16	13.72	17.55	63.71	46.44	9.23
HWIS	HOME BANCORP WISCONSIN	Wl	139,348	7.40	3.82	38.66	80.73	84.55	10.15	8.03
WBB	WESTBURY BANCORP	Wl	668,453	10.39	8.48	23.09	74.28	82.76	5.10	10.48

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:
Regions: Mid-Atlantic, Midwest and North Central
Asset Size: < $800 Million
No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	0.38	2.71	3.57	3.20	0.59	2.46	0.15	1.01

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	2.75- 4.75	1.75- 4.50	< 1.10	< 3.00	< 0.50	> 0.30

AJSB	AJS BANCORP	IL	208,493	0.09	0.62	2.29	2.35	0.27	0.78	0.15	0.47
AFBA	ALLIED FIRST BANCORP	IL	114,257	0.74	11.88	2.88	27.68	26.18	2.59	0.82	0.82
BFFI	BEN FRANKLIN FINANCIAL	IL	84,057	(1.25)	(13.26)	3.12	4.65	0.38	1.87	0.57	1.18
FIRT	FIRST BANCTRUST CORP	IL	449,541	0.75	7.49	3.60	2.70	0.66	0.48	0.05	1.01
GTPS	GREAT AMERICAN BANCORP	IL	182,009	0.33	3.69	2.91	3.89	1.86	1.37	0.84	0.57
HARI	HARVARD BANCSHARES	IL	213,943	0.65	5.96	3.67	3.15	0.47	0.73	0.23	0.60
IROQ	IF BANCORP	IL	559,884	0.56	4.66	3.04	2.45	0.62	0.65	0.03	0.90
JXSB	JACKSONVILLE BANCORP	IL	308,611	0.97	7.18	3.58	3.25	1.27	0.76	0.11	0.95
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,541	(0.02)	(0.21)	2.82	3.01	0.30	1.93	0.55	0.36
OTTW	OTTAWA SAVINGS BANCORP	IL	213,563	0.36	2.62	3.52	3.13	0.48	2.51	0.15	1.04
PFED	PARK BANCORP	IL	142,559	(1.46)	NM	2.96	5.02	0.59	4.59	2.18	1.81
RYFL	ROYAL FINANCIAL	IL	202,282	3.51	19.57	3.74	2.22	3.01	0.22	0.05	0.69
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,690	0.10	0.84	2.82	2.53	0.13	0.65	0.41	0.21
AMFC	AMB FINANCIAL CORP.	IN	189,757	0.78	8.08	4.04	2.80	0.50	0.61	0.07	1.00
DSFN	DSA FINANCIAL CORP	IN	116,268	0.72	4.96	3.21	2.30	0.32	0.40	0.00	0.73
FFWC	FFW CORP	IN	332,498	1.02	10.05	3.75	3.08	1.05	1.88	0.58	1.05
FDLB	FIDELITY FEDERAL BANCORP	IN	378,839	2.19	19.75	3.78	3.08	3.45	2.93	2.10	0.43
FBPI	FIRST BANCORP OF INDIANA	IN	401,058	0.49	4.75	3.04	2.94	0.83	1.46	0.60	0.59
FCAP	FIRST CAPITAL	IN	713,067	0.89	8.26	3.20	2.15	0.73	1.55	0.69	0.48
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	738,899	0.97	9.40	3.73	2.79	0.79	0.75	0.09	0.90

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:
Regions: Mid-Atlantic, Midwest and North Central
Asset Size: < $800 Million
No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	0.38	2.71	3.57	3.20	0.59	2.46	0.15	1.01

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	2.75- 4.75	1.75- 4.50	< 1.10	< 3.00	< 0.50	> 0.30

LPSB	LAPORTE BANCORP	IN	534,447	0.70	4.90	3.35	2.58	0.53	0.85	0.41	0.68
LOGN	LOGANSPORT FINANCIAL CORP.	IN	172,544	1.15	8.91	3.91	2.29	0.31	0.62	0.02	1.00
TDCB	THIRD CENTURY BANCORP	IN	126,852	0.64	5.28	3.50	3.27	0.38	0.66	0.60	0.98
UCBA	UNITED COMMUNITY BANCORP	IN	507,670	0.68	5.46	2.81	2.67	0.81	1.09	0.04	0.94
WEIN	WEST END INDIANA BANCSHARES	IN	270,726	0.75	7.43	4.49	3.03	0.59	1.79	0.30	0.81
PBSK	POAGE BANKSHARES	KY	434,606	0.78	5.00	4.30	3.36	0.66	1.34	0.30	0.43
BYBK	BAY BANCORP	MD	491,129	0.42	3.02	4.72	4.50	0.99	1.97	0.30	0.36
IFSB	COLOMBO BANK	MD	202,639	(0.19)	(1.90)	3.29	3.91	0.39	1.94	0.23	1.66
FRTR	FRATERNITY COMMUNITY BANCORP	MD	161,119	(0.26)	(1.79)	2.67	2.62	0.14	0.79	0.00	0.96
HBK	HAMILTON BANCORP	MD	362,439	0.15	1.02	2.98	2.42	0.28	1.55	0.12	0.56
MBCQ	MADISON BANK OF MARYLAND	MD	134,288	(0.65)	(3.63)	2.62	3.17	0.16	1.38	0.00	1.16
SVBI	SEVERN BANCORP	MD	761,935	0.62	5.59	3.12	3.15	0.81	1.37	0.23	1.15
EGDW	EDGEWATER BANCORP	Ml	135,353	0.28	2.94	3.51	3.52	0.66	1.17	0.19	0.79
FFNM	FIRST FED OF NO MICHIGAN BANCORP	Ml	335,740	1.51	16.02	3.05	2.93	0.56	0.76	0.11	0.46
STBI	STURGIS BANCORP	Ml	368,464	0.75	7.48	3.64	3.77	1.61	1.22	0.22	0.87
WBKC	WOLVERINE BANCORP	Ml	417,766	0.88	5.51	3.38	1.79	0.25	1.59	0.03	2.41
HMNF	HMN FINANCIAL	MN	641,901	0.62	5.07	3.48	3.38	1.05	1.08	0.32	1.51
REDW	REDWOOD FINANCIAL	MN	249,697	1.05	8.50	4.55	3.20	1.03	0.50	0.04	1.13
WEFP	WELLS FINANCIAL CORP.	MN	274,675	1.97	18.97	3.70	3.25	2.26	1.35	0.59	0.72
CCFC	CCSB FINANCIAL CORP.	MO	92,208	(0.02)	(0.21)	3.51	3.68	0.75	0.07	0.07	1.66

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:
	Regions: Mid-Atlantic, Midwest and North Central
	Asset Size: < $800 Million
	No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	0.38	2.71	3.57	3.20	0.59	2.46	0.15	1.01

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	2.75- 4.75	1.75- 4.50	< 1.10	< 3.00	< 0.50	> 0.30

FBSI	FIRST BANCSHARES	MO	213,111	1.42	17.74	2.92	2.64	0.38	0.05	0.00	0.80
LXMO	LEXINGTON B & L FINANCIAL CORP.	MO	118,724	0.47	3.86	2.91	2.70	0.42	1.32	0.08	1.26
LBCP	LIBERTY BANCORP	MO	435,841	1.09	8.53	4.50	3.41	0.90	1.96	1.87	1.25
QRRY	QUARRY CITY SAVINGS & LOAN ASSN	MO	51,021	0.42	2.61	3.77	3.43	0.56	0.55	0.00	0.95
EQFN	EQUITABLE FINANCIAL CORP	NE	222,509	0.72	6.60	3.43	3.25	0.99	1.15	0.15	1.27
MCBK	MADISON COUNTY FINANCIAL	NE	360,353	1.08	6.25	3.75	2.11	0.60	0.14	0.00	2.43
DLNO	DELANCO BANCORP	NJ	130,030	0.13	1.33	3.18	2.98	(0.07)	3.54	1.66	0.90
MSBF	MSB FINANCIAL CORP	NJ	375,742	0.06	0.47	2.99	2.62	0.19	1.65	0.00	0.96
CARV	CARVER BANCORP	NY	754,966	(0.09)	(1.18)	3.18	3.47	0.86	1.78	0.13	0.69
ESBK	ELMIRA SAVINGS BANK	NY	561,485	0.71	7.11	3.13	2.60	0.91	0.88	0.03	0.74
GOVB	GOUVERNEUR BANCORP	NY	140,310	0.91	4.50	4.38	3.18	0.50	1.94	0.33	0.73
PFDB	PATRIOT FEDERAL BANK	NY	129,343	0.26	2.81	3.59	3.02	0.41	0.75	0.10	1.20
SCAY	SENECA-CAYUGA BANCORP	NY	280,791	0.23	2.52	3.91	3.52	0.81	1.50	0.18	0.79
SNNY	SUNNYSIDE BANCORP INC	NY	91,784	(0.20)	(1.58)	2.75	3.00	0.21	0.32	0.00	0.50
ASBN	ASB FINANCIAL CORP	OH	256,743	0.79	7.31	3.71	3.52	1.22	0.89	0.17	0.60
CFBK	CENTRAL FEDERAL CORP	OH	347,664	0.94	8.60	3.12	2.67	0.37	0.93	0.47	1.90
CHEV	CHEVIOT FINANCIAL CORP	OH	571,795	0.29	1.90	2.86	2.35	0.48	0.78	0.29	0.62
CIBN	COMMUNITY INVESTORS BANCORP	OH	140,522	0.80	9.45	4.21	4.82	2.59	1.92	0.06	1.07
FNFI	FIRST NILES FINANCIAL	OH	98,306	0.09	0.69	2.03	1.90	0.13	1.37	0.40	0.26
HCFL	HOME CITY FINANCIAL CORP	OH	153,014	0.94	9.10	3.63	2.34	0.31	0.59	0.12	1.71

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:
	Regions: Mid-Atlantic, Midwest and North Central
	Asset Size: < $800 Million
	No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (2) (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	0.38	2.71	3.57	3.20	0.59	2.46	0.15	1.01

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	2.75- 4.75	1.75- 4.50	< 1.10	< 3.00	< 0.50	> 0.30

HLFN	HOME LOAN FINANCIAL CORP	OH	196,819	1.63	14.47	4.62	2.30	0.49	0.38	0.00	1.09
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,843	0.46	3.47	3.77	2.92	0.11	2.37	0.00	0.97
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	362,813	1.40	7.87	3.15	0.94	0.02	1.67	0.01	1.16
VERF	VERSAILLES FINANCIAL CORP	OH	54,985	0.47	2.46	3.37	2.33	0.02	0.00	0.00	0.46
MWBC	WATCH HILL BANK	OH	119,324	0.23	2.16	2.59	2.16	0.15	0.95	0.09	1.36
WAYN	WAYNE SAVINGS BANCSHARES	OH	434,010	0.44	4.84	3.14	2.49	0.39	0.45	0.00	0.65
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	774,722	0.69	8.49	2.79	1.76	0.24	1.29	0.09	0.48
MLVF	MALVERN BANCORP	PA	721,087	0.62	6.15	2.54	1.85	0.26	0.27	0.16	0.63
PBCP	POLONIA BANCORP	PA	292,071	(0.12)	(1.11)	2.52	3.67	1.12	0.79	0.06	0.44
PBIP	PRUDENTIAL BANCORP	PA	522,101	0.08	0.42	2.56	2.43	0.61	2.88	0.00	0.56
QNTO	QUAINT OAK BANCORP INC	PA	182,786	0.82	8.15	4.01	3.25	1.04	1.24	0.77	0.72
STND	STANDARD FINANCIAL CORP	PA	466,245	0.83	5.26	3.00	2.13	0.56	0.21	0.07	0.83
UASB	UNITED-AMERICAN SAVINGS BANK	PA	89,839	0.77	9.09	3.41	2.54	0.43	0.56	0.00	0.41
WVFC	WVS FINANCIAL CORP	PA	329,341	0.46	4.68	1.79	1.08	0.17	0.08	0.00	0.11
HWIS	HOME BANCORP WISCONSIN	WI	139,348	(0.21)	(2.38)	3.32	3.37	0.27	0.14	0.00	1.06
WBB	WESTBURY BANCORP	WI	668,453	1.53	13.79	3.38	3.24	0.94	0.11	0.03	0.71

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	11.95	13.52	41.99	66.84	80.36	0.53	14.33

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 25.00	<25.00	<55.00	50.00 - 90.00	60.00 - 90.00	< 20.00	8.00 - 20.00

EQFN	EQUITABLE FINANCIAL CORP	NE	222,509	9.61	0.44	23.68	84.79	85.23	0.72	11.92
CFBK	CENTRAL FEDERAL CORP	OH	347,664	9.82	0.24	18.91	85.45	85.69	4.17	10.86
WBKC	WOLVERINE BANCORP	MI	417,766	22.11	0.00	17.76	75.31	75.31	17.00	14.37
WAYN	WAYNE SAVINGS BANCSHARES	OH	434,010	8.64	17.84	38.22	67.59	85.43	6.23	8.97
PBSK	POAGE BANKSHARES	KY	434,606	13.54	7.13	44.20	72.28	79.41	4.16	15.62
BYBK	BAY BANCORP	MD	491,129	10.80	3.31	28.75	79.71	83.02	10.59	13.82
UCBA	UNITED COMMUNITY BANCORP	IN	507,670	20.76	20.28	28.09	51.87	72.15	2.90	12.09
ESBK	ELMIRA SAVINGS BANK	NY	561,485	6.31	3.87	54.73	79.67	83.54	10.60	9.75
HMNF	HMN FINANCIAL	MN	641,901	23.29	0.36	19.44	72.13	72.49	0.00	11.62
SVBI	SEVERN BANCORP	MD	761,935	11.09	4.60	45.06	77.41	82.01	15.55	11.35

		AVERAGE	482,068	13.60	5.81	31.88	74.62	80.43	7.19	12.04
		MEDIAN	462,868	10.94	3.59	28.42	76.36	82.52	5.20	11.77
		HIGH	761,935	23.29	20.28	54.73	85.45	85.69	17.00	15.62
		LOW	222,509	6.31	0.00	17.76	51.87	72.15	0.00	8.97

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)

	OTTAWA BANCORP, INC.	IL	216,565	0.38	2.71	3.57	3.20	0.59	2.46	0.15	1.01

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	2.75- 4.75	1.75- 4.50	< 1.10	< 3.00	< 0.50	> 0.30

EQFN	EQUITABLE FINANCIAL CORP	NE	222,509	0.72	6.60	3.43	3.25	0.99	1.15	0.15	1.27
CFBK	CENTRAL FEDERAL CORP	OH	347,664	0.94	8.60	3.12	2.67	0.37	0.93	0.47	1.90
WBKC	WOLVERINE BANCORP	MI	417,766	0.88	5.51	3.38	1.79	0.25	1.59	0.03	2.41
WAYN	WAYNE SAVINGS BANCSHARES	OH	434,010	0.44	4.84	3.14	2.49	0.39	0.45	0.00	0.65
PBSK	POAGE BANKSHARES	KY	434,606	0.78	5.00	4.30	3.36	0.66	1.34	0.30	0.43
BYBK	BAY BANCORP	MD	491,129	0.42	3.02	4.72	4.50	0.99	1.97	0.30	0.36
UCBA	UNITED COMMUNITY BANCORP	IN	507,670	0.68	5.46	2.81	2.67	0.81	1.09	0.04	0.94
ESBK	ELMIRA SAVINGS BANK	NY	561,485	0.71	7.11	3.13	2.60	0.91	0.88	0.03	0.74
HMNF	HMN FINANCIAL	MN	641,901	0.62	5.07	3.48	3.38	1.05	1.08	0.32	1.51
SVBI	SEVERN BANCORP	MD	761,935	0.62	5.59	3.12	3.15	0.81	1.37	0.23	1.15

		AVERAGE	482,068	0.68	5.68	3.46	2.99	0.72	1.19	0.19	1.14
		MEDIAN	462,868	0.70	5.49	3.26	2.91	0.81	1.12	0.19	1.05
		HIGH	761,935	0.94	8.60	4.72	4.50	1.05	1.97	0.47	2.41
		LOW	222,509	0.42	3.02	2.81	1.79	0.25	0.45	0.00	0.36

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
				Number of Offices	Exchange	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)

SUBJECT

OTTAWA BANCORP, INC.		OTTAWA	IL	4	OTC PINK	216,565	199,673	144,743	1,078	180,176	31,040

COMPARABLE GROUP
BYBK	BAY BANCORP	COLUMBIA	MD	13	NASDAQ	491,129	459,327	391,468	2,624	367,509	67,859
CFBK	CENTRAL FEDERAL CORP	FAIRLAWN	OH	4	NASDAQ	347,664	337,246	297,071	11	293,606	37,745
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	561,485	508,238	447,359	14,182	441,849	54,772
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	222,509	211,610	188,658	969	193,582	26,518
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	641,901	624,965	462,973	1,892	563,792	74,565
PBSK	POAGE BANKSHARES	ASHLAND	KY	10	NASDAQ	434,606	404,105	314,143	2,970	345,547	67,865
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	0	NASDAQ	761,935	703,102	611,743	957	525,090	86,456
UCBA	UNITED COMMUNITY BANCORP	LAWRENCEBURG	IN	8	NASDAQ	507,670	474,832	263,343	3,439	429,302	61,368
WAYN	WAYNE SAVINGS BANCSHARES	WOOSTER	OH	11	NASDAQ	434,010	408,492	293,358	2,088	364,759	38,952
WBKC	WOLVERINE BANCORP	MIDLAND	Ml	3	NASDAQ	417,766	399,849	314,613	68	285,079	60,021

	Average			8		482,068	453,177	358,473	2,920	381,012	57,612
	Median			9		462,868	433,910	314,378	1,990	366,134	60,695
	High			13		761,935	703,102	611,743	14,182	563,792	86,456
	Low			0		222,509	211,610	188,658	11	193,582	26,518

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
		Total Assets ($000)	Cash & Invest. (%)	MBS (%)	Net Loans (%)	Loan Loss Reserves (%)	Repo- sessed Assets (%)	Goodwill & Intang. (%)	Non-Perf. Assets (%)	Interest Earning Assets (%)	Interest Bearing Liabilities (%)	Capitalized Loan Servicing (%)

SUBJECT
OTTAWA BANCORP, INC.		216,565	11.95	13.52	66.84	1.01	0.15	0.50	2.46	92.20	98.72	0.13

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	222,509	9.62	0.44	84.79	1.27	0.15	0.44	1.15	95.10	75.44	0.30
CFBK	CENTRAL FEDERAL CORP	347,664	9.81	0.24	85.45	1.90	0.47	0.00	0.93	97.00	75.03	0.00
WBKC	WOLVERINE BANCORP	417,766	22.11	0.00	75.31	2.41	0.03	0.02	1.59	95.71	78.73	0.02
WAYN	WAYNE SAVINGS BANCSHARES	434,010	8.64	17.84	67.59	0.65	0.00	0.48	0.45	94.12	80.45	0.09
PBSK	POAGE BANKSHARES	434,606	13.55	7.13	72.28	0.43	0.30	0.68	1.34	92.98	71.78	0.08
BYBK	BAY BANCORP	491,129	10.79	3.31	79.71	0.36	0.30	0.53	1.97	93.52	64.68	0.00
UCBA	UNITED COMMUNITY BANCORP	507,670	20.76	20.28	51.87	0.94	0.04	0.68	1.09	93.53	79.95	0.11
ESBK	ELMIRA SAVINGS BANK	561,485	6.31	3.87	79.67	0.74	0.03	2.53	0.88	90.52	77.27	0.32
HMNF	HMN FINANCIAL	641,901	23.28	0.36	72.13	1.51	0.32	0.29	1.08	97.36	63.51	0.23
SVBI	SEVERN BANCORP	761,935	11.09	4.60	77.41	1.15	0.23	0.13	1.37	92.28	82.86	0.08

	Average	482,068	13.60	5.81	74.62	1.14	0.19	0.58	1.19	94.21	74.97	0.12
	Median	462,868	10.94	3.59	76.36	1.05	0.19	0.46	1.12	93.83	76.36	0.09
	High	761,935	23.28	20.28	85.45	2.41	0.47	2.53	1.97	97.36	82.86	0.32
	Low	222,509	6.31	0.00	51.87	0.36	0.00	0.00	0.45	90.52	63.51	0.00

ALL THRIFTS (164)
	Average	1,410,758	14.41	8.12	70.27	0.84	0.25	0.58	1.09	92.85	76.00	0.13

MIDWEST THRIFTS (52)
	Average	761,945	16.72	8.13	67.39	0.89	0.32	0.53	1.22	92.70	77.20	0.17

ILLINOIS THRIFTS (14)
	Average	314,848	21.43	7.05	64.39	0.80	0.47	0.30	1.42	92.46	77.59	0.07

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Capital (%)	Total Risk-Based Capital (%)

SUBJECT

OTTAWA BANCORP, INC.		185,525	31,040	83.20	0.53	1.94	0.00	14.33	0.25	7.60	14.33	13.37	21.63

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	195,991	26,518	87.00	0.72	0.36	0.00	11.92	(0.00)	5.55	11.92	11.71	14.78
CFBK	CENTRAL FEDERAL CORP	309,918	37,745	84.45	4.17	0.52	0.00	10.86	(0.00)	(4.80)	10.86	11.12	13.67
WBKC	WOLVERINE BANCORP	357,745	60,021	68.24	17.00	0.40	0.00	14.37	0.00	10.99	14.37	16.09	20.83
WAYN	WAYNE SAVINGS BANCSHARES	395,058	38,952	84.04	7.52	0.75	0.00	8.97	(0.07)	3.27	8.97	8.78	14.36
PBSK	POAGE BANKSHARES	366,741	67,865	79.51	4.16	0.72	0.00	15.62	0.09	7.70	15.62	15.31	24.36
BYBK	BAY BANCORP	423,270	67,859	74.83	10.59	0.77	0.00	13.82	0.12	2.80	13.82	13.75	16.58
UCBA	UNITED COMMUNITY BANCORP	446,302	61,368	84.56	2.90	0.45	0.00	12.09	(0.04)	6.13	12.09	11.40	22.68
ESBK	ELMIRA SAVINGS BANK	506,713	54,772	78.69	12.92	0.95	1.73	8.03	0.07	0.62	9.75	8.05	13.55
HMNF	HMN FINANCIAL	567,336	74,565	87.83	0.00	0.55	0.00	11.62	(0.03)	2.99	11.62	11.46	15.35
SVBI	SEVERN BANCORP	675,479	86,456	68.92	15.55	1.48	3.50	7.85	0.00	1.31	11.35	14.83	20.83

	Average	424,455	57,612	79.81	7.55	0.70	0.52	11.51	0.01	3.66	12.04	12.25	17.70
	Median	409,164	60,695	81.78	5.85	0.64	0.00	11.77	(0.00)	3.13	11.77	11.59	15.97
	High	675,479	86,456	87.83	17.00	1.48	3.50	15.62	0.12	10.99	15.62	16.09	24.36
	Low	195,991	26,518	68.24	0.00	0.36	0.00	7.85	(0.07)	(4.80)	8.97	8.05	13.55

ALL THRIFTS (164)
	Average	1,243,221	167,537	76.27	10.48	0.83	0.11	11.90	(0.07)	5.74	12.01	11.39	18.33

MIDWEST THRIFTS (52)
	Average	668,313	93,632	78.45	8.93	0.88	0.04	11.77	(0.01)	5.50	11.81	11.33	18.97

ILLINOIS THRIFTS (14)
	Average	275,933	38,916	83.55	4.65	0.91	0.00	11.11	0.06	4.14	11.11	10.34	19.38

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-lnt. Income	Total Non-lnt. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income

SUBJECT

OTTAWA BANCORP, INC.		8,029	874	7,155	225	15,941	1,287	6,986	1,231	344	886	827

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	7,965	1,169	6,796	(547)	0	2,204	7,222	2,325	833	1,492	1,501
CFBK	CENTRAL FEDERAL CORP	12,414	2,430	9,984	250	(12)	1,273	9,293	1,702	(1,396)	3,098	3,110
WBKC	WOLVERINE BANCORP	15,821	3,450	12,371	800	0	1,045	7,493	5,123	1,804	3,319	3,319
WAYN	WAYNE SAVINGS BANCSHARES	14,570	1,999	12,571	1,175	0	1,689	10,805	2,280	488	1,792	1,881
PBSK	POAGE BANKSHARES	19,103	2,133	16,970	514	14	2,873	14,609	4,734	1,454	3,280	3,323
BYBK	BAY BANCORP	23,210	1,827	21,383	1,143	290	4,865	22,114	3,281	1,208	2,073	2,034
UCBA	UNITED COMMUNITY BANCORP	15,613	2,347	13,266	(303)	(319)	4,126	13,542	3,834	594	3,240	3,455
ESBK	ELMIRA SAVINGS BANK	20,734	5,100	15,634	630	284	5,118	14,604	5,802	1,675	4,122	3,917
HMNF	HMN FINANCIAL	21,511	937	20,574	(164)	6	6,749	21,716	5,777	2,148	3,629	3,763
SVBI	SEVERN BANCORP	31,153	8,992	22,161	(280)	0	6,154	23,971	4,624	89	4,535	4,761

	Average	18,209	3,038	15,171	322	26	3,610	14,537	3,948	890	3,058	3,106
	Median	17,462	2,240	14,450	382	0	3,500	14,073	4,229	1,021	3,260	3,321
	High	31,153	8,992	22,161	1,175	290	6,749	23,971	5,802	2,148	4,535	4,761
	Low	7,965	937	6,796	(547)	(319)	1,045	7,222	1,702	(1,396)	1,492	1,501

ALL THRIFTS (164)
	Average	47,232	8,538	38,694	595	181	14,294	36,611	15,964	4,349	11,589	11,339

MIDWEST THRIFTS (52)
	Average	23,921	3,654	20,266	(756)	83	15,319	25,981	10,443	1,236	9,208	9,173

ILLINOIS THRIFTS (14)
	Average	10,650	1,222	9,428	(72)	72	4,319	11,181	2,709	879	1,829	1,770

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-lnt. Income	Total Non-lnt. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income

SUBJECT

OTTAWA BANCORP, INC.		3.67	0.40	3.27	0.10	7.29	0.59	3.20	0.56	0.16	0.41	0.38

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	3.80	0.56	3.24	(0.26)	0.00	1.05	3.44	1.11	0.40	0.71	0.72
CFBK	CENTRAL FEDERAL CORP	3.76	0.74	3.02	0.08	(0.00)	0.39	2.81	0.52	(0.42)	0.94	0.94
WBKC	WOLVERINE BANCORP	4.19	0.91	3.28	0.21	0.00	0.28	1.99	1.36	0.48	0.88	0.88
WAYN	WAYNE SAVINGS BANCSHARES	3.42	0.47	2.95	0.28	0.00	0.40	2.54	0.54	0.11	0.42	0.44
PBSK	POAGE BANKSHARES	4.50	0.50	4.00	0.12	0.00	0.68	3.44	1.12	0.34	0.77	0.78
BYBK	BAY BANCORP	4.78	0.38	4.40	0.24	0.06	1.00	4.55	0.68	0.25	0.43	0.42
UCBA	UNITED COMMUNITY BANCORP	3.08	0.46	2.61	(0.06)	(0.06)	0.81	2.67	0.76	0.12	0.64	0.68
ESBK	ELMIRA SAVINGS BANK	3.74	0.92	2.82	0.11	0.05	0.92	2.64	1.05	0.30	0.74	0.71
HMNF	HMN FINANCIAL	3.53	0.15	3.38	(0.03)	0.00	1.11	3.57	0.95	0.35	0.60	0.62
SVBI	SEVERN BANCORP	4.05	1.17	2.88	(0.04)	0.00	0.80	3.12	0.60	0.01	0.59	0.62

	Average	3.89	0.63	3.26	0.07	0.00	0.74	3.08	0.87	0.19	0.67	0.68
	Median	3.78	0.53	3.13	0.09	0.00	0.81	2.96	0.85	0.28	0.68	0.70
	High	4.78	1.17	4.40	0.28	0.06	1.11	4.55	1.36	0.48	0.94	0.94
	Low	3.08	0.15	2.61	(0.26)	(0.06)	0.28	1.99	0.52	(0.42)	0.42	0.42

ALL THRIFTS (164)
	Average	3.74	0.56	3.17	0.05	0.02	0.88	3.04	0.99	0.24	0.89	0.87

MIDWEST THRIFTS (52)
	Average	3.62	0.52	3.10	0.03	0.01	0.97	3.08	0.99	0.17	0.71	0.72

ILLINOIS THRIFTS (14)
	Average	3.39	0.47	2.92	0.02	0.02	0.86	3.18	0.67	0.20	0.47	0.42

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
OTTAWA BANCORP, INC.		4.01	0.50	3.50	3.57	0.41	2.91	0.38	2.71

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	4.03	0.73	3.29	3.43	0.71	5.63	0.72	6.60
CFBK	CENTRAL FEDERAL CORP	3.88	0.98	2.89	3.12	0.94	8.21	0.94	8.60
WBKC	WOLVERINE BANCORP	4.33	1.19	3.14	3.38	0.88	5.53	0.88	5.51
WAYN	WAYNE SAVINGS BANCSHARES	3.64	0.58	3.06	3.14	0.42	4.60	0.44	4.84
PBSK	POAGE BANKSHARES	4.84	0.70	4.14	4.30	0.77	4.83	0.78	5.00
BYBK	BAY BANCORP	5.12	0.57	4.55	4.72	0.43	3.05	0.42	3.02
UCBA	UNITED COMMUNITY BANCORP	3.30	0.58	2.72	2.81	0.64	5.28	0.68	5.46
ESBK	ELMIRA SAVINGS BANK	4.14	1.19	2.95	3.13	0.74	7.53	0.71	7.11
HMNF	HMN FINANCIAL	3.64	0.24	3.40	3.48	0.60	4.87	0.62	5.07
SVBI	SEVERN BANCORP	4.38	1.40	2.99	3.12	0.59	5.25	0.62	5.59

	Average	4.13	0.82	3.31	3.46	0.67	5.48	0.68	5.68
	Median	4.08	0.72	3.10	3.26	0.68	5.27	0.70	5.49
	High	5.12	1.40	4.55	4.72	0.94	8.21	0.94	8.60
	Low	3.30	0.24	2.72	2.81	0.42	3.05	0.42	3.02

ALL THRIFTS (164)
	Average	4.03	0.73	3.30	3.43	0.89	7.43	0.87	7.27

MIDWEST THRIFTS (52)
	Average	3.91	0.66	3.24	3.35	0.71	5.95	0.72	6.38

ILLINOIS THRIFTS (14)
	Average	3.68	0.58	3.09	3.17	0.47	4.26	0.42	4.25

*	Based on average interest-earning assets.

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/	Reserves/	Chargeoffs/	Provisions/
		Gross	NPA	Average	Net	Effective
		Loans		Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

OTTAWA BANCORP, INC.		1.49	41.09	0.36	43.30	27.99

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	1.45	110.04	(0.10)	NM	35.83
CFBK	CENTRAL FEDERAL CORP	2.17	204.45	(0.07)	NM	NM
WBKC	WOLVERINE BANCORP	3.09	151.05	(0.52)	(35.05)	35.21
WAYN	WAYNE SAVINGS BANCSHARES	0.96	145.12	0.02	611.76	21.40
PBSK	POAGE BANKSHARES	0.59	31.99	0.23	15.76	30.71
BYBK	BAY BANCORP	0.44	18.28	0.11	236.61	36.82
UCBA	UNITED COMMUNITY BANCORP	1.79	86.90	0.60	11.25	15.49
ESBK	ELMIRA SAVINGS BANK	0.90	83.92	0.18	132.35	28.87
HMNF	HMN FINANCIAL	2.02	140.08	(0.73)	(8.84)	37.18
SVBI	SEVERN BANCORP	1.40	83.95	(0.36)	87.59	1.92

	Average	1.48	105.58	(0.06)	131.43	27.05
	Median	1.43	98.47	(0.03)	51.68	30.71
	High	3.09	204.45	0.60	611.76	37.18
	Low	0.44	18.28	(0.73)	(35.05)	1.92

ALL THRIFTS (164)
	Average	1.17	114.03	0.04	425.41	29.71

MIDWEST THRIFTS (52)
	Average	1.27	95.57	0.05	357.21	27.35

ILLINOIS THRIFTS (14)
	Average	1.26	92.25	0.01	275.25	28.85

EXHIBIT 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF MAY 16, 2016

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)

OTTAWA BANCORP, INC.
	Appraised value - midpoint	30,000	10.00	0.25	16.04	39.74	62.58	12.84	64.02	43.31	0.00	0.00	0.00	20.60	0.28	1.37

	Minimum	25,500	10.00	0.31	17.78	32.75	56.37	11.05	57.74	35.59	0.00	0.00	0.00	19.64	0.29	1.50
	Maximum	34,500	10.00	0.21	14.71	47.29	68.12	14.60	69.59	51.69	0.00	0.00	0.00	21.48	0.27	1.25

ALL THRIFTS (163)
	Average	192,016	17.41	1.33	18.40	16.40	106.12	12.76	112.31	18.19	0.66	2.25	47.51	12.02	0.71	6.18
	Median	51,979	15.09	0.81	14.90	15.79	102.20	11.50	108.02	15.25	0.21	1.34	39.54	11.04	0.71	5.51

ILLINOIS THRIFTS (14)
	Average	40,064	13.44	0.70	16.97	54.46	89.78	10.93	91.87	9.55	0.44	2.56	61.98	11.11	0.42	4.25
	Median	25,134	13.06	0.56	14.08	14.84	89.85	12.60	90.20	13.16	0.10	0.88	58.40	11.18	0.46	4.19

COMPARABLE GROUP (10)
	Average	48,492	12.11	0.74	13.51	16.90	86.04	10.41	91.78	16.64	0.28	1.52	24.34	12.04	0.68	5.68
	Median	55,838	12.85	0.67	13.62	17.46	90.45	10.07	94.80	17.39	0.12	0.72	14.46	11.77	0.70	5.49

COMPARABLE GROUP
BYBK	BAY BANCORP	56,089	5.07	0.19	6.13	26.68	82.71	11.42	85.93	27.58	0.00	0.00	0.00	13.82	0.42	3.02
CFBK	CENTRAL FEDERAL CORP	21,312	1.33	0.19	2.36	7.00	56.36	6.13	56.60	6.85	0.00	0.00	0.00	10.86	0.94	8.60
ESBK	ELMIRA SAVINGS BANK	48,914	18.50	1.56	20.72	11.86	89.29	8.71	120.52	12.49	0.92	5.11	58.97	9.75	0.71	7.11
EQFN	EQUITABLE FINANCIAL CORPORATION	26,182	8.44	0.47	8.36	17.96	100.96	12.04	104.84	17.84	0.00	0.00	0.00	11.92	0.72	6.60
HMNF	HMN FINANCIAL	55,588	12.40	0.81	16.63	15.31	74.56	8.66	76.50	14.77	0.00	0.00	0.00	11.62	0.62	5.07
PBSK	POAGE BANKSHARES	62,185	15.75	0.83	17.19	18.98	91.62	14.31	95.80	18.71	0.24	1.45	28.92	15.62	0.78	5.00
SVBI	SEVERN BANCORP	58,213	5.77	0.45	8.57	12.82	67.33	7.64	68.12	12.23	0.00	0.00	0.00	11.35	0.62	5.59
UCBA	UNITED COMMUNITY BANCORP	63,216	14.42	0.70	13.24	20.60	108.91	13.16	115.36	19.34	0.24	1.76	34.29	12.09	0.68	5.46
WAYN	WAYNE SVNGS BANCSHARES	36,998	13.30	0.64	14.00	20.78	95.00	8.52	100.38	19.67	0.36	2.91	56.25	8.97	0.44	4.84
WBKC	WOLVERINE BANCORP	56,219	26.12	1.54	27.89	16.96	93.65	13.46	93.79	16.94	1.00	3.92	64.94	14.37	0.88	5.51

EXHIBIT 47

KELLER & COMPANY
Columbus, Ohio
614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

OTTAWA BANCORP, INC.

Pricing ratios and parameters:

			Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol		Ratios	Average	Median	Average	Median
Price to earnings	P/E		39.74	16.90	17.46	16.40	15.79
Price to core earnings	P/CE		43.31	16.64	17.39	18.19	15.25
Price to book value	P/B	%	62.58	86.04	90.45	106.12	102.20
Price to tangible book value	P/TB	%	64.02	91.78	94.80	112.31	108.02
Price to assets	P/A	%	12.84	10.41	10.07	12.76	11.50

Pre conversion earnings	(Y)		$886,000	For the twelve months ended March 31, 2016
Pre conversion core earnings	(CY)		$827,000	For the twelve months ended March 31, 2016
Pre conversion book value	(B)		$31,040,187	At March 31, 2016
Pre conversion tang. book value	(TB)		$29,962,318	At March 31, 2016
Pre conversion assets	(A)		$216,565,000	At March 31, 2016

Conversion expense	(X)		7.11%	Percent sold		(PCT)	69.10%
ESOP stock purchase	(E)		8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)		0.00%	Est. option value		(OV)	30.50%
ESOP term (yrs.)	(T)		15	Option maturity		(OM)	5
RRP amount	(M)		4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)		5	Price per share		(P)	$10.00
Tax rate	(TAX)		34.00%
Investment rate of return, pretax			1.20%
Investment rate of return, net	(RR)		0.79%

Formulae to indicate value after conversion:

1. P/CE method: Value =	P/CE*CY	=	$30,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	=	$30,000,000
	(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	=	$30,000,000
	(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Exchange Shares Issued	Public Shares Issued	Gross Proceeds of Public Offering	Exchange Ratio	Total Shares Issued	TOTAL VALUE

Midpoint	927,000	2,073,000	$20,730,000	1.0366	3,000,000	$30,000,000

Minimum	787,950	1,762,050	$17,620,500	0.8811	2,550,000	$25,500,000
Maximum	1,066,050	2,383,950	$23,839,500	1.1921	3,450,000	$34,500,000

KELLER & COMPANY	EXHIBIT 48
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

OTTAWA BANCORP, INC.

At the MINIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$17,620,500
Less: Estimated offering expenses	1,417,000

Net offering proceeds	$16,203,500

2. Generation of Additional Income
Net offering proceeds	$16,203,500
Less: Stock-based benefit plans (2)	2,114,460
Plus: MHC assets reinvested	128,000

Net offering proceeds invested	$14,217,040

Investment rate, after taxes	0.79%

Earnings increase - return on proceeds invested	$112,599
Less: Amortization of prior ESOP borrowings, net of taxes	6,265
Less: Amortization of ESOP borrowings, net of taxes	62,024
Less: Stock-based incentive plan expense, net of taxes	93,036
Less: Option expense, net of applicable taxes	98,349

Net earnings increase (decrease)	$(147,075)

3. Comparative Pro Forma Earnings

	Net	Core

Before conversion - twelve months ended 3/31/16	$886,000	$827,000
Net earnings increase (decrease)	(147,075)	(147,075)

After conversion	$738,925	$679,925

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/16	$31,040,187	$29,962,318
Net cash conversion proceeds	14,217,040	14,217,040
Plus: MHC assets reinvested	128,000	128,000

After conversion	$45,385,227	$44,307,358

5. Comparative Pro Forma Assets

Before conversion - 3/31/16	$216,565,000
Net cash conversion proceeds	14,217,040
Plus: MHC assets reinvested	128,000

After conversion	$230,910,040

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY	EXHIBIT 49
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

OTTAWA BANCORP, INC.

At the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$20,730,000
Less: Estimated offering expenses	1,473,000

Net offering proceeds	$19,257,000

2. Generation of Additional Income
Net offering proceeds	$19,257,000
Less: Stock-based benefit plans (2)	2,487,600
Plus: MHC assets reinvested	128,000

Net offering proceeds invested	$16,897,400

Investment rate, after taxes	0.79%

Earnings increase - return on proceeds invested	$133,827
Less: Amortization of prior ESOP borrowings, net of taxes	6,265
Less: Amortization of ESOP borrowings, net of taxes	72,970
Less: Stock-based incentive plan expense, net of taxes	109,454
Less: Option expense, net of applicable taxes	115,704

Net earnings increase (decrease)	$(170,566)

3. Comparative Pro Forma Earnings

	Regular	Core

Before conversion - twelve months ended 3/31/16	$886,000	$827,000
Net earnings increase	(170,566)	(170,566)

After conversion	$715,434	$656,434

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/16	$31,040,187	$29,962,318
Net cash conversion proceeds	16,897,400	16,897,400
Plus: MHC assets reinvested	128,000	128,000

After conversion	$48,065,587	$46,987,718

5. Comparative Pro Forma Assets

Before conversion - 3/31/16	$216,565,000
Net cash conversion proceeds	16,897,400
Plus: MHC assets reinvested	128,000

After conversion	$233,590,400

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY	EXHIBIT 50
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

OTTAWA BANCORP, INC.

At the MAXIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$23,839,500
Less: Estimated offering expenses	1,529,000

Net offering proceeds	$22,310,500

2. Generation of Additional Income
Net offering proceeds	$22,310,500
Less: Stock-based benefit plans (2)	2,860,740
Plus: MHC assets reinvested	128,000

Net offering proceeds invested	$19,577,760

Investment rate, after taxes	0.79%

Earnings increase - return on proceeds invested	$155,056
Less: Amortization of prior ESOP borrowings, net of taxes	6,265
Less: Amortization of ESOP borrowings, net of taxes	83,915
Less: Stock-based incentive plan expense, net of taxes	125,873
Less: Option expense, net of applicable taxes	133,060

Net earnings increase (decrease)	$(194,057)

3. Comparative Pro Forma Earnings

	Regular	Core

Before conversion - twelve months ended 3/31/16	$886,000	$827,000
Net earnings increase	(194,057)	(194,057)

After conversion	$691,943	$632,943

4. Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/16	$31,040,187	$29,962,318
Net cash conversion proceeds	19,577,760	19,577,760
Plus: MHC assets reinvested	128,000	128,000

After conversion	$50,745,947	$49,668,078

5. Comparative Pro Forma Assets

Before conversion - 3/31/16	$216,565,000
Net cash conversion proceeds	19,577,760
Plus: MHC assets reinvested	128,000

After conversion	$236,270,760

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans
(3)	ESOP and RRP are omitted from net worth.

KELLER & COMPANY	EXHIBIT 51

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

OTTAWA BANCORP, INC.

			Premium or (discount) from comparable group.
	Ottawa Bancorp, Inc.		Average	Median

Midpoint:
Price/earnings	39.74 x		135.15%	127.61%
Price/book value	62.58	% *	-27.27%	-30.81%
Price/assets	12.84%		23.34%	27.51%
Price/tangible book value	64.02%		-30.25%	-32.47%
Price/core earnings	43.31 x		160.28%	149.05%

Minimum of range:
Price/earnings	32.75 x		93.79%	87.57%
Price/book value	56.37	% *	-34.48%	-37.68%
Price/assets	11.05%		6.15%	9.73%
Price/tangible book value	57.74%		-37.09%	-39.09%
Price/core earnings	35.59 x		113.88%	104.66%

Maximum of range:
Price/earnings	47.29 x		179.82%	170.85%
Price/book value	68.12	% *	-20.83%	-24.69%
Price/assets	14.60%		40.25%	44.99%
Price/tangible book value	65.59%		-28.54%	-30.81%
Price/core earnings	51.69 x		210.64%	197.24%

*	Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading thrift conversion appraisal firms in the United States. We have on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States and daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations. We are an affiliate member of numerous trade organizations including the American Bankers Association and America’s Community Bankers.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser
May 23, 2016
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Ottawa Savings Bank, in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 23rd day of May 2016.

NOTARY PUBLIC